EXHIBIT 10.1

Execution Version

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

Dated as of January 28, 2022

by and among

BROADSTONE NET LEASE, LLC,

as Borrower,

BROADSTONE NET LEASE, INC.

as Parent,

The financial institutions party hereto
and their assignees under Section 13.6,

as Lenders,

BANK OF MONTREAL
and
manufacturers and traders trust company,

as Co-Syndication Agents,

TRUIST BANK,
CAPITAL ONE, NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION, REGIONS BANK,
and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents,

and
JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
BMO CAPITAL MARKETS CORP.
and
manufacturers and traders trust company

as Joint Lead Arrangers and Joint Bookrunners

capital one, national association
and
TRUIST SECURITIES, inc.,

as Joint Lead Arrangers

DB1/ 126519511.7

- i -

DB1/ 126519511.7

- ii -

DB1/ 126519511.7

- iii -

DB1/ 126519511.7

SCHEDULE I Commitments

SCHEDULE 1.1 List of Loan Parties

SCHEDULE 2.3 Existing Letters of Credit

SCHEDULE 7.1(b) Ownership Structure

SCHEDULE 7.1(f) Properties

SCHEDULE 7.1(g) Indebtedness and Guaranties

SCHEDULE 7.1(h) Material Contracts

SCHEDULE 7.1(i) Litigation

SCHEDULE 7.1(r) Affiliate Transactions

EXHIBIT A Form of Assignment and Assumption Agreement

EXHIBIT B Intentionally Omitted

EXHIBIT C Form of Guaranty

EXHIBIT D Form of Notice of Continuation

EXHIBIT E Form of Notice of Conversion

EXHIBIT F-1 Form of Revolving Note

EXHIBIT G Form of Compliance Certificate

EXHIBIT H Form of Notice of Revolving Loans Borrowing

EXHIBIT I [Reserved]

EXHIBIT J [Reserved]

EXHIBIT K Form of Tax Compliance Certificates

- iv -

DB1/ 126519511.7

THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”) dated as of January 28, 2022 by and among BROADSTONE NET LEASE, LLC a limited liability company formed under the laws of the State of New York (the “Borrower”), BROADSTONE NET LEASE, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 13.6 (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”), BANK OF MONTREAL and MANUFACTURERS AND TRADERS TRUST COMPANY, as co-Syndication Agents (the “Syndication Agents”), and TRUIST BANK, CAPITAL ONE, NATIONAL ASSOCIATION, REGIONS BANK, and U.S. BANK NATIONAL ASSOCIATION, as co-Documentation Agents (the “Documentation Agents”) and with JPMORGAN CHASE BANK, N.A., BMO CAPITAL MARKETS CORP. and MANUFACTURERS AND TRADERS TRUST COMPANY, as Joint Lead Arrangers and Joint Bookrunners and CAPITAL ONE, NATIONAL ASSOCIATION and TRUIST SECURITIES, INC., as Joint Lead Arrangers (in such capacities, the “Joint Lead Arrangers”).

WHEREAS, the Borrower, the Parent, the Administrative Agent, certain of the Lenders and certain other financial institutions are parties to a Revolving Credit Agreement dated as of September 4, 2020 (the “Existing Revolving Credit Agreement”), pursuant to which the lenders party thereto provide a revolving credit facility to the Borrower.

WHEREAS, the Administrative Agent, the Issuing Bank, and the Lenders desire to amend and restate the Existing Revolving Credit Agreement in order to make available to the Borrower a revolving credit facility in the initial amount of $1,000,000,000, which will include a $20,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree to amend and restate the Existing Revolving Credit Agreement in its entirety as follows:

Article I. Definitions

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 5.1(b).

“Additional Term Loan” has the meaning given that term in Section 2.14.

“Adjusted CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, (a) the CDOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326% and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so

DB1/ 126519511.7

determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EBITDA” means, for any given period, (a) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for such period, minus (b) Reserves for Replacements in respect of Properties that are subject to a Tenant Lease that is not a Triple Net Lease.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A, (or any of its designated branch offices or affiliates) as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 12.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 5.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreement” has the meaning given that term in the introductory paragraph hereof.

“Agreement Date” means the date as of which this Agreement is dated.

“Alternative Currency” means Sterling, Euros, Canadian Dollars and any additional currencies determined after the Effective Date by mutual agreement of the Borrower, Lenders, and Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Alternative Currency Sublimit” means an amount equal to 50% the total amount of the Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Commitments hereunder.

DB1/ 126519511.7

“Ancillary Document” has the meaning assigned to it in Section 13.14(b).

“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Facility Fee” means the per annum percentage set forth in the table below corresponding to the Level at which the Applicable Margin is determined in accordance with the definition thereof:

Level	Facility Fee
I	0.125%
II	0.150%
III	0.200%
IV	0.250%
V	0.300%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.5(c).

“Applicable Law” means all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the percentage rates set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls. As of the Agreement Date, the Applicable Margin is determined based on Level III. Any change in the Borrower’s Credit Rating which would cause the Applicable Margin to be determined based on a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 9.4(r) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed. The Applicable Margin shall be determined based upon the Credit Ratings given to the Borrower by S&P, Moody’s and Fitch, as follows: If the Borrower has two Credit Ratings, then the Applicable Margin will be determined based on the Level corresponding to the highest such Credit Rating (with Level I being the highest and Level V being the lowest) unless the difference between the highest Credit Rating and the lowest Credit Rating is two or more Levels, in which case the Applicable Margin will be determined based on the Level that is one Level below the Level corresponding to the highest Credit Rating. If at any time the Borrower has three (3) Credit Ratings, and such Credit Ratings are split, then: (A) if the difference between the highest and the lowest such Credit Ratings is one Level (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Margin shall be determined based on the Level

DB1/ 126519511.7

corresponding to the highest such Credit Rating; and (B) if the difference between such Credit Ratings is two Levels (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Margin shall be determined based on the Level corresponding to the average of the two (2) highest Credit Ratings, provided that if such average is not a recognized rating category, then the Applicable Margin shall be determined based on the Level that would be applicable if the second highest Credit Rating of the three were used. If the Borrower has only one of such Credit Ratings (and such Credit Rating is from Moody’s or S&P), then then the Applicable Margin will be determined based on such Credit Rating. If the Borrower has neither a Credit Rating from Moody’s nor S&P, then then the Applicable Margin will be determined based on Level V. The provisions of this definition shall be subject to Section 2.5(c).

Level	Borrower’s Credit Rating S&P/Moody’s	Applicable Margin for Revolving Loans that are Term Benchmark Loans or RFR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans
I	A-/A3 or better	0.725%	0.000%
II	BBB+/Baa1	0.775%	0.000%
III	BBB/Baa2	0.850%	0.000%
IV	BBB-/Baa3	1.050%	0.050%
V	Lower than BBB-/Baa3 or unrated	1.400%	0.400%

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning given that term in Section 9.5.

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 5.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

DB1/ 126519511.7

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 5.2(b) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 5.2(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Base Rate Loan” means a Loan (or any portion thereof) bearing interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 5.2.

“Benchmark Replacement” means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

DB1/ 126519511.7

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent in consultation with the Borrower determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2)

DB1/ 126519511.7

with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.2.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be reasonably acceptable to the Administrative Agent and each requesting Lender, as applicable.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

DB1/ 126519511.7

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5(c).

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Canadian Dollars and in relation to the calculation or computation of CDOR, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, (c) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (d) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.

“CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate.

DB1/ 126519511.7

“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto local time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest). If the CDOR Screen Rate shall be less than 0%, the CDOR Screen Rate shall be deemed to be 0% for purposes of this Agreement.

“Capitalization Rate” means 6.75%.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use property) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or the Revolving Lenders, as collateral for Letter of Credit Liabilities or obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940 which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the

DB1/ 126519511.7

Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Class” (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Commitment or a New Term Loan Commitment (if any), (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan or a New Term Loan (if any) and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Commitment” means, as to any Lender, such Lender’s Revolving Commitment.

“Compliance Certificate” has the meaning given that term in Section 9.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Tangible Assets” means, at any time of determination, the total assets of the Parent and its Subsidiaries (excluding (i) any assets that would be classified as “intangible assets” under GAAP and (ii) depreciation and amortization) on a consolidated basis as of the end of the most recent fiscal quarter

DB1/ 126519511.7

for which financial statements of the Parent are available, less all write-ups subsequent to the Effective Date in the book value of any asset.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a Term Benchmark Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 13.22.

“Credit Event” means any of the following: (a) the making (or deemed making pursuant to Section 2.3(e) of any Loan and (b) the issuance of a Letter of Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Credit Party” means the Administrative Agent, the Issuing Bank and each Lender.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change

DB1/ 126519511.7

in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 11.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 3.9(f), any Lender that (a) has failed to (i) fund all or any portion of a Loan to be made by it within 2 Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including, with respect to a Revolving Lender, in respect of its participation in Letters of Credit) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent, the Issuing Bank or the Borrower, to confirm in writing to the Administrative Agent, the Issuing Bank and the Borrower that it will comply with its prospective funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, the Issuing Bank’s and the Borrower’s receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, and each other Lender.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

DB1/ 126519511.7

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, or any Affiliate of any of them).

“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of 80.0% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. The term “Development Property” shall include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions: (i) it is to be (but has not yet been) acquired by the Borrower, any Subsidiary of the Borrower or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is Guaranteed by, or is otherwise recourse to, the Borrower, any Subsidiary or any Unconsolidated Affiliate. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80.0%.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for

DB1/ 126519511.7

the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as reasonably determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for any period and without duplication, the sum of (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense and franchise tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of operating Properties; (v) equity in net income (loss) of its Unconsolidated Affiliates; and (vi) non-cash expenses related to mark to market exposure under Derivatives Contracts; plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 6.1 shall have been fulfilled or waived by all of the Lenders.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

DB1/ 126519511.7

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is owned in fee simple, or leased under a Ground Lease, by the Borrower or a Wholly Owned Subsidiary of the Borrower; (b) such Property is located (x) in a State of the United States of America, in the District of Columbia, in Puerto Rico or in Canada or (y) in the countries of United Kingdom, Ireland, Germany, France, Spain, Italy, Netherlands, Belgium, Switzerland or Luxembourg; provided that the Properties qualifying as Eligible Properties pursuant to this clause (b)(y) shall not exceed 25% of Total Unencumbered Eligible Property Value; (c) regardless of whether such Property is owned by the Borrower or a Subsidiary of the Borrower, the Borrower has the right directly, or indirectly through a Subsidiary of the Borrower, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property; (d) no tenant of such Property is (i) subject to any proceeding under Debtor Relief Laws or (ii) more than 60 days past due on any rental obligation to the Borrower or any of its Subsidiaries in respect of such Property; (e) such Property shall be leased to a tenant pursuant to a net lease; (f) such Property is not a Development Property and has been developed for (i) retail, industrial, healthcare, restaurant, manufacturing, distribution or office use, or (ii) other use permitted under Parent’s internally approved property selection investment criteria; provided that Properties qualifying as an Eligible Property pursuant to this clause (f)(ii) shall not exceed 10% of Total Unencumbered Eligible Property Value; (g) neither such Property, nor if such Property is owned by a Wholly Owned Subsidiary of the Borrower, any of the Borrower’s direct or indirect ownership interest in such Wholly Owned Subsidiary, is subject to (i) any Lien other than Permitted Liens (other than Permitted Liens described under clauses (f) – (k) of the definition thereof) or (ii) any Negative Pledge other than a Permitted Negative Pledge; and (h) such Property is free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or matters which are not individually or collectively material to the profitable operation of such Property.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean‑up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

DB1/ 126519511.7

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be

DB1/ 126519511.7

available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Event of Default” means any of the events specified in Section 11.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Exchange Act” has the meaning given that term in Section 11.1(l)(i).

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets that are or are to become collateral for any Secured Indebtedness that is Nonrecourse Indebtedness of such Subsidiary and (b) that is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument, or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6) or (ii) such Recipient (if such Recipient is a Lender) changes its lending office, except in each case to the extent that, pursuant to Section 3.10, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10(g) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Revolving Credit and Term Loan Agreement dated as of June 23, 2017, by and among the Borrower, the Parent, the lenders party thereto, Manufacturers and Traders Trust Company, as administrative agent and the other parties thereto.

“Existing Letter of Credit” means each letter of credit issued prior to the Effective Date by a Person that shall be an Issuing Bank and listed on Schedule 2.3.

“Existing Revolving Credit Agreement” has the meaning given that term in the recitals.

“Existing Term Loan Agreements” means (x) the Term Loan Agreement dated as of February 27, 2019 (the “2019 CapOne Term Loan Agreement”) by and among the Borrower, the Parent, Capital One, National Association, as administrative agent, and the lenders party thereto, as the same may be amended, extended, supplemented, restated, refinanced or replaced in writing from time to time, so long as it contains restrictions on encumbering assets and other material actions of the Loan Parties that are no more restrictive than those restrictions contained in the Loan Documents, and (y) the Term Loan Agreement dated as of February 7, 2020 (the “2020 Term Loan Agreement”) by and among the Borrower, the Parent, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, as the same may be amended, extended, supplemented, restated, refinanced or replaced in writing from time to time, so long as it contains restrictions on encumbering assets and other material actions of the Loan Parties that are no more restrictive than those restrictions contained in the Loan Documents.

DB1/ 126519511.7

“Extension Request” has the meaning given that term in Section 2.13.

“Facility Increase” has the meaning assigned to such term in Section 2.16.

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“FCA” has the meaning assigned to such term in Section 1.4.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means, collectively, those certain fee letters dated as of January 12, 2022, by and among the Borrower, the Lead Arrangers, JPMorgan and the other parties thereto.

“Fees” means the fees and commissions provided for or referred to in Section 3.5 and any other fees payable by the Borrower hereunder, under the Fee Letter, or under any other Loan Document.

“Financial Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, the chief financial officer, the chief accounting officer, the chief operating officer, if any, and the vice president of finance or capital markets of the Parent, the Borrower or such Subsidiary.

“Fitch” means Fitch, Inc. and its successors.

“Fixed Charges” means, with respect to a Person and for a given period, the sum, without duplication, of (a) the Interest Expense of such Person for such period, plus (b) the aggregate of all scheduled principal payments on Indebtedness made by such Person (including the Ownership Shares of such payments made by any Unconsolidated Affiliate of such Person) during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate of all Preferred Dividends paid or accrued by such Person (including the Ownership Share of

DB1/ 126519511.7

such dividends paid or accrued by any Unconsolidated Affiliate of such Person) on any Preferred Equity during such period.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted CDOR Rate each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, Adjusted CDOR Rate, each Adjusted Daily Simple RFR and the Central Bank Rate shall be 0%.

“Foreign Lender” means any Lender that is a resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, that is a Revolving Lender, with respect to the Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank, any supra-national bodies such as the European Union or the European Central Bank, or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (inclusive of any unexercised extension options) of 30 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability

DB1/ 126519511.7

to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and shall in any event include the Parent.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 6.1 or Section 8.12 and substantially in the form of Exhibit C.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP toxicity”, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Increased Amount Date” has the meaning assigned to such term in Section 2.16.

“Incremental Commitments” has the meaning assigned to such term in Section 2.16.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect

DB1/ 126519511.7

of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person which would be included as a liability on the balance sheet of such Person in accordance with GAAP in respect of any purchase obligation (but excluding obligations to purchase real estate entered into in the ordinary course of business), repurchase obligation, takeout commitment (but excluding commitments to fund construction or purchase real estate upon completion of construction in the ordinary course of business) or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivative Contract not entered into as a hedge against interest rate risk in respect of existing Indebtedness (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability and contingent guarantees the conditions for which have not accrued) or (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

“Indemnifiable Amount” has the meaning given that term in Section 12.6.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Parent, the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnitee” has the meaning given that term in Section 13.10(a).

“Information” has the meaning given that term in Section 13.9.

“Intellectual Property” has the meaning given that term in Section 7.1(s).

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (including, without limitation, capitalized interest expense (other than capitalized interest funded from a construction loan interest reserve account held by another lender and not included in the calculation of cash for balance sheet reporting purposes) and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a), such Person’s Ownership Share of all paid, accrued or capitalized interest expense for such period of Unconsolidated Affiliates of such Person.

DB1/ 126519511.7

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and the Revolving Termination Date, (b) with respect to any RFR Loan denominated in Sterling, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Revolving Termination Date, (c) with respect to any RFR Loan denominated in Dollars, the fifth (5th) Business Day of each calendar month for interest accrued during the preceding month and the Revolving Termination Date, and (d) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Revolving Termination Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or (except for Loans bearing interest at the CDOR Rate) six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 5.2 shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means JPMorgan Chase Bank, N.A. and any other Lender that agrees to act as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided

DB1/ 126519511.7

in Section 2.3. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” in connection with a Letter of Credit or other matter shall be deemed to be a reference to the relevant Issuing Bank with respect thereto.

“JPMorgan” means JPMorgan Chase Bank, N.A, and its successors and assigns.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3(a).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Revolving Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective permitted successors and permitted assigns.

“Lender-Related Person” has the meaning given that term in Section 13.10(b).

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Revolving Lenders, and under the sole dominion and control of the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of

DB1/ 126519511.7

all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Lender (other than the Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3 in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any unauthorized filing or precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.

“Loan” means a Revolving Loan or any New Term Loan, and “Loans” means the Revolving Loans and the New Term Loans (if any).

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document, the Fee Letter and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Borrower, the Parent and any other Guarantor. Schedule 1.1 sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in the case of each of clauses (a) through (c) each case on or prior to the latest Termination Date for any Class of Loans.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or other transaction and whether in one or more related transactions) by the Borrower or any Subsidiary in which

DB1/ 126519511.7

the purchase price of the assets acquired exceeds 10.0% of the Total Market Value of the Parent, the Borrower and its other Subsidiaries determined under GAAP as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent, the Borrower or any other Loan Party, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any of this Agreement, the Guaranty or any other material Loan Document or (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” has the meaning given such term in Section 11.1(d).

“Maximum Increase Amount” has the meaning assigned to such term in Section 2.16.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or another Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds from rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to, property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and

DB1/ 126519511.7

general and administrative expenses minus (c) the actual property management fee paid during such period with respect to such Property.

“New Revolving Commitments” has the meaning assigned to such term in Section 2.16.

“New Revolving Lender” has the meaning assigned to such term in Section 2.16.

“New Revolving Loan” has the meaning assigned to such term in Section 2.16.

“New Term Loan Commitments” has the meaning assigned to such term in Section 2.16.

“New Term Loan” has the meaning assigned to such term in Section 2.16.

“New Term Loan Lender” has the meaning assigned to such term in Section 2.16.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 13.7 and (b) has been approved by the Requisite Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person (a) Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness and (b) if such Person is a Single Asset Entity, any Indebtedness of such Person. For the avoidance of doubt, the parties confirm that Indebtedness of a Subsidiary that constitutes Nonrecourse Indebtedness shall not be considered to be Nonrecourse Indebtedness to the extent such Indebtedness is Guaranteed by the Parent or another Subsidiary of the Parent that is not an Excluded Subsidiary (except for any Guarantee of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability).

“Note” means a Revolving Note, and “Notes” means the Revolving Notes.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9 evidencing the Borrower’s request for the Continuation of a Term Benchmark Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10 evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Revolving Loans Borrowing” means a notice in the form of Exhibit H to be delivered to the Administrative Agent pursuant to Section 2.1(b) evidencing the Borrower’s request for the borrowing of Revolving Loans.

“NYFRB” means the Federal Reserve Bank of New York.

DB1/ 126519511.7

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) net rentable square footage of such Property actually occupied by non-Affiliate tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (b) the aggregate net rentable square footage of such Property. For purposes of this definition, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovations, repairs or other temporary reason.

“Off-Balance Sheet Obligation” means liabilities and obligations of the Parent, the Borrower or any Subsidiary in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10 Q or Form 10 K (or their equivalents) which the Parent is required to file with the SEC.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6).

DB1/ 126519511.7

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 13.6(d).

“Participant Register” has the meaning given that term in Section 13.6(d).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Payment” has the meaning assigned to it in Section 12.5(c).

“Payment Notice” has the meaning assigned to it Section 12.5(c).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or property owner association of similar entity or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in the case of clauses (a)(i) and (a)(ii), are not at the time required to be paid or discharged under Section 8.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of covenants, conditions, easements, zoning restrictions, rights of way, encroachments, variations, rights or restrictions

DB1/ 126519511.7

on use, and similar encumbrances (and, with respect to leasehold interests (other than leasehold interests in Eligible Properties), mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or impair the intended use thereof in any material respects and such title defects which may constitute Liens and are expressly permitted to exist with respect to an Eligible Property in accordance with clause (h) of the definition thereof; (d) leases, subleases or non-exclusive licenses granted to others not materially interfering with the ordinary conduct of business of such Person and otherwise permitted by the terms hereof; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Issuing Bank and the Lenders; (f) Liens securing judgments not constituting an Event of Default under Section 11.1(h); (g) Liens on assets to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (h) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries; (i) licenses and sublicenses of Intellectual Property granted in the ordinary course of business and not interfering in any material respect with the business of such Person; (j) Liens on insurance policies and proceeds thereof incurred in the ordinary course of business to secure premiums thereunder; and (k) other Liens on assets of the Loan Parties to the extent not otherwise included in paragraphs (a) through (j) of this definition securing Indebtedness or other obligations in an aggregate amount not to exceed $2,500,000 at any time outstanding.

“Permitted Negative Pledge” means a Negative Pledge contained in any agreement that evidences Indebtedness that is not Secured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or no more restrictive than, those restrictions contained in the Loan Documents.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Post-Default Rate” means, in respect of any principal of any Class of Loans, the rate otherwise applicable to such Class of Loans plus an additional two percent (2.0%) per annum, with respect to fees payable under Section 3.5(d), the rate otherwise applicable plus an additional two percent (2.0%) per annum, and with respect to any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus two percent (2.0%).

DB1/ 126519511.7

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity issued by the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Office” means the office of the Administrative Agent located at 10 South Dearborn, Floor L2S, Chicago, IL 60603-2300, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the aggregate amount of such Lender’s Commitments plus (ii) the aggregate amount of such Lender’s outstanding New Term Loans (if any) to (b)(i) the aggregate amount of the Commitments of all Lenders plus (ii) the aggregate principal amount of all outstanding New Term Loans (if any); provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Loans, and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Loans and Letter of Credit Liabilities of all Lenders as of such date. If at the time of determination the Commitments have terminated and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which any Loans and/or Letters of Credit Liabilities were outstanding. For purpose of this definition, a Revolving Lender shall be deemed to hold a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Property” means a parcel (or group of related parcels) of real property owned or leased by the Borrower, any Subsidiary or any Unconsolidated Affiliate.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 13.22.

DB1/ 126519511.7

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or Fitch.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if the RFR for such Benchmark is Daily Simple SOFR, then the next Business Day after such setting, or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, or SONIA, the time determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower.

“Register” has the meaning given that term in Section 13.6(c).

“Regulatory Change” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or (c) compliance by any Lender (or, for purposes of Section 5.1(a), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted, issued or implemented.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, shareholders, directors, officers, employees, agents, counsel, other advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee

DB1/ 126519511.7

officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted CDOR Rate, or (iv) with respect to any Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate or (iii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, as applicable, as applicable.

“Requisite Lenders” means, as of any date, (a) Lenders having at least 50.1% of the aggregate amount of the Revolving Commitments of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding at least 50.1% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a) the aggregate square footage of all completed space of such Property times (b) $0.10 times (c) the number of days in such period divided by (d) 365. If the term Reserve for Replacements is used without reference to any specific Property, then it shall be determined on an aggregate basis with respect to all Properties and the applicable Ownership Shares of all real property of all Unconsolidated Affiliates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, the chief executive officer, and the chief financial officer of the Parent, the Borrower or such Subsidiary.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower or any of their respective Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable solely in Equity Interests of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Parent, the Borrower or any of their respective Subsidiaries now or hereafter outstanding; and (c) any

DB1/ 126519511.7

payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Borrower or any of their respective Subsidiaries now or hereafter outstanding.

“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month), and (b) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.1 and to issue (in the case of the Issuing Bank) and to participate (in the case of the other Revolving Lenders) in Letters of Credit pursuant to Section 2.3(i), in an amount up to, but not exceeding the amount set forth for such Revolving Lender on Schedule I as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Person becoming a Revolving Lender in accordance with Section 2.16, as the same may be reduced from time to time pursuant to Section 2.12 or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.6 or increased as appropriate to reflect any increase effected in accordance with Section 2.16.

“Revolving Commitment Percentage” means, as to each Lender with a Revolving Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Lender with a Revolving Commitment shall be the “Revolving Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities at such time.

“Revolving Lender” means a Lender having a Revolving Commitment, or if the Revolving Commitments have been terminated or reduced to zero, holding any Revolving Loans or Letter of Credit Liabilities.

“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit F-1, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Lender’s Revolving Commitment.

“Revolving Termination Date” means March 31, 2026, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13.

DB1/ 126519511.7

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Administrator” means the SONIA Administrator or the SOFR Administrator.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), (d) an agency of the government of a Sanctioned Country, or (e) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Borrower, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of any of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Senior Notes Agreement” mean the Note and Guaranty Agreement dated as of March 16, 2017 with respect to those certain 4.84% Guaranteed Senior Notes due April 18, 2027 issued by the Borrower.

DB1/ 126519511.7

“Single Asset Entity” means a Subsidiary that (a) only owns a single Property or group of related Properties; (b) is engaged only in the business of owning, developing and/or leasing such Property or Properties; and (c) receives substantially all of its gross revenues from such Property or Properties.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, when used with respect to any Person (or group of Persons), that (a) the fair value and the fair salable value of its (or their) assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its (or their) total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is (or group of Persons are) able to pay its (or their) debts or other obligations in the ordinary course as they mature; and (c) such Person (or group of Persons) has capital not unreasonably small to carry on its (or their) business and all business in which it proposes (or they propose) to be engaged.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate or Adjusted CDOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and

DB1/ 126519511.7

to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” mean the lawful currency of the United Kingdom.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Super-Majority Lenders” means, as of any date, (a) Lenders having at least 66 2/3% of the aggregate amount of the Commitments of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Supported QFC” has the meaning assigned to it in Section 13.22.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Lease” means any lease entered into by the Borrower, any Loan Party or any Subsidiary with respect to any portion of a Property.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted CDOR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the

DB1/ 126519511.7

commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Termination Date” means, with respect to the Revolving Loans and the Revolving Commitments, the Revolving Termination Date.

“Total Budgeted Cost” means, with respect to a Development Property, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related improvements; (b) a reasonable and appropriate reserve for construction interest; (c) a reasonable and appropriate operating deficit reserve; (d) tenant improvements; (e) leasing commissions and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property to be developed in more than one phase, the Total Budgeted Cost shall exclude budgeted costs (other than costs relating to acquisition of land and related improvements) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract has not been entered into by the Borrower, any other Subsidiary or any Unconsolidated Affiliate, as the case may be.

“Total Market Value” means, at a given time, the sum (without duplication) of all of the following of the Parent and its Subsidiaries determined on a consolidated basis: (a) in the case of Properties owned or leased by the Borrower or its Subsidiaries for the entire period of four consecutive fiscal quarters most recently ended, the Net Operating Income for such Property for the entire period of four consecutive fiscal quarters most recently ended, divided by the Capitalization Rate; (b) in the case of Properties acquired during the period of four consecutive fiscal quarters most recently ended, the purchase price paid by the Parent, the Borrower or any of their respective Subsidiaries for such Property exclusive of (i) closing and other transaction costs and (ii) any amounts paid by the Parent, the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts; (c) the GAAP book value of all Mortgage Receivables, Development Property and unimproved real estate; (d) unrestricted cash, Cash Equivalents and Unrestricted 1031 Cash which would be included on the Parent’s consolidated balance sheet as of such date and (e) the GAAP book value of all other tangible assets of the Parent and its Subsidiaries; provided that, to the extent the amount of Total Market Value attributable to this clause (e) would exceed 5% of Total Market Value, such excess shall be excluded. The Parent’s Ownership Share of assets held by Unconsolidated Affiliates will be included in Total Market Value calculations consistent with the above described treatment for assets owned by the Parent and its Subsidiaries. For purposes of determining Total Market Value, Net Operating Income from Properties disposed of by the Parent, the Borrower or any of their respective Subsidiaries during the immediately preceding period of four consecutive fiscal quarters of the Parent shall be excluded to the extent included

DB1/ 126519511.7

in clause (a) above. For purposes of determining Total Market Value, to the extent the amount of Total Market Value attributable to (x) common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly Owned Subsidiaries) would exceed 10.0% of Total Market Value, such excess shall be excluded, (y) Mortgage Receivables would exceed 10.0% of Total Market Value, such excess shall be excluded and (z) the aggregate value of Total Budgeted Costs for Development Properties, Mortgage Receivables, common stock, Preferred Equity and other Equity Interests in Persons (other than Wholly Owned Subsidiaries) and unimproved real estate (which shall not include any Development Property) would exceed 25.0% of Total Market Value, such excess shall be excluded.

“Total Outstanding Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries determined on a consolidated basis.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans at such time and (b) the total LC Exposure at such time.

“Total Unencumbered Eligible Property Value” means, with respect to Eligible Properties as of any measurement date, the sum (without duplication) of the following: (a) with respect to Eligible Properties which have been owned as of the measurement date for not less than four full consecutive calendar quarters, an amount equal to (i)(x) Net Operating Income for all such Eligible Properties for the immediately preceding four consecutive calendar quarters as of the measurement date minus (y) Reserves for Replacements for such Eligible Properties to the extent any Tenant Lease thereof is not a Triple Net Lease divided by (ii) the Capitalization Rate; plus (b) with respect to Eligible Properties which have been owned for less than four full consecutive calendar quarters as of the measurement date, an amount equal to the purchase price paid by the Borrower or any of its Subsidiaries for such Property exclusive of (i) closing and other transaction costs and (ii) any amounts paid by the Borrower or such Subsidiary as a purchase price adjustment, to be held in escrow, to be retained as a contingency reserve, or other similar amounts.

“Total Unsecured Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis; provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Indebtedness that is not Secured Indebtedness for purposes of calculating Total Unsecured Indebtedness.

“Trading with the Enemy Act” has the meaning given that term in Section 7.1(aa).

“Triple Net Lease” means a lease by a tenant of a Property under which the tenant is financially responsible for real estate taxes and assessments, repairs and maintenance (except for major roof and structural repairs and other customary exclusions for Triple Net Leases), insurance premiums, and other expenses relating to the operation of such Property.

“Type” with respect to any Loan, refers to whether such Loan or portion thereof is a Term Benchmark Loan, an RFR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

DB1/ 126519511.7

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Net Operating Income” means Net Operating Income for all Eligible Properties.

“Unrestricted 1031 Cash” means the aggregate amount of cash of the Parent, the Borrower and each Subsidiary that is held in escrow in connection with the completion of “like-kind” exchanges being effected in accordance with Section 1031 of the Internal Revenue Code.

“Unsecured Interest Expense” means, with respect to a Person and for any period, all Interest Expense of such Person for such period attributable to Total Unsecured Indebtedness of such Person.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 13.22.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.10(g)(ii)(B)(III).

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other

DB1/ 126519511.7

person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2. General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders, the Parent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the appropriate Lenders pursuant to Section 13.6); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the preceding sentence, the calculation of liabilities in accordance with GAAP shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. To the extent that GAAP requires any fair value calculations or adjustments with respect to any swap or derivative transactions, the Borrower shall comply with such requirements. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) except as expressly provided otherwise in any Loan Document, shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent not prohibited hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time. Except as expressly provided otherwise in any Loan Document, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” has the inclusive meaning represented by the phrase “and/or”. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time, daylight or standard, as applicable.

Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining compliance by the Parent with any financial covenant contained in any of the Loan Documents (a) only the Ownership Share of the Parent or the Borrower, as applicable, of the financial

DB1/ 126519511.7

attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%.

Section 1.4. Interest Rates; Benchmark Notification.

The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 5.2(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.5. Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.6. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.7. Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating

DB1/ 126519511.7

financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

Article II. Credit Facility

Section 2.1. Revolving Loans.

(a) Making of Revolving Loans. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15, each Revolving Lender severally and not jointly agrees to make Revolving Loans in Dollars or in one or more Alternative Currencies to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding such Revolving Lenders’ Revolving Commitment. Subject to Section 5.2, each Revolving Borrowing shall be comprised (A) in the case of Borrowings in Dollars, entirely of Base Rate Loans, Term Benchmark Loans or RFR Loans and (B) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith. Each borrowing of Revolving Loans that are to be Base Rate Loans or RFR Loans shall be in an aggregate minimum amount of the Dollar Equivalent of $500,000 and integral multiples of the Dollar Equivalent of $100,000. Each borrowing of Revolving Loans that are to be Term Benchmark Loans shall be in an aggregate minimum amount of the Dollar Equivalent of $2,000,000 and integral multiples of the Dollar Equivalent of $100,000 in excess of that amount. Notwithstanding the immediately preceding two sentences but subject to Section 2.15, a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b) Requests for Revolving Loans. (1) Not later than 11:00 a.m. Eastern time at least 1 Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans, (2) not later than 11:00 a.m. Eastern time on the Business Day of a borrowing of Revolving Loans denominated in Dollars that are to be RFR Loans, (3) not later than 11:00 a.m. Eastern time at least 3 Business Days prior to a borrowing of Revolving Loans denominated in Dollars that are to be Term Benchmark Loans, (4) not later than 12:00 p.m. Eastern time at least 3 Business Days prior to a borrowing of Revolving Loans denominated in Canadian Dollars or Euros that are to be Term Benchmark Loans, and (5) not later than 11:00 a.m. Eastern time at least 5 RFR Business Days prior to a borrowing of Revolving Loans denominated in Sterling that are to be RFR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Revolving Loans Borrowing. Each Notice of Revolving Loans Borrowing shall specify the Agreed Currency and the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the Type of the requested Revolving Loans, and if such Revolving Loans are to be Term Benchmark Loans, the initial Interest Period for such Revolving Loans. If no election as to the currency of a Borrowing is specified, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Loan Borrowing made in Dollars. If no Interest Period is specified with respect to any Term Benchmark Loan Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Notice of Revolving Loans Borrowing shall be irrevocable once given and binding

DB1/ 126519511.7

on the Borrower. Upon receipt of a Notice of Revolving Loans Borrowing the Administrative Agent shall promptly notify each Lender

(c) Funding of Revolving Loans. Promptly after receipt of a Notice of Revolving Loans Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing. Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Revolving Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 11:00 a.m. Eastern time (or 2:00 p.m. Eastern time in the case of a RFR Borrowing denominated in Dollars requested on such day) on the date of such proposed Revolving Loans. Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall promptly make available to the Borrower in the account specified in the Notice of Revolving Loans Borrowing on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts so received by the Administrative Agent on such date.

(d) Assumptions Regarding Funding by Revolving Lenders. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Revolving Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Revolving Lender in connection with any borrowing, the Administrative Agent may assume that such Revolving Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Revolving Lender. In such event, if such Revolving Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Revolving Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Revolving Loans that are Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If the Borrower and such Revolving Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Revolving Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Revolving Lender (including, if applicable, treatment of such Lender as a Defaulting Lender in accordance with the terms of this Agreement).

Section 2.2. [Reserved]

Section 2.3. Letters of Credit

(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15, the Issuing Bank, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) denominated in Dollars up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $20,000,000 as such amount may be reduced from time to time in accordance with the terms

DB1/ 126519511.7

hereof (the “L/C Commitment Amount”). The Existing Letters of Credit shall be deemed Letters of Credit under this Agreement.

(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 30 days prior to the Revolving Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the date that is 30 days prior to the Revolving Termination Date. The initial Stated Amount of each Letter of Credit shall be at least $500,000 (or such lesser amount as may be acceptable to the Issuing Bank, the Administrative Agent and the Borrower).

(c) Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Bank and the Administrative Agent written notice at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 6.2, the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days following the date after which the Issuing Bank has received all of the items required to be delivered to it under this subsection. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed the L/C Commitment Amount, (ii) the LC Exposure shall not exceed the total L/C Commitment Amount, (iii) no Revolving Lender’s LC Exposure shall exceed its Revolving Commitment and (iv) the Total Revolving Credit Exposure shall not exceed the total Revolving Commitment. The Borrower may, at any time and from time to time, reduce the L/C Commitment Amount with the consent of the Issuing Bank; provided that the Borrower shall not reduce the L/C Commitment Amount if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied. The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law. Further, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if (x) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank shall prohibit, or require that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose

DB1/ 126519511.7

upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and the such Issuing Bank in good faith deems material to it; or (y) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally.

(d) Reimbursement Obligations. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to Base Rate Loans and such interest shall be due and payable on the date when such reimbursement is payable. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender to reimburse the Issuing Bank for such LC Disbursement shall be for the account of such Revolving Lender to the extent of such payment.

(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Administrative Agent and the Issuing Bank, or if the Borrower fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which the Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article VI. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Eastern time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations set forth in the second sentence of Section 2.1(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f) Effect of Letters of Credit on Revolving Commitments. Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Commitment Percentage and (ii) (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

DB1/ 126519511.7

(g) Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, none of the Issuing Bank, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, Administrative Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s or Administrative Agent’s rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender. In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non‑application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.10, but not in limitation of the Borrower’s unconditional obligation to reimburse the Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant

DB1/ 126519511.7

to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, the Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, the Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender with respect to any Letter of Credit.

(h) Amendments, Etc. The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Revolving Lenders, if any, required by Section 13.7 shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5(d).

(i) Revolving Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Issuing Bank an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Lender’s Revolving Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the second and the last sentences of Section 3.5(d)).

(j) Payment Obligation of Revolving Lenders. Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9(d). If the notice referenced in the second sentence of Section 2.3(e) is received by a Revolving Lender not later than 11:00 a.m. Eastern time, then such Revolving Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Eastern time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Eastern time on the next succeeding Business Day. Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be

DB1/ 126519511.7

absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1(e) or (f), or (iv) the termination of the Revolving Commitments. Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. Promptly following any change in Letters of Credit outstanding, the Issuing Bank shall deliver to the Administrative Agent, who shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit outstanding at such time. Upon the request of any Revolving Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit then outstanding. Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

(l) Replacement and Resignation of the Issuing Bank. (i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.5(d). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.3(l)(i) above.

(m) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

DB1/ 126519511.7

Section 2.4. [Reserved].

Section 2.5. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans of the applicable Class;

(ii) during such periods as such Loan is a Term Benchmark Loan, at the Adjusted Term SOFR Rate, the Adjusted CDOR Rate or the Adjusted EURIBOR Rate, as applicable, for such Loan for the Interest Period therefor, plus the Applicable Margin for Term Benchmark Loans of the applicable Class; and

(iii) during such periods as such Loan is a RFR Loan, at the applicable Adjusted Daily Simple RFR plus the Applicable Margin for RFR Loans of the applicable Class.

Notwithstanding the foregoing, while an Event of Default specified in Sections 11.1(a), 11.1(e) or 11.1(f) exists or, if required by the Requisite Lenders, while any other Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loans made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. In the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Revolving Loan prior to the Revolving Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c) Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the Applicable Margin and rate per annum in respect of certain fees set forth herein may be determined and/or adjusted from time to time based upon certain information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each

DB1/ 126519511.7

Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s other rights under this Agreement.

Section 2.6. Number of Interest Periods.

There may be no more than a total of twelve (12) different Term Benchmark Borrowings and RFR Borrowings outstanding at the same time.

Section 2.7. Repayment of Loans.

The Borrower shall repay (and does hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender) the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

Section 2.8. Prepayments.

(a) Optional.

Subject to Section 5.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent prior written notice of the prepayment of any Loan by 11:00 a.m. Eastern time (x) at least three (3) Business Days before the date of any prepayment of Term Benchmark Loans, (y) at least one (1) Business Day before the date of any prepayment of Base Rate Loans or RFR Loans denominated in Dollars or (z) at least five (5) RFR Business Days before the date of any prepayment of RFR Loans denominated in Sterling. Each voluntary prepayment of Loans (other than a prepayment of all outstanding Loans of a Class) shall be in an aggregate minimum amount of (i) the Dollar Equivalent of $2,000,000 and integral multiples of the Dollar Equivalent of $500,000 in excess thereof for Term Benchmark Loans and (ii) the Dollar Equivalent of $500,000 and integral multiples of the Dollar Equivalent of $100,000 in excess thereof for Base Rate Loans and RFR Loans.

(b) Mandatory.

(i) Revolving Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders then holding Revolving Commitments (or if the Revolving Commitments have been terminated, then holding outstanding Revolving Loans and/or Letter of Credit Liabilities), the amount of such excess.

(ii) Alternative Currency Revaluation. If the Administrative Agent notifies the Borrower at any time that the aggregate Dollar Equivalent amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 102% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii) Application of Mandatory Prepayments. Amounts paid under the preceding subsections (b)(i) and (ii) shall be applied to pay all amounts of principal outstanding on the

DB1/ 126519511.7

Revolving Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2 and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations. If the Borrower is required to pay any outstanding Term Benchmark Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 5.4.

Section 2.9. Continuation.

So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any Term Benchmark Loan, elect to maintain such Term Benchmark Loan or any portion thereof as a Term Benchmark Loan by selecting a new Interest Period for such Term Benchmark Loan. Each Continuation of Term Benchmark Loans of the same Class shall be in an aggregate minimum amount of the Dollar Equivalent of $1,000,000 and integral multiples of the Dollar Equivalent of $100,000 in excess of that amount (or in the aggregate amount of the Term Benchmark Loan being continued), and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 9:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Term Benchmark Loans and portions thereof (and the Agreed Currency thereof) subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender holding Loans being Continued of the proposed Continuation. If the Borrower fails to deliver a timely and complete Notice of Continuation or Notice of Conversion with respect to a Term Benchmark Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. If the Borrower fails to deliver a timely and complete Notice of Continuation or Notice of Conversion with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Requisite Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and unless repaid, (x) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Alternative Currency shall bear interest (1) if denominated in Canadian Dollars, at the Canadian Prime Rate and (2) if denominated in any other Alternative Currency at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either be (A) converted to a Base Rate Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is

DB1/ 126519511.7

three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above.

Section 2.10. Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan or a RFR Loan denominated in Dollars may not be Converted into a Term Benchmark Loan if the circumstances set forth in the last sentence of Section 2.9 are applicable. Each Conversion of Base Rate Loans or RFR Loans denominated in Dollars of the same Class into Term Benchmark Loans of the same Class shall be in an aggregate minimum amount of the Dollar Equivalent of $1,000,000 and integral multiples of the Dollar Equivalent of $100,000 in excess of that amount. Each such Notice of Conversion shall be given not later than 9:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion. Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender holding Loans being Converted of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type and Class of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a Term Benchmark Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11. Notes.

(a) Notes. Except in the case of a Lender that has notified the Administrative Agent in writing that it elects not to receive a Note, the Revolving Loans made by each Revolving Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Revolving Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

(b) Records. The date, amount, interest rate, Class, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent in the Register, in the absence of manifest error, the statements of account maintained by the Administrative Agent in the Register shall be controlling.

(c) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, a lost note affidavit from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

DB1/ 126519511.7

Section 2.12. Voluntary Reductions of the Commitments.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $5,000,000 and integral multiples of $1,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Revolving Commitments below $200,000,000 unless the Borrower is terminating the Revolving Commitments in full. Promptly after receipt of a Commitment Reduction Notice, the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction. The Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated. If the Commitments are terminated or reduced to zero, the Borrower shall pay all interest and fees on the Commitments so reduced or terminated that have accrued to the date of such reduction or termination to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to any Lender in accordance with Section 5.4.

Section 2.13. Extension of Termination Date.

The Borrower shall have the right, exercisable two times, to request that the Administrative Agent and the Lenders agree to extend the Revolving Termination Date by a six-month period for each extension. The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 180 days prior to the then current Revolving Termination Date, a written request for such extension (an “Extension Request”). The Administrative Agent shall notify the Revolving Lenders if it receives an Extension Request promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for six months effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (y): (x) immediately prior to such extension and immediately after giving effect thereto, (A) no Default or Event of Default shall exist and (B) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such extension except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, and (y) the Borrower shall have paid the Fees payable under Section 3.5(b). At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from a Financial Officer certifying the matters referred to in the immediately preceding clauses (x)(A) and (x)(B).

Section 2.14. Extension Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds

DB1/ 126519511.7

on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Revolving Lenders and the Issuing Bank, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.

Section 2.15. Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Issuing Bank shall not be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12 shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments (a) the Dollar Equivalent of the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time or (b) the aggregate principal amount of all outstanding Revolving Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit.

Section 2.16. Incremental Facilities.

(a) Incremental Facility Request. The Borrower may, by written notice to the Administrative Agent on one or more occasions on or after the Effective Date, elect to request (A) an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”, and together with the New Revolving Commitments, the “Incremental Commitments”), by an aggregate amount of $1,000,000,000 that would result in the sum of all Revolving Commitments (both existing Revolving Commitments and New Revolving Commitments) plus all New Term Loan Commitments, if any, not exceeding $2,000,000,000 in the aggregate (each such amount in addition to the Revolving Commitments as of the Effective Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $20,000,000 per request (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such New Revolving Commitments plus New Term Loan Commitments obtained prior to such date), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Revolving Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days, nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Revolving Commitments being referred to herein as a “New Revolving Lender” and each Lender or other Eligible Assignee who agrees to provide all or portion of the New Term Loan Commitments being referred to herein as a “New Term Loan Lender”, as applicable) to whom the Borrower proposes any portion of such New Revolving Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender or other Eligible Assignee approached to provide all or a portion of the New Revolving Commitments or New Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Revolving Commitment or New Term Loan Commitment, as applicable.

(b) Conditions to Effectiveness of Facility Increase. Such New Revolving Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Administrative Agent in its good faith judgment:

DB1/ 126519511.7

(i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;

(ii) the representations and warranties made or deemed made by the Borrower in any Loan Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents;

(iii) the New Revolving Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements in form and substance reasonably satisfactory to, and executed and delivered by, the Borrower, the New Revolving Lender and/or the New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Lender and New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 3.10, and any New Revolving Lender and/or New Term Loan Lender who is not already a Lender shall become a Lender hereunder;

(iv) the Borrower shall make any payments required pursuant to Section 5.4 in connection with the New Revolving Commitments;

(v) the Borrower shall deliver or cause to be delivered any promissory notes, certificates, legal opinions, resolutions, Beneficial Ownership Certification, or other documents reasonably requested by the Administrative Agent in connection with any such transaction, consistent with those delivered on the Agreement Date under Section 6.1;

(vi) as requested by the Administrative Agent, the Loan Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as modified by the applicable Facility Increase and the implementation thereof; and

(vii) the Borrower shall have paid, pursuant to separate agreements between the Borrower and the Administrative Agent, the arranger for the Facility Increase, the New Revolving Lenders and/or the New Term Loan Lenders, (A) all reasonable costs and expenses incurred by the Administrative Agent in connection with the applicable Facility Increase and (B) any fees that the Borrower has agreed to pay to the arranger for the Facility Increase, the New Revolving Lenders and/or the New Term Loan Lenders in connection with such Facility Increase.

(c) Additional Facility Increase Matters.

(i) On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Lenders, and each of the New Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving

DB1/ 126519511.7

Commitments, (b) each Revolving Lender shall automatically and without further act be deemed to have assigned to each of the New Revolving Lenders, and each such New Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding participations hereunder in Letters of Credit will be held by existing Revolving Lenders and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (c) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each New Revolving Lender shall become a Revolving Lender with respect to the New Revolving Commitment and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.16.

(ii) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitments of such Series and the New Term Loans of such Series made pursuant thereto. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(iii) The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Commitments or the Series of New Term Loan Commitments, as applicable, and (z) in the case of each notice to any Lender with a Commitment, the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section 2.16.

(iv) The terms and provisions of the New Revolving Loans shall be identical to the existing Revolving Loans. Furthermore, (a) the terms of any such New Term Loans of any Series shall not provide for any amortization payments on or prior to the Revolving Termination Date of the existing Revolving Loans, but may permit voluntary prepayment, (b) the applicable New Term Loan maturity date of each Series shall be no earlier than the latest possible Revolving Termination Date of the Revolving Loans (after giving effect to the extension options), and (c) any guarantees provided in respect of the New Term Loans shall also guarantee the other Obligations.

(v) Each joinder agreement executed in connection with a Facility Increase may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent, to effect the provisions of this Section 2.16, subject to approval by the Borrower; provided however, that any amendments that adversely affect a Lender shall be subject to Section 13.7. Notwithstanding anything to the contrary set forth in this Agreement, such permitted amendments shall include (A) amendments to the definition of “Requisite Lenders” to provide that “Requisite Lenders” shall be those Lenders having Revolving Credit Exposures, unused Commitments and outstanding New Term Loans in representing more than 50% of the sum of the total Revolving Credit Exposures, unused Commitments and outstanding New Term Loans and (B) amendments to Section 3.2 and Section 11.5 to provide for the pro rata sharing amount the Revolving Loans and the New Term Loans based on the respective total amount of such Loans. All such amendments and joinder agreements entered into with the applicable Loan Parties by the

DB1/ 126519511.7

Administrative Agent which comply with the provisions of this Section 2.16 shall be binding and conclusive on all Lenders.

Article III. Payments, Fees and Other General Provisions

Section 3.1. Payments.

(a) Payments by Borrower. (i) Except to the extent otherwise provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Eastern time on the date on which such payment shall become due and (ii) all payments with respect to principal and interest on Loans denominated in an Alternative Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Subject to Section 11.5, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank. In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the NYFRB Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Applicable Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount.

(b) Presumptions Regarding Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lender or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

DB1/ 126519511.7

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1(a), 2.3(e) and 2.4(e) shall be made from the Revolving Lenders and each payment of the fees under Sections 3.5(b), 3.5(c)(i), and the first sentence of 3.5(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments; (c) each payment of interest on Loans of a Class shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Loans of such Class then due and payable to the respective Lenders; (d) the Conversion and Continuation of Loans of a particular Type and Class (other than Conversions provided for by Sections 5.1(c) and 5.5) shall be made pro rata among the Lenders of such Class according to the amounts of their respective Loans of such Class and the then current Interest Period for each such Lender’s portion of each such Loan of such Type and Class shall be coterminous; and (e) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3, shall be in accordance with their respective Revolving Commitment Percentages.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan of a Class made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment (it being agreed that the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply)) should be distributed to the Lenders of the same Class in accordance with Section 3.2 or Section 11.5, as applicable, such Lender shall promptly purchase from the other Lenders of such Class participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class made by the other Lenders of such Class or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders of such Class shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2 or Section 11.5, as applicable. To such end, all the Lenders of such Class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender of such Class so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders of such Class may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans of such Class in the amount of such participation. Nothing contained

DB1/ 126519511.7

herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a) Closing Fee. On the Effective Date, the Borrower agrees to pay to the Administrative Agent, the Lead Arrangers and each Lender all fees as have been agreed to in writing by the Borrower, the Administrative Agent and the Lead Arrangers.

(b) Extension Fee. If the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.13, for each such exercise the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee equal to 0.0625% of the amount of such Revolving Lender’s Revolving Commitment (whether or not utilized). Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section.

(c) Facility Fee. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders a facility fee equal to daily aggregate amount of the Revolving Commitments (whether or not utilized) multiplied by (ii) a rate per annum equal to the Applicable Facility Fee. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero; provided that, if such Revolving Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the date on which the Commitments terminate). The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(d) Letter of Credit Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Revolving Loans that are Term Benchmark Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or terminated or (y) to but excluding the date such Letter of Credit is drawn in full; provided, however, notwithstanding anything to the contrary contained herein, during any period that the Post-Default Rate is payable in accordance with Section 2.5(a), such letter of credit fees shall accrue at the Post-Default Rate. In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit at the time such

DB1/ 126519511.7

Letter Credit is issued and at any time that such Letter of Credit is extended equal to one-eighth of one percent (0.125%) percent of the initial Stated Amount of such Letter of Credit at the time of the issuance or extension of such Letter of Credit, as applicable. The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance and extension of any such Letter of Credit. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by the Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(e) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days (or 365 days in the case of Base Rate Loans and Daily Simple RFR with respect to Sterling) and the actual number of days elapsed (including the first day but excluding the last day) unless, in the case of interest in respect of Revolving Loans denominated in Alternative Currencies as to which the Administrative Agent determines market practice differs from the foregoing following the Effective Date, in accordance with such market practice. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, ticking fees, prepayment premiums, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges

DB1/ 126519511.7

for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8. Statement of Accounts.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9. Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders, Super-Majority Lenders and Section 13.7.

(b) Defaulting Lender Waterfall. Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Defaulting Lender that is a Revolving Lender, Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans of any Class or amounts owing by such Defaulting Lender under Section 2.3(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article VI. were satisfied or waived, such payment shall be applied solely to pay the Loans of such Class of, and L/C

DB1/ 126519511.7

Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans of such Class and, as applicable, funded and unfunded participations in Letter of Credit Liabilities are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(i) No Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee to such Defaulting Lender that otherwise would have been required to have been paid to that Defaulting Lender) except to the extent allocable to the sum of (x) the outstanding principal amount of the revolving Loans funded by it and (y) its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(ii) Each Defaulting Lender that is a Revolving Lender shall be entitled to receive the Fee payable under Section 3.5(d) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii) With respect to any Fee not required to be paid to any Defaulting Lender that is a Revolving Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non‑Defaulting Lender that is a Revolving Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities that has been reallocated to such Non‑Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to the Issuing Bank the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d) Reallocation of Participations to Reduce Fronting Exposure. In the case of a Defaulting Lender that is a Revolving Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities shall be reallocated among the Non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Article VI. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender that is a Revolving Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 13.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

DB1/ 126519511.7

(e) Cash Collateral.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii) At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within 1 Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the obligation of Defaulting Lenders’ that are Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender that is a Revolving Lender).

(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the obligation of a Defaulting Lender that is a Revolving Lender to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f) Defaulting Lender Cure. If the Borrower and the Administrative Agent, and, solely in the case of a Defaulting Lender that is a Revolving Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include

DB1/ 126519511.7

arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the subsection (d) of this Section), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g) New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.10. Taxes; Foreign Lenders.

(a) Issuing Bank. For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative

DB1/ 126519511.7

Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.5 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation as Administrative Agent.

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender

DB1/ 126519511.7

under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN or W-8BEN-E, as applicable,; or

(IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

DB1/ 126519511.7

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Article IV. Intentionally Omitted.

Article V. Yield Protection, Etc.

Section 5.1. Additional Costs; Capital Adequacy.

(a) Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity ratios or requirements, has or would have the effect of reducing the rate of return on such Lender’s capital

DB1/ 126519511.7

or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then, to the extent a request for payment of additional amount or amounts is consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims (it being agreed that a Lender shall not be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim), from time to time, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b) Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any Loans or its obligation to make any Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i) subjects any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto,

(ii) imposes or modifies any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirements (other than any reserve requirement reflected in the Adjusted Term SOFR Rate, Adjusted CDOR Rate or Adjusted EURIBOR Rate, as applicable) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or

(iii) imposes on any Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender;

provided that a request for such amounts is consistent with such Lender’s general practices under similar circumstances in respect of similarly situated borrowers with credit agreements entitling it to make such claims (it being agreed that a Lender shall not be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim).

(c) [Reserved].

(d) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than

DB1/ 126519511.7

(A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Revolving Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay immediately to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e) Notification and Determination of Additional Costs. Each of the Administrative Agent, the Issuing Bank, each Lender, as the case may be, agrees to notify the Borrower (and in the case of the Issuing Bank and/or a Lender, also to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Administrative Agent, the Issuing Bank, and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender or the Issuing Bank to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section and reasonably detailed calculations of the amount of such compensation. Determinations by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive provided that such determinations are made on a reasonable basis and in good faith. The Borrower shall pay the Administrative Agent, the Issuing Bank or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(f) Delay in Requests. Failure or delay on the part of the Administrative Agent, any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Administrative Agent’s or such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate the Administrative Agent, a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Administrative Agent or such Lender or Issuing Bank, as the case may be, notifies the Borrower of the event giving rise to such increased costs or reductions, and of the Administrative Agent’s or such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.2. Alternative Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 5.2, if::

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate, the EURIBOR Rate or the Adjusted CDOR Rate or the CDOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the

DB1/ 126519511.7

applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Requisite Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate or the Adjusted CDOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency; provided that a Lender shall not so advise the Administrative Agent unless such Lender is generally making similar claims upon, or otherwise similarly enforcing its agreements with, similarly-situated borrowers (and provided further that no Lender shall have any obligation to disclose information about any other borrowers);

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone (and promptly confirmed thereafter in writing), telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which notice shall be promptly provided by the Administrative Agent following the termination or cessation of such circumstance(s)) and (y) the Borrower delivers a new Notice of Continuation or Notice of Conversion in accordance with the terms of Section 2.9 or Section 2.10 or a new Notice of Revolving Loans Borrowing in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Notice of Continuation or Notice of Conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Revolving Loans Borrowing that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be a Notice of Continuation, Notice of Conversion or Notice of Revolving Loans Borrowing, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 5.2(a)(i) or (ii) above or (y) Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 5.2(a)(i) or (ii) above and (2) any Notice of Revolving Loans Borrowing that requests an RFR Borrowing shall instead be deemed to be a Notice of Revolving Loans Borrowing, as applicable, for an Base Rate Borrowing and (B) for Loans denominated in an Alternative Currency, any Notice of Continuation or Notice of Conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Revolving Loans Borrowing that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, (1) if relating to Canadian Dollars, shall instead be deemed a request for Canadian Prime Rate Loans or (2) if relating to any other Alternative Currency, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 5.2(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Continuation or Notice of Conversion in accordance with the terms of Section 2.9 or Section 2.10 or a new Notice of Revolving Loans Borrowing in accordance with the terms of Section 2.1(b), (A) for Loans denominated in Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section

DB1/ 126519511.7

5.2(a)(i) or (ii) above or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 5.2(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at (x) if denominated in Canadian Dollars, the Canadian Prime Rate or (y) if denominated in any other Alternative Currency, the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will in consultation with the Borrower have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.2, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent

DB1/ 126519511.7

from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.2.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBOR Rate or CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) a Base Rate Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency (1) if denominated in Canadian Dollars, shall be deemed a request for Canadian Prime Rate Loans or (2) if denominated in any other Alternative Currency, shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 5.2, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at (x) if denominated in Canadian Dollars, the Canadian Prime Rate or (y) if denominated in any other Alternative Currency, the Central Bank Rate for the applicable Alternative Currency plus the CBR

DB1/ 126519511.7

Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

Section 5.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain Term Benchmark Loans or RFR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, Term Benchmark Loans or RFR Loans shall be suspended, in each case, until such time as such Lender may again make and maintain Term Benchmark Loans or RFR Loans.

If the obligation of any Lender to make Term Benchmark Loans or RFR Loans or to Continue, or to Convert Base Rate Loans into, Term Benchmark Loans or RFR Loans shall be suspended pursuant to this Section 5.3 then (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day, or, in the case of a Conversion required by this Section 5.3 on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent, as applicable), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of the circumstances specified in this Section 5.3 or (y) a Base Rate Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of the circumstances specified in this Section 5.3, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day, or, in the case of a Conversion required by this Section 5.3 on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent, as applicable) bear interest at (x) if denominated in Canadian Dollars, the Canadian Prime Rate or (y) if denominated in any other Alternative Currency, the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark

DB1/ 126519511.7

Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full; and, unless and until such Lender gives notice as provided below that the circumstances specified in this Section 5.3 that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s Term Benchmark Loans or RFR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term Benchmark Loans or RFR Loans shall be applied instead to its RFR Loans, Base Rate Loans, Canadian Prime Rate Loans or CBR Loans, as applicable, as set forth above; and

(b) all Loans that would otherwise be made or Continued by such Lender as Term Benchmark Loans or RFR Loans shall be made or Continued instead as RFR Loans, Base Rate Loans, Canadian Prime Rate Loans or CBR Loans, as applicable, as set forth above, and all Base Rate Loans of such Lender that would otherwise be Converted into Term Benchmark Loans or RFR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in this Section 5.3 that gave rise to the Conversion of such Lender’s Term Benchmark Loans or RFR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans or RFR Loans made by other Lenders are outstanding, then such Lender’s RFR Loans, Base Rate Loans, Canadian Prime Rate Loans or CBR Loans, as applicable, shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for Term Benchmark Loans (or on such day, for RFR Loans) for such outstanding Term Benchmark Loans and RFR Loans, as applicable, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term Benchmark Loans or RFR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 5.4. Compensation.

(a) The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(i) any payment or prepayment (whether mandatory or optional) of a Term Benchmark Loan, or Conversion of a Term Benchmark Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(ii) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 6.2 to be satisfied) to borrow a Term Benchmark Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan or RFR Loan into a Term Benchmark Loan or Continue a Term Benchmark Loan on the requested date of such Conversion or Continuation; or

DB1/ 126519511.7

(iii) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period for such Loan as a result of a request by the Borrower pursuant to Section 5.6 or pursuant to the operation of Section 2.16; or

(iv) the failure by the Borrower to make any payment of any Loan (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.

Upon the Borrower’s request, such Lender shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof (it being agreed that a Lender shall not be required to disclose any confidential or proprietary information in connection with such determination). Any such statement shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto, (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 5.6 or pursuant to the operation of Section 2.16 or (iv) the failure by the Borrower to make any payment of any Loan denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.5. [Reserved].

Section 5.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10 or 5.1, and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make Term Benchmark Loans or to Continue, or to Convert Base Rate Loans and RFR Loans into, Term Benchmark Loans shall be suspended pursuant to Section 5.3 but the obligation of the Requisite Lenders shall not have been suspended under such Section, (c) a Lender becomes a Defaulting Lender or (d) a Lender becomes a Non-Consenting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitments and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 13.6(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest thereon and accrued but unpaid fees and other amounts owing to the Affected Lender hereunder, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee; provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld and (ii) in the case of any such assignment resulting from a claim for compensation under Section 5.1 or payments required to be made pursuant to Section 3.10, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each of the Administrative Agent, the Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender

DB1/ 126519511.7

under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any titled agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10, 5.1 or 5.4) with respect to any period up to the date of replacement. In connection with any such assignment under this Section, such Affected Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), except that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided further that any such documents shall be without recourse to or warranty by the parties thereto.

Section 5.7. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10, 5.1 or 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Article VI. Conditions Precedent

Section 6.1. Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a) The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) counterparts of this Agreement executed by each of the parties hereto (which, subject to Section 13.14, may include any Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page);

(ii) Revolving Notes executed by the Borrower and payable to each applicable Lender (excluding any Lender that has requested that it not receive Notes) and complying with the terms of Section 2.11(a);

(iii) the Guaranty executed by the Parent and the other Guarantors (if any) initially to be a party thereto;

DB1/ 126519511.7

(iv) an opinion of Vaisey, Nicholson & Nearpass PLLC, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v) the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Person and certified as true, complete and correct copies by the Secretary or Assistant Secretary (or individual performing similar functions) of the applicable Loan Party;

(vi) a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Revolving Loans Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix) a Compliance Certificate calculated on a pro forma basis for the Parent’s fiscal quarter ending September 30, 2021 giving pro forma effect to any Loans made and Letters of Credit issued and outstanding as of the Closing Date and repayment of any Indebtedness on the Closing Date;

(x) evidence that the Fees, if any, then due and payable under Section 3.5, together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xi) [reserved];

(xii) [reserved];

(xiii) [reserved];

(xiv) a completed borrower administrative questionnaire for disbursement instructions, rate elections and other administrative matters executed by the Borrower in the form approved by Administrative Agent;

DB1/ 126519511.7

(xv) upon the reasonable request of any Lender made at least five (5) Business Days prior to the Agreement Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money- Laundering Laws, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the Agreement Date;

(xvi) At least five (5) Business Days prior to the Agreement Date, the Borrower shall deliver, to each Lender that so requests, a Beneficial Ownership Certification; and

(xvii) such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b) In the good faith judgment of the Administrative Agent:

(i) there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since September 30, 2021 (the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and their respective Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date), that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii) the Parent, the Borrower, the other Loan Parties, and their respective Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any material agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound;

(iv) the Administrative Agent and the Lenders shall have received all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and

(v) there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Without limiting the generality of the provisions of Section 12.5, for purposes of determining compliance with the conditions precedent set forth in this Section 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each

DB1/ 126519511.7

of the foregoing conditions is satisfied (or waived pursuant to Section 13.7) at or prior to 3:00 p.m., New York City time, on January 31, 2022 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 6.2. Conditions Precedent to All Credit Events.

In addition to satisfaction or waiver of the conditions precedent contained in Section 6.1, the obligations of (i) Lenders to make any Loan and (ii) the Issuing Bank to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15 would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted hereunder, and (c) in the case of a borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Revolving Loans Borrowing, and in the case of the issuance of a Letter of Credit the Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Administrative Agent, the Issuing Bank and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article VI. have been satisfied.

Article VII. Representations and Warranties

Section 7.1. Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, limited liability company, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, limited liability company, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

DB1/ 126519511.7

(b) Ownership Structure. Part I of Schedule 7.1(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. As of the Agreement Date, except as disclosed in such Schedule, (A) each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens of the types described in clauses (a)(i) and (f) of the definition of the term “Permitted Liens”), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Agreement Date, Part II of Schedule 7.1(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent. As of the Effective Date, the information included in each Beneficial Ownership Certification is true and correct in all material respects.

(c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder. The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d) Compliance of Loan Documents with Laws. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (A) the organizational documents of any Loan Party or (B) any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound except under this clause (B) as could not reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(e) Compliance with Law; Governmental Approvals. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliance which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

DB1/ 126519511.7

(f) Title to Properties; Liens. Part I of Schedule 7.1(f) is, as of the Agreement Date, a complete and correct listing of all Properties of the Parent, the Borrower, each other Loan Party and each other Subsidiary, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Development Property and, if such Property is a Development Property, the status of completion of such Property. Each of the Borrower, each other Loan Party and each other Subsidiary that owns an Eligible Property has good and legal title to, or a valid leasehold interest in, its respective Eligible Properties. As of the Agreement Date, there are no Liens against any assets of any Borrower or any Subsidiary other than Permitted Liens and Liens set forth on Part II of Schedule 7.1(f).

(g) Existing Indebtedness; Total Liabilities. Schedule 7.1(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness under clause (a) of the term “Indebtedness” (including all Guarantees in respect of such Indebtedness) of each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have materially performed and are in material compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no event of default, or, to the best of Parent’s and the Borrower’s knowledge, no default or other event or condition which with the giving of notice, the lapse of time, or both, would constitute an event of default, exists with respect to any such Indebtedness.

(h) Material Contracts. Schedule 7.1(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries that is party to any Material Contract has materially performed and is in material compliance with all of the terms of such Material Contract to the extent that the noncompliance therewith would give any other party thereto the right to terminate such Material Contract.

(i) Litigation. Except as set forth on Schedule 7.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened in writing) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other material tax returns of the Parent, the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed (taking into account any extensions of time within which to file such returns), and all federal, state and other material taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 8.6. As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, any other Loan Party or any other Subsidiary is under audit. All material charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal years ended December 31, 2019 and December 31, 2020, and the related audited consolidated statements of operations,

DB1/ 126519511.7

shareholders’ equity and cash flows for the fiscal years ended on such dates, with the opinion thereon of Ernst & Young LLP or Deloitte & Touche LLP, as the case may be, and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ended September 30, 2021, and the related unaudited consolidated statements of operations and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter ended on such date. Such financial statements (including in each case related schedules and notes but, as to interim statements, subject to changes resulting from normal year-end audit adjustments and absence of footnotes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and, with respect to the financial statements referenced in clause (i), the cash flow for such periods. None of the Parent, the Borrower or any of their respective Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l) No Material Adverse Change; Solvency. Since December 31, 2020, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect. Each of the Parent, the Borrower and any other Loan Party is Solvent after giving effect to Section 30 of the Guaranty. The Parent, the Borrower, the other Loan Parties and the other Subsidiaries, on a consolidated basis, are Solvent.

(m) ERISA.

(i) Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of each of the Parent and the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii) With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a

DB1/ 126519511.7

Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(n) Absence of Default. None of (i) the Loan Parties is in default under its certificate or articles of incorporation or formation or any material provision of its bylaws, partnership agreement, limited liability company agreement or other similar organizational documents, and (ii) the other Subsidiaries of the Parent is in default of any material provision under its certificate or articles of incorporation or formation or any material provision of its bylaws, partnership agreement or other similar organizational documents. No event has occurred, which has not been remedied, cured or waived: (A) which constitutes a Default or an Event of Default; or (B) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may: (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law. There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against the Parent, the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect. None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law to the extent all such listings taken together could not reasonably be expected to have a Material Adverse Effect. To either the Parent’s or the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to

DB1/ 126519511.7

the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(p) Investment Company. None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. None of the Parent, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 10.8 or as otherwise set forth on Schedule 7.1(r), none of the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(s) Intellectual Property. Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”), without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except, in each case, where the failure to own or have right to use such Intellectual Property or such conflict, could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted to any Loan Party or any Subsidiary by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property, in each case, that could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged primarily in the business of acquiring, owning, leasing and financing real estate, together with other business activities incidental thereto.

(u) Broker’s Fees. Other than as paid to a Lender pursuant to Section 6.1(a)(xi), no broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(v) Accuracy and Completeness of Information. All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the

DB1/ 126519511.7

subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and absence of full footnote disclosure). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on assumptions that the Borrower, other Loan Party or other Subsidiary believed to be reasonable in light of the circumstances in which such financial projections and forward-looking statements were made (it being acknowledged that projections and forward-looking statements are not viewed as facts and the actual results may vary materially from projected results and that no assurance can be given that the projected results will be realized). As of the Agreement Date, no fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee) a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders. No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not materially misleading.

(w) Not Plan Assets; No Prohibited Transactions. None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(x) Reserved.

(y) REIT Status. The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all applicable requirements and conditions imposed under the Internal Revenue Code necessary to allow the Parent to maintain its status as a REIT.

(z) Reserved.

(aa) Anti-Corruption Laws and Sanctions; Anti-Terrorism Laws. None of the Parent, the Borrower or any Subsidiary, or, to the knowledge of the Parent, the Borrower or any such Subsidiary, any of their respective directors, officers, employees, Affiliates or any agent or representative of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (iii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iv) has violated any Anti-Money Laundering Law in any material respect. Each of the Parent, the Borrower and their respective Subsidiaries, and to the knowledge of the Parent and the Borrower, each director, officer, employee, agent and Affiliate of the Parent, the Borrower and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects. The Parent has implemented and maintains in effect policies and procedures designed to ensure compliance with the Anti-Corruption Laws and applicable Sanctions by the Parent, the Borrower, their Subsidiaries, their respective directors, officers, employees, Affiliates and agents and representatives of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement.

DB1/ 126519511.7

(bb) Affected Financial Institution. None of the Parent, the Borrower or any Subsidiary is an Affected Financial Institution.

Section 7.2. Survival of Representations and Warranties, Etc.

All representations and warranties made under this Agreement and the other Loan Documents and in the certificates delivered in connection with the Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and the date on which any extension of the Revolving Termination Date is effectuated pursuant to Section 2.13, the date on which any increase of the Revolving Commitments is effectuated pursuant to Section 2.16, and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of Letters of Credit.

Article VIII. Affirmative Covenants

For so long as this Agreement is in effect, the Parent and the Borrower, as applicable, shall comply with the following covenants:

Section 8.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 10.4, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 8.2. Compliance with Applicable Law.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply or obtain could reasonably be expected to have a Material Adverse Effect. The Parent will maintain in effect and enforce reasonable policies and procedures designed to ensure compliance by the Parent, the Borrower, their respective Subsidiaries and their respective directors, officers, employees, Affiliates and agents and representatives, in each case, that will act in any capacity in connection with or benefit from this Agreement, with Anti-Corruption Laws and applicable Sanctions, in each case to the extent applicable to such Persons.

Section 8.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, or cause each tenant under a Tenant Lease to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, or as a result of a casualty for which insurance is maintained pursuant to Section 8.5, and (b) from time to time make or cause

DB1/ 126519511.7

to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be lawfully conducted at all times subject to the rights of tenants under Tenant Leases, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.4. Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 7.1(t).

Section 8.5. Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, or cause each tenant under a Tenant Lease to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list (together with copies, if requested by the Administrative Agent) of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.6. Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge (a) prior to delinquency, all federal and state taxes and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) within 10 days of the date due, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, could reasonably be expected to become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim (i) which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP or (ii) if the failure to pay or discharge all such taxes, assessments, charges, levies or claims in the aggregate under this clause (ii) could not reasonably be expected to result in a Material Adverse Effect.

Section 8.7. Books and Records; Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which materially complete, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender, upon three (3) Business Days’ prior written notice to the Borrower (provided that if a Default or Event of Default has occurred and is continuing, such written notice shall not be required), to visit, subject to the rights of tenants under Tenant Leases (so long as such rights do not consist of restrictions on a Lender’s right to visit a property imposed to avoid compliance with this Section), and inspect any of such Loan Parties’ or Subsidiaries’ respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Parent if an Event of Default does not then exist), all at such reasonable times during business hours and as

DB1/ 126519511.7

often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice. The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists. If requested by the Administrative Agent, the Parent and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Parent, the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 8.8. Use of Proceeds.

The Borrower will use the proceeds of the Loans to finance acquisitions, capital expenditures, equity investments and other transactions permitted under this Agreement, to repay Indebtedness of the Parent, the Borrower and its Subsidiaries, to provide for the general working capital needs of the Parent, the Borrower and its Subsidiaries, and for other general corporate purposes of the Parent, the Borrower and its Subsidiaries. The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Parent and the Borrower shall not use, and shall ensure that their respective Subsidiaries and their respective directors, officers, employees and agents (in the case of directors, officers, employees and agents, acting solely in their capacity as such for the Parent, the Borrower or a Subsidiary, as applicable) shall not use, the proceeds of any Loan or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.9. Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply all Environmental Laws and all Governmental Approvals (including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws), in each case, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions necessary to prevent the imposition of any Liens (other than Permitted Liens) on any of their respective properties arising out of or related to any Environmental Laws. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

DB1/ 126519511.7

Section 8.10. Further Assurances.

At the Borrower’s cost and expense and upon the reasonable request of the Administrative Agent, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 8.11. Material Contracts.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon any such Person under any Material Contract to the extent that the failure to comply therewith would permit any other party thereto to terminate such Material Contract.

Section 8.12. Additional Guarantors.

(a) Within 10 Business Days following the date on which either of the following conditions first applies to any Subsidiary (other than an Excluded Subsidiary) that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) and (ii) the items that would have been delivered under Sections 6.1(a)(iv) through (viii) and (xiv) if such Subsidiary had been a Loan Party on the Agreement Date:

(A) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Parent, the Borrower or any other Subsidiary; or

(B) (x) such Subsidiary owns an Eligible Property, and (y) either has incurred, acquired or suffered to exist any Indebtedness for itself that is not Nonrecourse Indebtedness or whose equity interests are owned directly or indirectly by another Subsidiary of the Parent (other than the Borrower) which has incurred, acquired or suffered to exist any Indebtedness for itself that is not Nonrecourse Indebtedness;

provided that one or more direct or indirect Subsidiaries of the Parent that has or Guarantees (or has an equity interest holder that has or Guarantees) Indebtedness described above in clause (A) or (B) shall not be required to provide an Accession Agreement (or if the Guaranty is not then in effect, the Guaranty) so long as the aggregate amount of all such Indebtedness of, and guarantees by, all such Subsidiaries described above in clause (A) or (B) does not exceed $25,000,000.

(b) The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor (other than the Parent) from the Guaranty so long as: (i) such Guarantor is not required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1; (iii) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date

DB1/ 126519511.7

(in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents; (iv) [reserved], and (v) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.13. REIT Status.

The Parent shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 8.14. Post-Closing.

Within ninety (90) days after the Effective Date, the Borrower shall use commercially reasonable efforts to provide the Administrative Agent with copies of duly executed amendments to the 2019 CapOne Term Loan Agreement (as defined in the definition of “Existing Term Loan Agreements”) and the 2020 Term Loan Agreement (as defined in the definition of “Existing Term Loan Agreements”) and the Existing Credit Agreement (with respect to the outstanding term loans thereunder) reflecting amendments to the representations and warranties, covenants and defaults set forth therein in order to conform to the corresponding provisions of this Agreement.

Article IX. Information

For so long as this Agreement is in effect, the Parent and the Borrower, as applicable, shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 9.1. Quarterly Financial Statements.

As soon as available and in any event within 5 Business Days after the same is filed with the SEC (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Parent), the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by a Financial Officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year‑end audit adjustments and the absence of footnotes).

Section 9.2. Year‑End Statements.

As soon as available and in any event within 5 Business Days after the same is filed with the SEC (but in no event later than 90 days after the end of each fiscal year of the Parent), the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited

DB1/ 126519511.7

consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by a Financial Officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Deloitte & Touche LLP or any other independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent, whose report shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and report thereon to the Administrative Agent and the Lenders pursuant to this Agreement.

Section 9.3. Compliance Certificate.

At the time the financial statements are furnished pursuant to Sections 9.1 and 9.2, a certificate substantially in the form of Exhibit G (a “Compliance Certificate”) executed on behalf of the Parent by a Financial Officer of the Parent (a) setting forth a reasonably detailed list of all Eligible Properties which the Borrower has included in calculations of Total Unencumbered Eligible Property Value for the fiscal period covered by such Compliance Certificate; (b) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Parent was in compliance with the covenants contained in Section 10.1; , together with the amount of such excess during any such period; and (c) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Parent and/or the Borrower with respect to such event, condition or failure.

Section 9.4. Other Information.

(a) Promptly upon receipt thereof, copies of any management report submitted to the Parent, the Borrower or either of their Board of Directors by its independent public accountants;

(b) Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S‑8 or its equivalent), reports on Forms 10‑K, 10‑Q and 8‑K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the SEC (or any Governmental Authority substituted therefor) or any national securities exchange;

(c) Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any other Subsidiary or any other Loan Party;

(d) [Reserved];

(e) [Reserved];

(f) [Reserved];

(g) If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

DB1/ 126519511.7

(h) To the extent any Responsible Officer of a Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(i) A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party within five (5) Business Days after the effectiveness thereof;

(j) Prompt notice of (i) any change in any Financial Officer of the Parent or the Borrower, any other Loan Party or any other Subsidiary, (ii) any change in the business, assets, liabilities, financial condition, results of operations of any Loan Party or any other Subsidiary or (iii) the occurrence of any other event which, in the case of any of the immediately preceding clauses (i) through (iii), has had, or could reasonably be expected to have, a Material Adverse Effect;

(k) Prompt notice of the occurrence of (i) any Default or Event of Default and (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound to the extent that any such default or event of default of such Material Contract would permit any other party thereto to terminate such Material Contract;

(l) Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(m) Any notification of a violation of any Applicable Law or any inquiry shall have been received by any Loan Party or any other Subsidiary from any Governmental Authority that could reasonably be expected to result in a Material Adverse Effect;

(n) Promptly upon the request of the Administrative Agent, evidence of the Parent’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Administrative Agent;

(o) Promptly upon, and in any event within 10 Business Days of, each request, information identifying any Loan Party as a Lender may request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws and regulations including, without limitation, the Patriot Act;

(p) Promptly, and in any event within 3 Business Days after a Responsible Officer of the Parent or the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following: (i) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup

DB1/ 126519511.7

of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, the Borrower, any other Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters covered by notices referred to in any of the immediately preceding clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(q) Promptly following any change in beneficial ownership of the Borrower that would result in a change to the list of beneficial owners identified in a Beneficial Ownership Certification delivered pursuant to Section 6.1(a)(xvi) of this Agreement or this Section 9.4(q) (if any), an updated Beneficial Ownership Certification for the Borrower;

(r) Promptly, upon each request, such information and documentation as any Lender may request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act;

(s) From time to time and promptly upon, and in any event within 10 Business Days of, each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any of the other Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request; and

(t) Promptly upon, and in any event within 10 Business Days of, any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect.

Section 9.5. Electronic Delivery of Certain Information.

(a) Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including Intralinks™, DebtDomain, SyndTrak or any other Internet, e-mail or intranet website and to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent, the Parent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.

The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be

DB1/ 126519511.7

confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications (as defined below) through the Approved Electronic Platform and understands and assumes the risks of such distribution.

THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY JOINT LEAD ARRANGER, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

Documents or notices delivered electronically (other than by e-mail) shall be deemed to have been delivered (A) with respect to deliveries made pursuant to Sections 9.1, 9.2, 9.4(b) and 9.4(c) by proper filing with the SEC and available on www.sec.gov, on the date of filing thereof and (B) with respect to all other electronic deliveries (other than deliveries made by e-mail), twenty-four (24) hours after the date and time on which the Administrative Agent, the Parent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent, the Parent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. Eastern time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, upon request of the Administrative Agent, the Parent shall be required to provide paper copies of the certificate required by Section 9.3 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 9.3, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no

DB1/ 126519511.7

responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b) Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 9.6. Public/Private Information.

The Parent and the Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent or the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Parent or the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding the foregoing, each Lender who does not wish to receive Private Information agrees to cause at least one individual at or on behalf of such Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of any website provided pursuant to Section 9.5 in order to enable such Lender or its delegate, in accordance with such Lender’s compliance procedures and Applicable Law, including United States federal and state securities laws, to make reference to Information Materials that are not made available through the “Public Side Information” portion of such website provided pursuant to Section 9.5 and that may contain material non‑public information with respect to the Parent, the Borrower or its Subsidiaries or their securities for purposes of United States federal and state securities laws.

Section 9.7. USA Patriot Act Notice; Compliance.

Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Parent and the Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, such Lender is required to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Parent and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number, a Beneficial Ownership Certification, and/or such other identification information as shall be necessary for such Lender to comply with federal law, including the Patriot Act and the Beneficial Ownership Regulation. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

Article X. Negative Covenants

For so long as this Agreement is in effect, the Parent or the Borrower, as applicable, shall comply with the following covenants:

Section 10.1. Financial Covenants.

(a) Leverage Ratio. Except as otherwise provided in this subsection (a) below, the Parent shall not permit the ratio of (i) Total Outstanding Indebtedness of the Parent and its Subsidiaries to (ii) Total Market

DB1/ 126519511.7

Value, to exceed 0.60 to 1.00 at any time. Notwithstanding the foregoing, the Parent shall have the option, exercisable two times during the term of this Agreement, to elect that the ratio of (i) Total Outstanding Indebtedness of the Parent and its Subsidiaries to (ii) Total Market Value may exceed 0.60 to 1.00 for any fiscal quarter in which the Borrower completes a Material Acquisition and the immediately subsequent four fiscal quarters so long as (1) the Parent has delivered a written notice to the Administrative Agent that the Parent is exercising its option under this subsection (a) and (2) such ratio does not exceed 0.65 to 1.00 at the end of the fiscal quarter for which such election has been made and the immediately subsequent four fiscal quarters.

(b) Secured Indebtedness Ratio. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and its Subsidiaries to (ii) Total Market Value, at any time to exceed 0.40 to 1.00.

(c) Reserved.

(d) Unencumbered Coverage Ratio. The Parent shall not permit the ratio of (i) Unencumbered Net Operating Income of the Parent and its Subsidiaries for the fiscal quarter most recently ended for which financial statements are available to (ii) Unsecured Interest Expense of the Parent and its Subsidiaries for such fiscal quarter, to be less than 1.75 to 1.0 at any time.

(e) Fixed Charge Coverage Ratio. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries for the fiscal quarter most recently ended for which financial statements are available to (ii) Fixed Charges of the Parent and its Subsidiaries for such fiscal quarter, at any time to be less than 1.50 to 1.00.

(f) Reserved.

(g) Ratio of Total Unsecured Indebtedness to Total Unencumbered Eligible Property Value. Except as otherwise provided in this subsection (g) below, the Parent shall not permit the ratio of (i) Total Unsecured Indebtedness of the Parent and its Subsidiaries to (ii) Total Unencumbered Eligible Property Value to exceed 0.60 to 1.00 at any time. Notwithstanding the foregoing, the Parent shall have the option, exercisable two times during the term of this Agreement, to elect that the ratio of (i) Total Unsecured Indebtedness of the Parent and its Subsidiaries to (ii) Total Unencumbered Eligible Property Value may exceed 0.60 to 1.00 for any fiscal quarter in which the Borrower completes a Material Acquisition and the immediately subsequent four fiscal quarters so long as (1) the Parent has delivered a written notice to the Administrative Agent that the Parent is exercising its option under this subsection (g) and (2) such ratio does not exceed 0.65 to 1.00 at the end of the fiscal quarter for which such election has been made and the immediately subsequent four fiscal quarters.
(h) Reserved.

(i) Dividends and Other Restricted Payments. Subject to the following sentence, if an Event of Default exists, neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any of its Subsidiaries to, declare or make any Restricted Payments (including by way of a Delaware LLC Division) except that the Parent may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 8.13 (and the Borrower and its Subsidiaries may declare and make cash distributions to the Parent for such purpose), and Subsidiaries of the Borrower may pay Restricted Payments to the Borrower or any other Subsidiary of the Borrower that is a Loan Party. If an Event of Default specified in Section 11.1(a), Section 11.1(e) or Section 11.1(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 11.2(a), neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any Subsidiary to, make any

DB1/ 126519511.7

Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary of the Borrower that is a Loan Party.

Section 10.2. Negative Pledge.

(a) Except for Permitted Negative Pledges, neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Subsidiary to, permit any Eligible Property or any direct or indirect ownership interest of the Borrower or in any Person owning a Eligible Property, to be subject to a Negative Pledge if such Negative Pledge prohibits or purports to prohibit the creation of a Lien on such Eligible Property or ownership interest as security for the Obligations.

(b) Neither the Parent nor the Borrower, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.1.

Section 10.3. Restrictions on Intercompany Transfers.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Parent, the Borrower or any other Subsidiary; (b) pay any Indebtedness owed to the Parent, the Borrower or any other Subsidiary; (c) make loans or advances to the Parent, the Borrower or any other Subsidiary; or (d) transfer any of its property or assets to the Parent, the Borrower or any other Subsidiary; other than:

(i) with respect to clauses (a) through (d), those encumbrances or restrictions contained in (x) any Loan Document, (y) the Existing Credit Agreement and the Existing Term Loan Agreements or (z) any other agreement (A) evidencing Indebtedness that is not Secured Indebtedness which the Parent, the Borrower, any other Loan Party or any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Indebtedness that are either substantially similar to, or less restrictive than, the encumbrances and restrictions set forth in this Agreement;

(ii) with respect to clause (d), (x) customary provisions restricting assignment of any agreement entered into by the Parent, the Borrower, any other Loan Party or any other Subsidiary in the ordinary course of business, and (y) restrictions contained in any agreement relating to the sale of a Subsidiary (other than the Borrower) or the assets of a Subsidiary pending sale to the extent that such sale is permitted under this Agreement and the restrictions apply only to the Subsidiary or the assets that are the subject of such sale; and

(iii) with respect to clause (d), those encumbrances or restrictions contained in an agreement (x) evidencing Indebtedness which a Subsidiary may create, incur, assume, or permit or suffer to exist under this Agreement and (y) which Indebtedness is secured by a Lien on the assets of such Subsidiary permitted to exist under the Loan Documents, so long as such encumbrances and restrictions apply only to such Subsidiary and such Subsidiary has no material assets other than those encumbered by such Lien.

DB1/ 126519511.7

Section 10.4. Merger, Consolidation, Sales of Assets and Other Arrangements.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation (other than (x) any transaction of merger or consolidation between or among Loan Parties; provided that if the Parent or the Borrower enters into such a transaction of merger, it is the survivor thereof, (y) any transaction of merger or consolidation of a Subsidiary that is not Loan Party into a Loan Party so long as the Loan Party is the survivor thereof and (z) any transaction of merger or consolidation between two or more Subsidiaries that are not Loan Parties); (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire any assets of, or make an Investment in, any other Person (including, in the case of each of the foregoing clauses, pursuant to a Delaware LLC Division); provided, however, that any of the actions described in the immediately preceding clauses (a) through (d) may be taken with respect to the Borrower, any other Loan Party or any other Subsidiary so long as (x) immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence and (y) if as a result of any such transaction, or series of such actions, the amount of Consolidated Tangible Assets would increase or decrease by 25.0%, then prior to entering into such transaction the Parent shall deliver a Compliance Certificate executed on behalf of the Parent by a Financial Officer of the Parent demonstrating that the Parent would be in compliance with the covenants contained in Section 10.1 on a pro-forma basis after giving effect to such transaction as of the end of the most recent fiscal quarter for which financial statements are available; notwithstanding the foregoing, the Parent and the Borrower may not enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger.

Further, no Loan Party nor any Subsidiary, shall enter into any sale‑leaseback transactions or other transaction by which such Loan Party or Subsidiary shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person other than in the ordinary course of business for such Loan Party or Subsidiary.

Section 10.5. Plans.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Neither the Parent nor the Borrower shall cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 10.6. Fiscal Year.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 10.7. Modifications of Organizational Documents and Material Contracts.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) is materially adverse to the interest of the Administrative Agent or the Lenders or (b)

DB1/ 126519511.7

could reasonably be expected to have a Material Adverse Effect. Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect or default in the performance of any obligations of any Loan Party or other Subsidiary in any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

Section 10.8. Transactions with Affiliates.

Neither the Parent nor the Borrower shall permit to exist or enter into, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 7.1(r), (b) upon fair and reasonable terms which are no less favorable to the Parent, the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (c) transactions between or among Loan Parties, and (d) transactions between or among the Parent or any Subsidiaries and not involving any other Affiliate.

Section 10.9. Environmental Matters.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a material risk to human health, safety or the environment, in each case, if such violation, claim or risk could reasonably be expected to have a Material Adverse Effect. Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 10.10. Derivatives Contracts.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into (or guaranteed) by the Parent, the Borrower, any Loan Party or any such Subsidiary in the ordinary course of business and which establish, or were intended to establish, an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

Article XI. Default

Section 11.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment.

(i) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of mandatory prepayment or acceleration or otherwise) the principal of any of the Loans or Reimbursement Obligation; or

DB1/ 126519511.7

(ii) The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) any interest on any of the Loans or any of the other payment Obligations (other than those subject to the immediately preceding clause (i)) owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and in the case of this subsection (a)(ii) only, such failure shall continue for a period of 3 Business Days. For purposes of this subsection (a)(ii) if no due date is specified in this Agreement or in any other Loan Document for an Obligation, then the due date shall be considered to be the 3rd Business Day following the Borrower’s receipt of notice from the Administrative Agent that such other payment Obligation is due and payable.

(b) in Performance.

(i) Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.1 (solely with respect to the existence of the Borrower), Section 8.13, Article IX (other than clauses (c), (e), (i), (l) and (n) of Section 9.4) or Article X; or

(ii) Any Loan Party shall fail to perform or observe (A) any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section or (B) clauses (c), (e), (i), (l) and (n) of Section 9.4, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains actual knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, the Issuing Bank or any Lender in connection with the Loan Documents, shall at any time prove to have been incorrect or misleading, in either case, in any material respect when furnished or made or deemed made.

(d) Indebtedness Cross‑Default.

(i) The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to make any payment when due and payable in respect of any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having, without regard to the effect of any close-out netting provision, a Derivatives Termination Value), in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of (x) $50,000,000 or more in the case of Indebtedness that is not Nonrecourse Indebtedness or (y) $75,000,000 or more in the case of Nonrecourse Indebtedness (collectively, “Material Indebtedness”); or

(ii) (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

DB1/ 126519511.7

(iii) Any other event shall have occurred and be continuing beyond all applicable grace and cure periods, which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity (other than a mandatory prepayment resulting from the voluntary sale or condemnation of, or a casualty event with respect to, any Property securing such Material Indebtedness; provided that such sale, condemnation or event does not otherwise cause a Default or Event of Default hereunder and, with respect to any condemnation or casualty event, the Parent, the Borrower or such Subsidiary receives insurance proceeds with respect to such Property in an amount sufficient to repay such Material Indebtedness).

(e) Voluntary Bankruptcy Proceeding. The Parent, the Borrower or any other Loan Party or any one or more Subsidiaries to which more than 5% of Total Market Value is attributable in the aggregate shall: (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party or any one or more Subsidiaries to which more than 5% of Total Market Value is attributable in the aggregate in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g) Revocation of Loan Documents. Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(h) Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Parent, the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds,

DB1/ 126519511.7

individually or together with all other such judgments or orders entered against the Loan Parties, $50,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $50,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of twenty (20) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary.

(j) ERISA.

(i) Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $50,000,000; or

(ii) The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $50,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l) Change of Control/Change in Management.

(i) Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of the Parent;

(ii) During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12‑month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office;

(iii) the Parent shall cease to own and control, directly or indirectly, at least 60% of the outstanding Equity Interests of the Borrower; or

(iv) the Parent shall cease to be the managing member of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.

DB1/ 126519511.7

(m) Damage; Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower, any other Loan Party, or any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

Section 11.2. Remedies Upon Event of Default.

Upon the occurrence and during the continuance of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence and during the continuance of an Event of Default specified in Sections 11.1(e) or 11.1(f), (1)(A) the principal of, and all accrued interest on, the Loans, and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall all immediately and automatically terminate.

(ii) Optional. If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall: (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower and their respective Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Parent, the

DB1/ 126519511.7

Borrower and their respective Subsidiaries and to exercise such power as the court shall confer upon such receiver.

Section 11.3. Remedies Upon Default.

Upon the occurrence and during the continuance of a Default specified in Section 11.1(f), the Commitments and the obligation of the Issuing Bank to issue Letters of Credit shall immediately and automatically terminate.

Section 11.4. Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Issuing Bank or any Lender exercises it rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.5. Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 13.4) under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(a) to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such and the Issuing Bank in its capacity as such, ratably among the Administrative Agent and the Issuing Bank in proportion to the respective amounts described in this clause (a) payable to them;

(b) to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c) to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (c) payable to them;

(d) to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and other Letter of Credit Liabilities, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (d) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(e) the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

DB1/ 126519511.7

Section 11.6. Letter of Credit Collateral Account

(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Issuing Bank as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b) Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Bank and the Revolving Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d) If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 11.5.

(e) So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time. When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f) The Borrower shall pay to the Administrative Agent from time to time such reasonable fees as the Administrative Agent normally charges for similar services in connection with the Administrative

DB1/ 126519511.7

Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 11.7. Performance by Administrative Agent; Rescission of Acceleration by Super-Majority Lenders.

If the Parent, the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower and after the expiration of any cure or grace periods set forth herein (if no specific notice and cure or grace period is expressly set forth herein or in any of the other Loan Documents, then 3 Business Days after the Borrower receives written notice from the Administrative Agent), perform or attempt to perform such covenant, duty or agreement on behalf of the Parent, the Borrower or such other Loan Party. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower or any other Loan Party under this Agreement or any other Loan Document.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Super-Majority Lenders, then by written notice to the Borrower, the Super-Majority Lenders may elect, in the sole discretion of such Super-Majority Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Super-Majority Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 11.8. Rights Cumulative.

(a) Generally. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank and the Lenders may be selective and no failure or delay by the Administrative Agent, the Issuing Bank or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b) Enforcement by Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article XI. for the benefit of all the Lenders and the Issuing Bank; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Bank from

DB1/ 126519511.7

exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank) hereunder or under the other Loan Documents (iii) any Lender from exercising setoff rights in accordance with Section 13.4 (subject to the terms of Section 3.3), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article XI and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 3.3, any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

Article XII. THE ADMINISTRATIVE AGENT

Section 12.1. Authorization and Actions.

(a) Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Requisite Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

DB1/ 126519511.7

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of any Syndication Agent, any Co-Documentation Agent or any Joint Lead Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.4, 3.5, 3.10, 5.1, 5.4, 13.2 and 13.10) allowed in such judicial proceeding; and

DB1/ 126519511.7

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 13.10). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Parent, the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

Section 12.2. Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

DB1/ 126519511.7

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 13.6, (ii) may rely on the Register to the extent set forth in Section 13.6(c), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 12.3. The Administrative Agent Individually.

With respect to its Commitment and Loans, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Requisite Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

Section 12.4. Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably

DB1/ 126519511.7

necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Requisite Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 13.2 and 13.10, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 12.5. Acknowledgements of Lenders.

(a) Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger any Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented

DB1/ 126519511.7

to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.5(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 12.5(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

DB1/ 126519511.7

Section 12.6. Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of- pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents, including amounts required to be paid by the Borrower pursuant to Section 13.2 and Section 13.10 (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out of pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws. Such out of pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 12.7. ERISA Representations of the Lenders.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more employee benefit plans in connection with the Loans, the Commitments or this Agreement,

DB1/ 126519511.7

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent and each Joint Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Administrative Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

DB1/ 126519511.7

Article XIII. Miscellaneous

Section 13.1. Notices.

Unless otherwise provided herein (including without limitation as provided in Section 9.5), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered by hand or overnight courier as follows:

If to the Borrower:

Broadstone Net Lease, LLC
800 Clinton Square
Rochester, New York 14604
Attn: Chief Financial Officer
Telecopy Number: (585) 287-6506
Telephone Number: (585) 287-6000

If to the Administrative Agent:

237 Park Avenue, 6th Floor
New York, NY 10017
Attention: Austin R. Lotito
Telephone: (212) 648-0247
Fax: (646) 534-6301
austin.r.lotito@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.
10 S. Dearborn St., Fl L2S
Chicago, IL 60603
Attention: Kevin Berry
Telecopier: 844-235-1788
Telephone: 312-732-4836
Email: kevin.m.berry@jpmorgan.com and
cls.reb.chicago@jpmorgan.com

If to the Issuing Bank:

237 Park Avenue, 6th Floor
New York, NY 10017
Attention: Austin R. Lotito
Telephone: (212) 648-0247
Fax: (646) 534-6301
austin.r.lotito@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.
10 S. Dearborn St., Fl L2S
Chicago, IL 60603

DB1/ 126519511.7

Attention: Kevin Berry
Telecopier: 844-235-1788
Telephone: 312-732-4836
Email: kevin.m.berry@jpmorgan.com and
cls.reb.chicago@jpmorgan.com

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 9.5 to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Article II. shall be effective only when actually received. None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Bank or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 13.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Lead Arrangers for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one primary counsel to the Administrative Agent and the Lead Arrangers, taken as a whole, and one local counsel for the Administrative Agent and the Lead Arrangers, taken as a whole, in each relevant jurisdiction and with respect to each relevant specialty, and all costs and expenses of the Administrative Agent in connection with the administration of the Loan Documents and the use of IntraLinks, SyndTrak, Debt Domain or other similar information transmission systems in connection with the Loan Documents, (b) to pay all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) to pay or reimburse all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, and the other Loan Documents including, without limitation, each Note, or in connection with the Loans made or Letters of

DB1/ 126519511.7

Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (d) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 11.1(e) or 11.1(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor‑in‑possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder. All amounts due under this Section 13.2 shall be payable promptly after written demand therefor.

Section 13.3. Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 13.4. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, the Issuing Bank, each Lender, each Affiliate of the Administrative Agent, the Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of the Issuing Bank, a Lender, an Affiliate of the Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Administrative Agent exercised in its reasonable discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, any Affiliate of the Administrative Agent, the Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2, and although such Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall

DB1/ 126519511.7

exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 13.5. Waiver of Jury Trial; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower, any Loan Party or its properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL

DB1/ 126519511.7

CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 13.6. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Parent, the Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and/or Loans of a particular Class at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of a Class or, if the applicable Commitments of the same Class as such Commitment are not then in effect, the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Commitment or Revolving Loans and $1,000,000 in the case of any assignment in respect of a Class of New Term Loan, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment of the applicable Class held by such assigning Lender or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the applicable Class of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Commitment or Revolving

DB1/ 126519511.7

Loans or $1,000,000 in the case of a Class of New Term Loans, then such assigning Lender shall assign the entire amount of its Commitment of such Class and/or the Loans of such Class at the time owing to it.

(ii) Proportionate Amounts. Each partial assignment by a Lender shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loan and Commitment assigned; provided that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Commitments or Loans on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender of the same Class of Commitments or Loans, an Affiliate of such a Lender or an Approved Fund of such a Lender; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender of the same Class of Commitments or Loans, an Affiliate of such a Lender or an Approved Fund of such a Lender; and

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment.

(iv) Assignment and Assumption; Notes. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants), together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes, as applicable, are issued to the assignee and such transferor Lender, as appropriate.

(v) No Assignment to Certain Persons. . No such assignment shall be made to (A) the Parent, the Borrower or any of the Parents or the Borrower’s respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and

DB1/ 126519511.7

until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit in accordance with its Revolving Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4, 13.2 and 13.10 and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, or any Issuing Bank, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the

DB1/ 126519511.7

Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitments, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender (except as otherwise contemplated under Section 2.13), (y) reduce the rate at which interest is payable thereon (other than with respect to a waiver of implementation of interest at the Post-Default Rate) or (z) release any Guarantor from its Obligations under the Guaranty except as contemplated by Section 8.12, in each case as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation. Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10, 5.1, 5.4 (subject to the requirements and limitations therein, including the requirements under Section 3.10(g)(it being understood that the documentation required under Section 3.10(g) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6 as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.1 or 3.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6 with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.4 as though it were a Lender, provided such Participant agrees to be subject to Section 3.3 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.10 and 5.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment

DB1/ 126519511.7

shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(h) USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 13.7. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement (including Sections 5.2(b), 5.2(c) and 13.7(d)), (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b) Consent of Lenders Directly Affected. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i) increase (or reinstate or, other than in accordance with Section 2.13, extend) the Commitment of such Lender (excluding any increases contemplated under Section 2.16) or subject such Lender to any additional obligations without the written consent of such Lender;

(ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations owing to such Lender without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Super-Majority Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”:

(iii) reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv) modify the definition of “Revolving Termination Date” (except in accordance with Section 2.13), or otherwise postpone any date fixed for any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date, in each case, without the written consent of each Revolving Lender directly affected thereby;

DB1/ 126519511.7

(v) amend or otherwise modify (x) the definition of “Revolving Commitment Percentage” without the written consent of each Revolving Lender or (y) “Pro Rata Share” or the provisions of Section 3.2 without the written consent of each Lender directly affected thereby;

(vi) release any Guarantor from its obligations under the Guaranty except as contemplated by Section 8.12 without the written consent of each Lender;

(vii) (x) amend or otherwise modify the definitions of the terms “Requisite Lenders” or “Super-Majority Lenders”, modify the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(viii) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(ix) waive a Default or Event of Default under Section 11.1(a) without the written consent of each Lender directly affected thereby (except as provided in Section 11.7); or

(x) amend or waive the Borrower’s compliance with Section 2.15 without the written consent of each Revolving Lender.

(c) Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.3 or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) a Commitment of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section (such waiver not to be unreasonably withheld, conditioned or delayed), notwithstanding any attempted cure or other action by the Parent, the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Parent or the Borrower shall entitle the Parent or the Borrower to other or further notice or demand in similar or other circumstances.

DB1/ 126519511.7

(d) Technical Amendments. Notwithstanding anything to the contrary in this Section 13.7, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks and the Administrative Agent provides notice to Lenders of such amendment. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

Section 13.8. Nonliability of Administrative Agent and Lenders.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Loan Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

DB1/ 126519511.7

Section 13.9. Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or Loan or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, the Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate of the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower or any Affiliate of the Parent or the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, market data collectors and data service providers (including league table providers) that serve the lending industry, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Parent or the Borrower. Notwithstanding the foregoing, the Administrative Agent, the Issuing Bank and each Lender may disclose any such confidential information, without notice to the Parent, the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, the Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, the Issuing Bank or such Lender. As used in this Section, the term “Information” means all information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank, any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Parent, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.10. Indemnification; Limitation of Liability.

(a) The Borrower shall indemnify the Administrative Agent, each Arranger, each Syndication Agent, each Co-Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each

DB1/ 126519511.7

Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any liabilities arising under Environmental Laws related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Borrower or any other Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses have resulted from (x) the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction by final and nonappealable judgment or (y) a claim, demand or dispute not involving an act or omission of a Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or the Administrative Agent in their capacities as such). This Section 13.10(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b) To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such Liabilities have resulted from the gross negligence or willful misconduct of such Lender-Related Person, as determined by a court of competent jurisdiction by final and nonappealable judgment; and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 13.10(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 13.10(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. All amounts due under this Section 13.10 shall be payable promptly after written demand therefor.

(d) The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

DB1/ 126519511.7

Section 13.11. Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements to provide Cash Collateral as required in Section 2.4(b)), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Bank is no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full. The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.10, 5.1, 5.4, 12.6, 13.2, 13.3 and 13.10 and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.5, shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 13.12. Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 13.13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 13.14. Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,”

DB1/ 126519511.7

“signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders, and each Loan Party shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Lender, or any Loan Party, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 13.15. Obligations with Respect to Loan Parties and Subsidiaries.

The obligations of the Parent and the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties and Subsidiaries as specified herein shall be absolute and not subject to any defense the Parent or the Borrower may have that the Parent or the Borrower does not control such Loan Parties or Subsidiaries.

Section 13.16. Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

DB1/ 126519511.7

Section 13.17. Limitation of Liability.

None of the Administrative Agent, the Issuing Bank, any Lender, or any of their respective Related Parties shall have any liability with respect to, and each of the Parent and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by the Parent or the Borrower in connection with, arising out of, or in any way related to, this Agreement, or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of the Parent and the Borrower hereby waives, releases, and agrees not to sue the Administrative Agent or any Lender or any of the Administrative Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 13.18. Entire Agreement.

This Agreement, the Notes, and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency.

Section 13.19. Construction.

The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Parent, the Borrower and each Lender.

Section 13.20. Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 13.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

DB1/ 126519511.7

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 13.22. Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 13.23. Transitional Arrangements.

(a) Existing Revolving Credit Agreement Superseded. This Agreement shall supersede the Existing Revolving Credit Agreement in its entirety, except as provided in this Section 13.23. On the Effective Date, (i) the loans outstanding under the Existing Revolving Credit Agreement shall become Loans hereunder, (ii) the rights and obligations of the parties under the Existing Revolving Credit Agreement and the “Notes” defined therein shall be subsumed within and be governed by this Agreement and the Notes; provided, however, that for purposes of this clause (ii) any of the “Obligations” (as defined in the Existing Revolving Credit Agreement) outstanding under the Existing Revolving Credit Agreement shall, for purposes of this

DB1/ 126519511.7

Agreement, be Obligations hereunder, (iii) this Agreement shall not in any way release or impair the rights, duties or obligations created pursuant to the Existing Revolving Credit Agreement or any other Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties and obligations are assumed, ratified and affirmed by the Borrower; (iv) the obligations incurred under the Existing Revolving Credit Agreement shall, to the extent outstanding on the Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such obligations or any of the other rights, duties and obligations of the parties hereunder; and (v) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Existing Revolving Credit Agreement, or constitute a waiver of any covenant, agreement or obligation under the Existing Revolving Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby. The Lenders’ interests in such obligations, and participations in letters of credit under the Existing Revolving Credit Agreement, shall be reallocated and continued in a “cashless roll” transaction on the Effective Date in accordance with each Lender’s Revolving Commitment Percentage. On the Effective Date, (A) the loan commitment of each Lender that is a party to the Existing Revolving Credit Agreement but is not a party to this Agreement (an “Exiting Lender”) shall be terminated, all outstanding obligations owing to such Exiting Lender under the Existing Revolving Credit Agreement on the Effective Date shall be paid in full, and each Exiting Lender shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Lender under the Loan Documents that are intended by their express terms to survive termination of the Commitments and/or the repayment, satisfaction or discharge of obligations under any Loan Document shall survive for such Exiting Lender hereunder, subject to the terms hereof, and (B) each Person listed on Schedule I attached to this Agreement shall be a Lender under this Agreement with the Revolving Commitment set forth opposite its name on such Schedule I.

(b) Interest and Fees under Existing Revolving Credit Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Existing Revolving Credit Agreement shall be calculated as of the Effective Date (prorated in the case of any fractional periods) and shall be paid on the Effective Date in accordance with the method specified in the Existing Revolving Credit Agreement as if such agreement were still in effect.

Section 13.24. Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding

DB1/ 126519511.7

any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

[Signatures on Following Pages]

DB1/ 126519511.7

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

Broadstone Net Lease, LLC,
a New York limited liability company

By: Broadstone Net Lease, Inc., Managing Member

By: /s/ Ryan M. Albano
Name: Ryan M. Albano
Title: Chief Financial Officer

BROADSTONE NET LEASE, INC.
a Maryland corporation

By: /s/ Ryan M. Albano
Name: Ryan M. Albano
Title: Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By: /s/ Austin Lotito
Name: Austin Lotito
Title: Executive Director

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

BANK OF MONTREAL, as a Lender

By: /s/ Jonas L. Robinson
Name: Jonas L. Robinson
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By: /s/ Lisa Plescia
Name: Lisa Plescia
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

TRUIST BANK, as a Lender

By: /s/ Ryan Almond
Name: Ryan Almond
Title: Director

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Peter Ilovic
Name: Peter Ilovic
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

REGIONS BANK, as a Lender

By: /s/ William Chalmers
Name: William Chalmers
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Kimberly L. Feldman
Name: Kimberly L. Feldman
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

FIRST HORIZON BANK, as a Lender

By: /s/ Tyrus J. Treadwell
Name: Tyrus J. Treadwell
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Jonathan Bond
Name: Jonathan Bond
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

ASSOCIATED BANK, N.A., as a Lender

By: /s/ Mitchell Vega
Name: Mitchell Vega
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement with Broadstone Net Lease, LLC]

TD BANK, N.A., as a Lender

By: /s/ Jessica Trombly
Name: Jessica Trombly
Title: Vice President

[Signatures Continued on Next Page]

SCHEDULE I

Commitments

Revolving Commitments

Lender	Revolving Commitment Amount

JPMORGAN CHASE BANK, N.A.	$165,000,000.00
BANK OF MONTREAL	$110,000,000.00
MANUFACTURERS AND TRADERS TRUST COMPANY	$110,000,000.00
CAPITAL ONE, NATIONAL ASSOCIATION	$100,000,000.00
TRUIST BANK	$100,000,000.00
U.S. BANK NATIONAL ASSOCIATION	$80,000,000.00
GOLDMAN SACHS BANK USA	$75,000,000.00
REGIONS BANK	$65,000,000.00
KEYBANK NATIONAL ASSOCIATION	$65,000,000.00
TD BANK, N.A.	$55,000,000.00
MORGAN STANLEY BANK, N.A.	$50,000,000.00
ASSOCIATED BANK, NATIONAL ASSOCIATION	$17,000,000.00
FIRST HORIZON BANK	$8,000,000.00
Total:	$1,000,000,000.00

SCHEDULE 1.1. - List of Loan Parties

	Name	Status
1	Broadstone Net Lease, LLC	Borrower
2	Broadstone Net Lease, Inc.	Parent and Guarantor

SCHEDULE 2.3

Existing Letters of Credit

None

SCHEDULE 7.1.(b) Part I - Subsidiaries of the Parent *

Parent Guarantor's Subsidiaries
Subsidiary	Jurisdiction	Owner of Equity Interest	Nature of Equity Interest	Percentage of Ownership
99 Garnsey Road Associates II, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
AGNL Avionics Abbotsford Nominee ULC	Canada	Broadstone CA Canada, LLC	Membership Interest	100%
Brick Holdings I, Inc.	Delaware	Broadstone Net Lease, Inc.	Shareholder Interest	100%
Brick Holdings II, Inc.	Delaware	Broadstone Net Lease, Inc.	Shareholder Interest	100%
Broadstone 2020EX Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AAP East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AAP Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AC Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ACW Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ADB Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ADTB Rochester, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AFD Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AI Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ALH Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AMG Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Brunswick, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Jacksonville, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Sarasota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB SC, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Utah, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APLB Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone APM Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AQG Indiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AS Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ASDCW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ASH Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ATI Massachusetts, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone August Family UPREIT OH PA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AVF Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone AVF Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BB Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BCI Iowa, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BEC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BEF Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BER East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BFC Maryland, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BFW Minnesota LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BH Alabama, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BI South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BJWC Massachusetts, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BK Emporia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BK Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BNR Arizona, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BP Kansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BPC Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BPC Pittsburgh LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BPS Montana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BT South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Appalachia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone BW Wings South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CA Canada, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Cable, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Camping Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Austin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC New Orleans, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Raleigh Greensboro, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CC Theodore Augusta, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CCP Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CFW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CG Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CG Indiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CHR Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CI West, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CLE Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CM Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CMH Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CMM Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CPN North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CQ Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CPS Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CSB Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CVP Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone CW Nevada, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%

Broadstone CWP Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DG Northeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DG South, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DG West, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DHCP VA AL, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DI Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone DQ Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EA Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EA Pennsylvania, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EH Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EHA Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Employee Sub, LLC	New York	Broadstone Net Lease, LLC Broadstone Net Lease, Inc.	Membership Interest Membership Interest	99% 1%
Broadstone EO Birmingham I, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EO Birmingham II, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EO North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EVH Vermont, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone EWD Illinios, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FC Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FC Portage, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FD Portfolio I, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FD Portfolio II, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FD West Columbia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FDT Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FHS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Filter, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FIT Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FKC Louisiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FKC Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMAS Mississippi, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMFP B2 Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMFP B3 Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FMFP Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FR Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone FSLY Maryland, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GC Kentucky, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GCSC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GDMS Massachusetts, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GHS South Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GLG Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone GUC Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HBC Arizona, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HC California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HFO Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HHH Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HHP Pennsylvania, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HLC Midwest, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HLM Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HMC Washington, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone HOME Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ICW Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IELC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IPI Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IS Houston, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IT Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ITI Pennsylvania, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IUH Indiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone IVRO CA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone JBL California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone JFR Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone JLC Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone JTR Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KFC Chicago, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Kinston, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KKD Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KKMC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KNG Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone KP Alabama, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LCA Tampa, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LGC Northeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Liverpool Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LJS California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LJS Georgia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone LW PA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MB Louisiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MCW Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MD Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Med Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MFEC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MHH Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Mid America Indiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MNB Nebraska, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MPH Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%

Broadstone MS Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MSC Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MV Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone MW Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NDC Fayetteville LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NED Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Net Lease Acquisitions, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Net Lease, LLC	New York	Broadstone Net Lease, Inc.	Membership Interest	94.5011%**
Broadstone Net Lease TRS, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NF Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NI North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NIC Pennsylvania, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NRS Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NSC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NVLX Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone NWCC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Octa Indiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone OLL New York, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone OP Ohio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PA Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PC Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PCI Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PCSC Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Pearl, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Pearl Portfolio III, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PFS New Jersey, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PHS Washington, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PIC Illinois LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PJ RLY, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Plumbing TX, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PMI Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PP Arkansas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PRGS Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PSM Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PV California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PVC MA, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone PY Cincinnati, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RA California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone REV New Jersey, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RCS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Renal Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RHI Virginia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RL Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RM Missouri, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Roller, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone RTC Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SC Elgin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SC Illinios, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SCD Mason, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SCV Arizona, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SEC North Carolina, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SF Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SLH Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SN Colorado, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SNC OK TX, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SNI East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SNI Greenwich, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SOE Raleigh, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone Sports Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SP Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SPS Utah, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SSH California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ST Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone STI Minnesota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone STS California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone SW Mississippi, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TA Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Augusta Pensacola, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Jacksonville, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Northwest, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Ozarks, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB Southeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TB TN, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TF Oklahoma, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TH North Dakota, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TPR Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TR Florida, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRH Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRP Indiana, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS Arizona, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS Kentucky, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS Mississippi, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS New Mexico, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS Orangeburg, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%

Broadstone TRS Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TRS Portfolio 2, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TSC Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone TSGA Kentucky, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone USMM Michigan, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone USPO Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone UW Kentucky, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone VAH Illinois, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone VW Tennessee, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WFM Sterling, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WG Southeast, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WGR Wisconsin, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WH Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI Alabama, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI Appalchia, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI East, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI Great Plains, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WI MT ND, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WRK California, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone WS Iowa, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone XELA Texas, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Broadstone ZCW Portfolio, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
CF Alpha & Golf KS Propco LLC	Delaware	Broadstone BP Kansas, LLC	Membership Interest	100%
CF Alpha & Golf MA Propco LLC	Delaware	Broadstone BJWC Massachusetts, LLC	Membership Interest	100%
Eire Rochester Florida II, L.L.C.	Florida	Broadstone ADTB Rochester, LLC	Membership Interest	100%
GRC Durham, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
GRC LI TX, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
Hickory Drive Holdings, LLC	Delaware	Broadstone Net Lease, LLC	Membership Interest	100%
NWR Realty, LLC	Washington	Broadstone Net Lease, LLC	Membership Interest	100%
TB Tampa Real Estate, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%
Unity Ridgeway, LLC	New York	Broadstone Net Lease, LLC	Membership Interest	100%

* Subsidiaries as of September 30, 2021

** Percentage of membership interests as of September 30, 2021; Ownership deemed 100% for financial covenants per definition of "Ownership Share."

SCHEDULE 7.1.(b) Part II - Unconsolidated Affiliates

	Unconsolidated Affiliate	Jurisdiction	Owner of Equity Interest	Nature of Equity Interest	Percentage of Ownership
1	None	-	-	-	-

SCHEDULE 7.1.(f) Part I - Properties*

Ownership Entity	Street	City/Town	State	Occupancy Status	Development Property
99 Garnsey Road Associates II, LLC	99 Garnsey Road	Pittsford	NY	Occupied	No
Broadstone AAP Portfolio, LLC	104 S. Clark Road	Cedar Hill	TX	Occupied	No
Broadstone AAP Portfolio, LLC	1880 Pulaski Highway	Bear	DE	Occupied	No
Broadstone AC Wisconsin, LLC	N85 W12545 Westbrook Crossing	Menomonee Falls	WI	Occupied	No
Broadstone ACW Wisconsin, LLC	3181 Commodity Lane	Green Bay	WI	Occupied	No
Broadstone ADB Ohio, LLC	5300 Tod Avenue Southwest	Lordstown	OH	Occupied	No
Broadstone ALH Texas, LLC	4501 Mountain Creek Parkway	Dallas	TX	Occupied	No
Broadstone AMG Illinois, LLC	4001 Vollmer Rd	Olympia Fields	IL	Occupied	No
Broadstone APLB Minnesota, LLC	1900 Adams Street	Mankato	MN	Occupied	No
Broadstone APLB Minnesota, LLC	1018 Meadowlands Drive	Saint Paul	MN	Occupied	No
Broadstone APLB Wisconsin, LLC	900 Hansen Road	Ashwaubenon	WI	Occupied	No
Broadstone APLB Wisconsin, LLC	1700 S. Koeller St.	Oshkosh	WI	Occupied	No
Broadstone APLB Wisconsin, LLC	2420 E. Mason St.	Green Bay	WI	Occupied	No
Broadstone APLB Wisconsin, LLC	2510 W. Washington St.	West Bend	WI	Occupied	No
Broadstone APLB Wisconsin, LLC	3730 W. College Ave.	Appleton	WI	Occupied	No
Broadstone APLB Wisconsin, LLC	4435 Calumet Ave.	Manitowoc	WI	Occupied	No
Broadstone APLB Wisconsin, LLC	4745 Golf Road	Eau Claire	WI	Occupied	No
Broadstone APM Florida, LLC	3401 St Johns Parkway	Sanford	FL	Occupied	No
Broadstone AQG Indiana, LLC	225 West Morgan Avenue	Evansville	IN	Occupied	No
Broadstone AS Portfolio, LLC	10103 Metcalf Avenue	Overland Park	KS	Occupied	No
Broadstone AS Portfolio, LLC	10183 Metcalf Avenue	Overland Park	KS	Occupied	No
Broadstone AS Portfolio, LLC	10203 Metcalf Avenue	Overland Park	KS	Occupied	No
Broadstone AS Portfolio, LLC	Cell Tower	Overland Park	KS	Occupied	No
Broadstone ASH Arkansas, LLC	5201 Northshore Drive	North Little Rock	AR	Occupied	No
Broadstone ATI Massachusetts, LLC	108 Cherry Hill Drive	Beverly	MA	Occupied	No
Broadstone AVF Illinois, LLC	1021 Butterfield Road	Downers Grove	IL	Occupied	No
Broadstone AVF Michigan, LLC	27775 Novi Road	Novi	MI	Occupied	No
Broadstone AVF Michigan, LLC	8748 West Saginaw Hwy	Lansing	MI	Occupied	No
Broadstone AVF Michigan, LLC	4577 Miller Road	Flint	MI	Occupied	No
Broadstone AVF Michigan, LLC	33801 S. Gratiot Ave.	Clinton Township	MI	Occupied	No
Broadstone AVF Michigan, LLC	50400 Gratiot Ave.	Chesterfield	MI	Occupied	No
Broadstone AVF Michigan, LLC	1775 Oak Hollow Dr.	Traverse City	MI	Occupied	No
Broadstone AVF Michigan, LLC	6340 East 14 Mile Road	Warren	MI	Not Occupied	No
Broadstone AVF Michigan, LLC	3500 28th St. SE	Grand Rapids	MI	Occupied	No
Broadstone BB Portfolio, LLC	2925 Ross Clark Cr.	Dothan	AL	Occupied	No
Broadstone BB Portfolio, LLC	1820 Raymond Diehl Rd.	Tallahassee	FL	Occupied	No
Broadstone BB Portfolio, LLC	995 N. Peachtree Parkway	Peachtree City	GA	Occupied	No
Broadstone BB Portfolio, LLC	1824 Club House Drive	Valdosta	GA	Occupied	No
Broadstone BB Portfolio, LLC	15608 S Harlem Avenue	Orland Park	IL	Occupied	No
Broadstone BB Portfolio, LLC	6007 E. State Street	Rockford	IL	Occupied	No
Broadstone BB Portfolio, LLC	3201 W 3rd St.	Bloomington	IN	Occupied	No
Broadstone BB Portfolio, LLC	3730 S. Reed Rd.	Kokomo	IN	Occupied	No
Broadstone BB Portfolio, LLC	6435 Dixie Hwy.	Clarkston	MI	Occupied	No
Broadstone BB Portfolio, LLC	1515 W. 14 Mile Rd.	Madison Heights	MI	Occupied	No
Broadstone BB Portfolio, LLC	7873 Conference Ctr Dr.	Brighton	MI	Occupied	No
Broadstone BB Portfolio, LLC	1501 Boardman Road	Jackson	MI	Occupied	No
Broadstone BB Portfolio, LLC	250 Mitchelle Drive	Hendersonville	NC	Occupied	No
Broadstone BB Portfolio, LLC	111 Howell Road	New Bern	NC	Occupied	No
Broadstone BB Portfolio, LLC	2625 West Craig Rd.	Las Vegas	NV	Occupied	No
Broadstone BB Portfolio, LLC	230 Lake Drive East	Cherry Hill	NJ	Occupied	No
Broadstone BB Portfolio, LLC	9395 McKnight Road	Pittsburgh	PA	Occupied	No
Broadstone BB Portfolio, LLC	1550 I-10 South	Beaumont	TX	Occupied	No
Broadstone BB Portfolio, LLC	1101 N. Beckley Ave.	Desoto	TX	Occupied	No
Broadstone BB Portfolio, LLC	502 West Bay Area Blvd.	Webster	TX	Occupied	No
Broadstone BB Portfolio, LLC	261 University Boulevard	Harrisonburg	VA	Occupied	No
Broadstone BB Portfolio, LLC	111 Hylton Lane	Beckley	WV	Occupied	No
Broadstone BCI Iowa, LLC	2900 Capital Way	Cedar Falls	IA	Occupied	No
Broadstone BEC Texas, LLC	22741 Professional Drive	Kingwood	TX	Occupied	No
Broadstone BEF Portfolio, LLC	651 Commerce Parkway	Lima	OH	Occupied	No
Broadstone BER East, LLC	5641 S. Westnedge Avenue	Portage	MI	Occupied	No
Broadstone BER East, LLC	13050 Brookpark Road	Brook Park	OH	Occupied	No
Broadstone BER East, LLC	1 Mariner Court	Harmarville	PA	Occupied	No
Broadstone BER East, LLC	7347 California Avenue	Youngstown	OH	Occupied	No
Broadstone BER East, LLC	932 Sheraton Drive	Mars	PA	Occupied	No
Broadstone BER East, LLC	4471 Eastgate Boulevard	Cincinnati	OH	Occupied	No
Broadstone BER East, LLC	1301 South Columbus Pike	Delaware	OH	Occupied	No
Broadstone BER East, LLC	151 Park Center	Wadsworth	OH	Occupied	No
Broadstone BER East, LLC	489 Orphanage Road	Fort Wright	KY	Occupied	No
Broadstone BER East, LLC	2449 Gilchrist Road	Akron	OH	Occupied	No
Broadstone BER East, LLC	4424 Fairfax Drive	Mt. Vernon	IL	Not Occupied	No
Broadstone BER East, LLC	45144 Worth Avenue	California	MD	Occupied	No
Broadstone BER East, LLC	241 Wal-Mart Way	Maysville	KY	Occupied	No
Broadstone BER East, LLC	27 Kimberly Lane	Cranberry	PA	Occupied	No
Broadstone BER East, LLC	2896 Pike Street	Parkersburg	WV	Occupied	No
Broadstone BER East, LLC	475 Gateway Boulevard	Chesterton	IN	Occupied	No
Broadstone BER East, LLC	121 Kinetic Drive	Huntington	WV	Occupied	No

Broadstone BER East, LLC	1799 St Rt 125	Amelia	OH	Occupied	No
Broadstone BER East, LLC	2100 South Main St.	Bellefontaine	OH	Occupied	No
Broadstone BER East, LLC	12930 State Route 664	Logan	OH	Occupied	No
Broadstone BER East, LLC	1730 E. Wyandot Avenue	Upper Sandusky	OH	Occupied	No
Broadstone BFC Maryland, LLC	6625 Dobbin Road	Columbia	MD	Occupied	No
Broadstone BI South, LLC	6120 E Independence Boulevard	Charlotte	NC	Occupied	No
Broadstone BI South, LLC	490 S Illinois Avenue	Oak Ridge	TN	Occupied	No
Broadstone BI South, LLC	2468 Alcoa Highway	Alcoa	TN	Occupied	No
Broadstone BNR Arizona, LLC	9780 S Estrella Parkway	Goodyear	AZ	Occupied	No
Broadstone BPS Montana, LLC	2300 Grant Road	Billings	MT	Occupied	No
Broadstone BPS Montana, LLC	3050 Great Northern Avenue	Missoula	MT	Occupied	No
Broadstone BT South, LLC	850 I-30 East	Mt. Pleasant	TX	Occupied	No
Broadstone BT South, LLC	950 I-30 East	Mt. Pleasant	TX	Occupied	No
Broadstone BT South, LLC	2424 W Ferguson Drive	Mt. Pleasant	TX	Occupied	No
Broadstone BT South, LLC	200 County Road	Madill	OK	Occupied	No
Broadstone BT South, LLC	1014-1016 North Industrial Road	Madill	OK	Occupied	No
Broadstone BT South, LLC	1102 North Industrial Road	Madill	OK	Occupied	No
Broadstone BT South, LLC	110 Pettijohn Road	Madill	OK	Occupied	No
Broadstone BT South, LLC	20675 US Hwy 80 (Industrial/Self Storage)	Willis Point	TX	Occupied	No
Broadstone BT South, LLC	223 Rip Wiley Road	Fitzgerald	GA	Occupied	No
Broadstone BT South, LLC	502 Midway Road	Cordele	GA	Occupied	No
Broadstone BT South, LLC	3621 East Loop 820 S	Fort Worth	TX	Occupied	No
Broadstone BT South, LLC	10111 N Walton Walker Blvd	Dallas	TX	Occupied	No
Broadstone BT South, LLC	1801 E Central Freeway	Wichita Falls	TX	Occupied	No
Broadstone BT South, LLC	103 Titan Road	Kingston	OK	Occupied	No
Broadstone BT South, LLC	20260 I-35 South	Lytle	TX	Occupied	No
Broadstone BT South, LLC	17902 US Hwy 59	New Caney	TX	Occupied	No
Broadstone BT South, LLC	13300 West I-20 East	Odessa	TX	Occupied	No
Broadstone BW Appalachia, LLC	45 Betten Court	Bridgeport	WV	Occupied	No
Broadstone BW Wings South, LLC	2870 Florence Boulevard	Florence	AL	Occupied	No
Broadstone BW Wings South, LLC	945 Wimberly Drive SW	Decatur	AL	Occupied	No
Broadstone BW Wings South, LLC	3485 Tupelo Commons	Tupelo	MS	Occupied	No
Broadstone CA Canada, LLC	1337 Townline Road	Abbotsford	BC	Occupied	No
Broadstone Cable, LLC	4401 South Orchard Street	Tacoma	WA	Occupied	No
Broadstone Cable, LLC	2789 Old Belleville Road	St. Matthews	SC	Occupied	No
Broadstone Cable, LLC	2110 Summit Street	New Haven	IN	Occupied	No
Broadstone Camping Texas, LLC	11271 & 11182 U.S. 69 North	Tyler	TX	Occupied	No
Broadstone CC Austin, LLC	5900 E. Ben White Blvd.	Austin	TX	Occupied	No
Broadstone CC Portfolio, LLC	1001 10th Avenue	Columbus	GA	Occupied	No
Broadstone CC Portfolio, LLC	1761 Newport Road	Ephrata	PA	Occupied	No
Broadstone CC Portfolio, LLC	1990 Hood Road	Greer	SC	Occupied	No
Broadstone CC Portfolio, LLC	3502 Enterprise Avenue	Joplin	MO	Occupied	No
Broadstone CC Portfolio, LLC	27815 Highway Boulevard	Katy	TX	Occupied	No
Broadstone CCP Virginia, LLC	1818 Electric Road	Roanoke	VA	Occupied	No
Broadstone CG Georgia, LLC	2579 Monroe Drive	Gainesville	GA	Occupied	No
Broadstone CG Indiana, LLC	6508 West FW Marks Drive	Greenfield	IN	Occupied	No
Broadstone CHR Illinois, LLC	1501 Mittel Blvd	Wood Dale	IL	Occupied	No
Broadstone CI West, LLC	2420 W. Baseline Road	Tempe	AZ	Occupied	No
Broadstone CI West, LLC	621 Rose Street, 645 Rose Street, 621 Peach Street, 631 Peach Street, 651 Peach Street, 690 Peach Street, 1811 S. 6th Street	Lincoln	NE	Occupied	No
Broadstone CLE Illinois, LLC	2400 West Central Road	Hoffman Estates	IL	Occupied	No
Broadstone CM Florida, LLC	9487 Regency Square Boulevard	Jacksonville	FL	Occupied	No
Broadstone CMH Illinois, LLC	4355 Montgomery Road	Naperville	IL	Occupied	No
Broadstone CMM Colorado, LLC	5575 Logan Street	Denver	CO	Occupied	No
Broadstone CMM Colorado, LLC	400 E. 56th Avenue	Denver	CO	Occupied	No
Broadstone CPN North Carolina, LLC	807 Schenck Street	Shelby	NC	Occupied	No
Broadstone CPS Ohio, LLC	6299 Dressler Road NW	North Canton	OH	Occupied	No
Broadstone CQ Illinois, LLC	1109 East Lake Street	Streamwood	IL	Occupied	No
Broadstone CSB Minnesota, LLC	1601 County Road 2	Cold Spring	MN	Occupied	No
Broadstone CVP Virginia, LLC	11415 Georgetown Pike	Great Falls	VA	Occupied	No
Broadstone CW Nevada, LLC	4248 West Post Road	Las Vegas	NV	Occupied	No
Broadstone CWP Michigan, LLC	936 & 940 East Saginaw Highway	Grand Ledge	MI	Occupied	No
Broadstone CWP Michigan, LLC	6008 West Saginaw Highway	Lansing	MI	Occupied	No
Broadstone DG Northeast, LLC	21428 State Route 22	Hoosick Falls	NY	Occupied	No
Broadstone DG Northeast, LLC	6367 Route 9N	Hadley	NY	Occupied	No
Broadstone DG Northeast, LLC	29 Main Street	Cairo	NY	Occupied	No
Broadstone DG Northeast, LLC	9501 US Route 20	Bridgewater	NY	Occupied	No
Broadstone DG Northeast, LLC	3067 US Rte 9	Valatie	NY	Occupied	No
Broadstone DG Northeast, LLC	3282 Route 209	Wurtsboro	NY	Occupied	No
Broadstone DG Northeast, LLC	5602 Route 11	Ellenburg Center	NY	Occupied	No
Broadstone DG Northeast, LLC	3838 Walworth-Marion Road	Marion	NY	Occupied	No
Broadstone DG Northeast, LLC	7754 St. Rt. 104	Oswego	NY	Occupied	No
Broadstone DG Northeast, LLC	1027 William Howard Taft Road	Cincinnati	OH	Occupied	No
Broadstone DG Northeast, LLC	5245 N. Dixie Drive	Dayton	OH	Occupied	No
Broadstone DG Northeast, LLC	324 W. Dayton Street	West Alexandria	OH	Occupied	No
Broadstone DG Northeast, LLC	670 North Main Street	Sheffield	MA	Occupied	No
Broadstone DG Northeast, LLC	6459 State Route 23A	Tannersville	NY	Occupied	No
Broadstone DG Northeast, LLC	18322 Route 22	Berlin	NY	Occupied	No
Broadstone DG Northeast, LLC	51 Leonard Street	Gansevoort	NY	Occupied	No

Broadstone DG Northeast, LLC	2173 Route 96 A	Ovid	NY	Occupied	No
Broadstone DG Northeast, LLC	656 Main Street	Breesport	NY	Occupied	No
Broadstone DG Northeast, LLC	4906 State Highway 56	Colton	NY	Occupied	No
Broadstone DG Northeast, LLC	393 Main Street	Richmondville	NY	Occupied	No
Broadstone DG Northeast, LLC	7899 State Route 55	Neversink	NY	Occupied	No
Broadstone DG Northeast, LLC	1945 Route 3	Plattsburgh	NY	Occupied	No
Broadstone DG Northeast, LLC	9070 State Route 365	Holland Patent	NY	Occupied	No
Broadstone DG Northeast, LLC	350 US Highway 1 South	Rockingham	NC	Occupied	No
Broadstone DG Northeast, LLC	1499 Main Street	Castleton	VT	Occupied	No
Broadstone DG South LLC	24 6th Avenue	Lineville	AL	Occupied	No
Broadstone DG South LLC	620 County Road 79	Jones	AL	Occupied	No
Broadstone DG South LLC	795 Schillinger Road North	Mobile	AL	Occupied	No
Broadstone DG South, LLC	5146 Augusta Road	Lexington	SC	Occupied	No
Broadstone DG South, LLC	2818 Augusta Highway	Lexington	SC	Occupied	No
Broadstone DG South, LLC	831 14th Street W	Huntington	WV	Occupied	No
Broadstone DG South, LLC	318 Norway Avenue	Huntington	WV	Occupied	No
Broadstone DG South, LLC	4801 Frankfort Highway	Ridgeley	WV	Occupied	No
Broadstone DG South, LLC	7797 Sissonville Drive	Sissonville	WV	Occupied	No
Broadstone DG South, LLC	3627 Maple Acres Road	Bluefield	WV	Occupied	No
Broadstone DG South, LLC	800 Chestnut Street	Charleston	WV	Occupied	No
Broadstone DG South, LLC	4817 Midland Drive	Charleston	WV	Occupied	No
Broadstone DG South, LLC	2615 Pennsylvania Avenue	Charleston	WV	Occupied	No
Broadstone DG South, LLC	1798 Buchanan Highway	Cedartown	GA	Occupied	No
Broadstone DG West, LLC	650 S Fortuna Blvd	Fortuna	CA	Occupied	No
Broadstone DHCP VA AL, LLC	913 North 25th Street	Richmond	VA	Occupied	No
Broadstone DHCP VA AL, LLC	2958 Dorchester Drive	Montgomery	AL	Occupied	No
Broadstone DI Portfolio, LLC	2425 S. Rouse Avenue	Pittsburg	KS	Occupied	No
Broadstone DI Portfolio, LLC	17123 Commerce Centre Drive	Prairieville	LA	Occupied	No
Broadstone DI Portfolio, LLC	2321 W. Morehead Street	Charlotte	NC	Occupied	No
Broadstone DI Portfolio, LLC	10921 East 81st Street	Tulsa	OK	Occupied	No
Broadstone DI Portfolio, LLC	1306 Lincoln Street	Rhinelander	WI	Occupied	No
Broadstone EA Ohio, LLC	7700 New Carlisle Pike	Huber Heights	OH	Occupied	No
Broadstone EA Ohio, LLC	34000 Melinz Parkway	Eastlake	OH	Occupied	No
Broadstone EA Pennsylvania, LLC	2101 Cabot Boulevard West	Langhorne	PA	Occupied	No
Broadstone EH Illinois, LLC	76 West Countryside Parkway	Yorkville	IL	Occupied	No
Broadstone EH Illinois, LLC	88 West Countryside Parkway	Yorkville	IL	Occupied	No
Broadstone EH Illinois, LLC	954 W State St	Sycamore	IL	Occupied	No
Broadstone EH Illinois, LLC	964 W State St	Sycamore	IL	Occupied	No
Broadstone EH Illinois, LLC	1 East County Line Road	Sandwich	IL	Occupied	No
Broadstone EHA Florida, LLC	6002 Pointe West Boulevard	Bradenton	FL	Occupied	No
Broadstone EHA Florida, LLC	2101 61st Street West	Bradenton	FL	Occupied	No
Broadstone EHA Florida, LLC	2203 61st Street West	Bradenton	FL	Occupied	No
Broadstone EHA Florida, LLC	6803 & 6807 53rd Avenue East	Bradenton	FL	Occupied	No
Broadstone EHA Florida, LLC	3894 Sun City Center Boulevard	Ruskin	FL	Occupied	No
Broadstone EHA Florida, LLC	1550 East Venice Avenue	Venice	FL	Occupied	No
Broadstone EO North Carolina, LLC	232 Sharon Avenue NW	Lenoir	NC	Occupied	No
Broadstone EO North Carolina, LLC	503 E. Parker Road	Morganton	NC	Occupied	No
Broadstone EO North Carolina, LLC	841 Malcolm Boulevard	Rutherford College	NC	Occupied	No
Broadstone EO North Carolina, LLC	2165 Medical Park Drive	Hickory	NC	Occupied	No
Broadstone EO North Carolina, LLC	829 W 25th Street	Newton	NC	Occupied	No
Broadstone EO North Carolina, LLC	825 W 25th Street	Newton	NC	Occupied	No
Broadstone EO North Carolina, LLC	1803 Forest Hills Road W.	Wilson	NC	Occupied	No
Broadstone EVH Vermont, LLC	158 Hurricane Lane	Williston	VT	Occupied	No
Broadstone EWD Illinois, LLC	16519 South Route 59	Plainfield	IL	Occupied	No
Broadstone FC Portage, LLC	6410 Ameriplex Drive	Portage	IN	Occupied	No
Broadstone FD Portfolio I, LLC	17793 Alabama Highway 18	Berry	AL	Occupied	No
Broadstone FD Portfolio I, LLC	8088 Old Kings Road South	Jacksonville	FL	Occupied	No
Broadstone FD Portfolio I, LLC	2408 Dawson Road	Albany	GA	Occupied	No
Broadstone FD Portfolio I, LLC	5960 Highway 42	Rex	GA	Occupied	No
Broadstone FD Portfolio I, LLC	6660 Dorchester Road	North Charleston	SC	Occupied	No
Broadstone FD Portfolio I, LLC	15746 North State Highway 94	Apple Springs	TX	Occupied	No
Broadstone FD Portfolio I, LLC	202 State Highway 31 West	Dawson	TX	Occupied	No
Broadstone FD Portfolio I, LLC	6110 West Commerce Street	San Antonio	TX	Occupied	No
Broadstone FD Portfolio I, LLC	120 North Main Street	Monroe	UT	Occupied	No
Broadstone FD Portfolio I, LLC	351 South Main Street	Broadway	VA	Occupied	No
Broadstone FD Portfolio II, LLC	169 East US 14	Tyler	MN	Occupied	No
Broadstone FD Portfolio II, LLC	710 Highway 52 North	Preston	MN	Occupied	No
Broadstone FD Portfolio II, LLC	1101 Miller Circle	Rushford	MN	Occupied	No
Broadstone FD Portfolio II, LLC	2325 West 21st Street	Lorain	OH	Occupied	No
Broadstone FD Portfolio II, LLC	909 Central Street West	Bagley	MN	Occupied	No
Broadstone FD Portfolio II, LLC	512 South Main Street	Greenwood	WI	Occupied	No
Broadstone FD Portfolio II, LLC	611 Aspen Avenue	Cass Lake	MN	Occupied	No
Broadstone FD Portfolio II, LLC	720 Main Street	Wild Rose	WI	Occupied	No
Broadstone FD Portfolio II, LLC	306-308 East Central Avenue	Comanche	TX	Occupied	No
Broadstone FD Portfolio II, LLC	700 College Avenue	Levelland	TX	Occupied	No
Broadstone FD Portfolio II, LLC	2790 Bay Road	Saginaw	MI	Occupied	No
Broadstone FD Portfolio II, LLC	3915 SW 9th Street	Des Moines	IA	Occupied	No
Broadstone FD Portfolio II, LLC	857 South Broadway St	Georgetown	KY	Occupied	No
Broadstone FD Portfolio II, LLC	2378 Rockingham Road	Davenport	IA	Occupied	No
Broadstone FD West Columbia, LLC	2004 Sunset Boulevard	West Columbia	SC	Occupied	No

Broadstone FDT Wisconsin, LLC	1350 South Sunny Slope Road	Brookfield	WI	Occupied	No
Broadstone FDT Wisconsin, LLC	2315 East Moreland Blvd	Waukesha	WI	Occupied	No
Broadstone FHS Texas, LLC	2300 N. Highway 121	Euless	TX	Occupied	No
Broadstone FHS Texas, LLC	1500 N. Bolton	Jacksonville	TX	Occupied	No
Broadstone FIT Florida, LLC	3011 S. Babcock St.	Melbourne	FL	Occupied	No
Broadstone FKC Louisiana, LLC	630 Deckbar Avenue	New Orleans	LA	Occupied	No
Broadstone FKC Minnesota, LLC	4700 Mike Colalillo Drive	Duluth	MN	Occupied	No
Broadstone FMAS Mississippi, LLC	272 Old Jackson Road	Madison	MS	Occupied	No
Broadstone FR Portfolio, LLC	1710 Lincoln Avenue	Louisville	KY	Occupied	No
Broadstone FR Portfolio, LLC	11122 Hamilton Avenue	Cincinnati	OH	Occupied	No
Broadstone FR Portfolio, LLC	460 Clifty Drive	Madison	IN	Occupied	No
Broadstone FR Portfolio, LLC	4462 Eastgate Boulevard	Cincinnati	OH	Occupied	No
Broadstone FR Portfolio, LLC	1255 Main Street	Hamilton	OH	Occupied	No
Broadstone FSLY Maryland, LLC	8704 Bollman Place	Savage	MD	Occupied	No
Broadstone GCSC Florida, LLC	4947 Clark Road	Sarasota	FL	Occupied	No
Broadstone GCSC Florida, LLC	865 S. Indiana Avenue	Englewood	FL	Not Occupied	No
Broadstone GDMS Massachusetts, LLC	400 John Quincy Adams Road	Taunton	MA	Occupied	No
Broadstone GHS South Carolina, LLC	120 Dillon Drive	Spartanburg	SC	Not Occupied	No
Broadstone GLG Missouri, LLC	8950 Pershall Road	Hazelwood	MO	Occupied	No
Broadstone HBC Arizona, LLC	4201 North 45th Avenue	Phoenix	AZ	Occupied	No
Broadstone HBC Arizona, LLC	2555 North Nevada Street	Chandler	AZ	Occupied	No
Broadstone HBC Arizona, LLC	10201 East Valley Road	Prescott	AZ	Occupied	No
Broadstone HC California, LLC	1166 Commerce Blvd	American Canyon	CA	Occupied	No
Broadstone HFO Michigan, LLC	33100 S. Gratiot Avenue	Clinton Township	MI	Occupied	No
Broadstone HFO Michigan, LLC	35184 Central City Pkwy	Westland	MI	Occupied	No
Broadstone HHH Texas, LLC	300 West FM 1417	Sherman	TX	Occupied	No
Broadstone HHP Pennsylvania, LLC	250 Fame Avenue	Hanover	PA	Occupied	No
Broadstone HLC Midwest, LLC	7777 W. Bluemound Road	Milwaukee	WI	Occupied	No
Broadstone HLC Midwest, LLC	1210 Innovation Drive	Winona	MN	Occupied	No
Broadstone HLC Midwest, LLC	965 East Mark Street	Winona	MN	Occupied	No
Broadstone HLM Ohio, LLC	1700 Carillon Boulevard	Forest Park	OH	Occupied	No
Broadstone HMC Washington, LLC	2700 Clare Avenue	Bremerton	WA	Occupied	No
Broadstone HOME Texas, LLC	1600 East Plano Parkway	Plano	TX	Occupied	No
Broadstone ICW Portfolio, LLC	1419 Waddell Drive	Huntsville	AL	Occupied	No
Broadstone ICW Portfolio, LLC	1107 Highway 62/65N	Harrison	AR	Occupied	No
Broadstone ICW Portfolio, LLC	1140 N. Broad Street	Rome	GA	Occupied	No
Broadstone ICW Portfolio, LLC	8408 Preston Highway	Louisville	KY	Occupied	No
Broadstone ICW Portfolio, LLC	1042 W. Beacon Street	Philadelphia	MS	Occupied	No
Broadstone ICW Portfolio, LLC	1917 Skibo Road	Fayetteville	NC	Occupied	No
Broadstone ICW Portfolio, LLC	3741 S. Memorial Drive	Greenville	NC	Occupied	No
Broadstone ICW Portfolio, LLC	913 Nashville Hwy.	Columbia	TN	Occupied	No
Broadstone ICW Portfolio, LLC	108 E. Adams Avenue	Lebanon	TN	Occupied	No
Broadstone ICW Portfolio, LLC	1870 S. Church Street	Murfreesboro	TN	Occupied	No
Broadstone ICW Portfolio, LLC	560 TN-76	White House	TN	Occupied	No
Broadstone IPI Illinois, LLC	950 Tollgate Road	Elgin	IL	Occupied	No
Broadstone IS Houston, LLC	550 Canino Road	Houston	TX	Occupied	No
Broadstone IT Portfolio, LLC	981 Seven Oaks Drive	Linwood	NC	Occupied	No
Broadstone IT Portfolio, LLC	590 Valley Chili Road	Vinton	TX	Occupied	No
Broadstone IT Portfolio, LLC	9541 152nd Ave. NE	Columbus	MN	Occupied	No
Broadstone IT Portfolio, LLC	12101 Dixie Highway	Louisville	KY	Occupied	No
Broadstone IT Portfolio, LLC	1320 Interstate Drive	Dunn	NC	Occupied	No
Broadstone IT Portfolio, LLC	5680 S. Interstate Highway 35	San Marcos	TX	Occupied	No
Broadstone ITI Pennsylvania, LLC	220 S. Noah Drive	Saxonburg	PA	Occupied	No
Broadstone ITI Pennsylvania, LLC	912 Pittsburgh Road	Butler	PA	Occupied	No
Broadstone IUH Indiana, LLC	6866 W. Stonegate Drive	Zionsville	IN	Occupied	No
Broadstone IUH Indiana, LLC	14645 Hazel Dell Road	Noblesville	IN	Occupied	No
Broadstone IUH Indiana, LLC	926 W. State Road 46	Spencer	IN	Occupied	No
Broadstone IUH Indiana, LLC	6845 Rama Drive	Indianapolis	IN	Occupied	No
Broadstone JBL California, LLC	30-32 Great Oaks Boulevard	San Jose	CA	Occupied	No
Broadstone JFR Portfolio, LLC	431 East Main Street	Adamsville	TN	Occupied	No
Broadstone JFR Portfolio, LLC	5701 Veterans Memorial Drive	Adamsville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	18 Big Valley Rd	Alexandria	AL	Occupied	No
Broadstone JFR Portfolio, LLC	36966 US Hwy 231	Ashville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	307 US Hwy 31 North	Athens	AL	Occupied	No
Broadstone JFR Portfolio, LLC	31128 1st Avenue NE	Carbon Hill	AL	Occupied	No
Broadstone JFR Portfolio, LLC	1190 North Park Street	Carrollton	GA	Occupied	No
Broadstone JFR Portfolio, LLC	55 Birmingham Road	Centreville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	1414 Rainbow Drive	Gadsden	AL	Occupied	No
Broadstone JFR Portfolio, LLC	3180 Hwy 157	Cullman	AL	Occupied	No
Broadstone JFR Portfolio, LLC	1641 Main Street SW	Cullman	AL	Occupied	No
Broadstone JFR Portfolio, LLC	2181 Hwy 78 East	Dora	AL	Occupied	No
Broadstone JFR Portfolio, LLC	15266 Hwy 278	Double Springs	AL	Occupied	No
Broadstone JFR Portfolio, LLC	22714 AL Hwy 24	Moulton	AL	Occupied	No
Broadstone JFR Portfolio, LLC	14445 US Hwy 431	Guntersville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	5320 Hwy 280 East	Harpersville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	5888 Harvest Highway 53	Harvest	AL	Occupied	No
Broadstone JFR Portfolio, LLC	520 East Main Street	Henderson	TN	Occupied	No
Broadstone JFR Portfolio, LLC	145 Hughes Road	Madison	AL	Occupied	No
Broadstone JFR Portfolio, LLC	2119 North Locust Avenue	Lawrenceburg	TN	Occupied	No
Broadstone JFR Portfolio, LLC	1050 North Main Street	Montevallo	AL	Occupied	No

Broadstone JFR Portfolio, LLC	3411 Woodward Avenue	Muscle Shoals	AL	Occupied	No
Broadstone JFR Portfolio, LLC	14045 US Hwy 411	Odenville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	1903 Pepperell Parkway	Opelika	AL	Occupied	No
Broadstone JFR Portfolio, LLC	201 Hwy 278 Bypass East	Piedmont	AL	Occupied	No
Broadstone JFR Portfolio, LLC	503 1st Avenue East	Reform	AL	Occupied	No
Broadstone JFR Portfolio, LLC	4170 Hwy 431	Roanoke	AL	Occupied	No
Broadstone JFR Portfolio, LLC	700 Wayne Road	Savannah	TN	Occupied	No
Broadstone JFR Portfolio, LLC	1105 Montgomery Avenue	Sheffield	AL	Occupied	No
Broadstone JFR Portfolio, LLC	5271 Hwy 67 South	Somerville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	444 Marietta Road	Springville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	43023 US Hwy 72	Stevenson	AL	Occupied	No
Broadstone JFR Portfolio, LLC	1460 Gadsden Hwy	Trussville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	485 Hwy 72 West	Tuscumbia	AL	Occupied	No
Broadstone JFR Portfolio, LLC	32 Village Lane	Wedowee	AL	Occupied	No
Broadstone JFR Portfolio, LLC	1421 Winchester Road NE	Huntsville	AL	Occupied	No
Broadstone JFR Portfolio, LLC	210 North Main Street	Linden	AL	Occupied	No
Broadstone JFR Portfolio, LLC	700 Pleasant Grove Road	Pleasant Grove	AL	Occupied	No
Broadstone JFR Portfolio, LLC	645 East Lawrence Harris Highway	Slocomb	AL	Occupied	No
Broadstone JFR Portfolio, LLC	100 MS-6 North	Amory	MS	Occupied	No
Broadstone JFR Portfolio, LLC	3130 MS-39 North	Meridian	MS	Occupied	No
Broadstone JFR Portfolio, LLC	6795 US-45 ALT S	West Point	MS	Occupied	No
Broadstone JFR Portfolio, LLC	510 East Main Street	Brownsville	TN	Occupied	No
Broadstone JTR Portfolio, LLC	700 Pencader Dr	Wilmington	DE	Occupied	No
Broadstone JTR Portfolio, LLC	2736 E Hanna Ave	Tampa	FL	Occupied	No
Broadstone JTR Portfolio, LLC	920 Old Brunerstown	Shelbyville	KY	Occupied	No
Broadstone JTR Portfolio, LLC	455 85th Ave	Coon Rapids	MN	Occupied	No
Broadstone JTR Portfolio, LLC	101 E 9th Ave	Kansas City	MO	Occupied	No
Broadstone JTR Portfolio, LLC	7233 SW 29th St	Oklahoma City	OK	Occupied	No
Broadstone JTR Portfolio, LLC	6434 N Erie Ave	Tulsa	OK	Occupied	No
Broadstone JTR Portfolio, LLC	43 Century Dr	Ambridge	PA	Occupied	No
Broadstone JTR Portfolio, LLC	3779 Knight Rd	Memphis	TN	Occupied	No
Broadstone JTR Portfolio, LLC	3530 South Loop East	Houston	TX	Occupied	No
Broadstone JTR Portfolio, LLC	2848 Charles City Rd	Richmond	VA	Occupied	No
Broadstone Kinston, LLC	2769 Rouse Road	Kinston	NC	Occupied	No
Broadstone KKD Portfolio, LLC	1428 W Innes St	Salisbury	NC	Occupied	No
Broadstone KKD Portfolio, LLC	917 N Main St	High Point	NC	Occupied	No
Broadstone KKD Portfolio, LLC	3250 Bragg Blvd	Fayetteville	NC	Occupied	No
Broadstone KKD Portfolio, LLC	549 N Person St	Raleigh	NC	Occupied	No
Broadstone KKD Portfolio, LLC	2990 E. Franklin Square	Gastonia	NC	Occupied	No
Broadstone KKD Portfolio, LLC	4901 Virginia Beach Blvd	Virginia Beach	VA	Occupied	No
Broadstone KKD Portfolio, LLC	3400 W Mercury Blvd	Hampton	VA	Occupied	No
Broadstone KKD Portfolio, LLC	302 N. Pleasantburg Drive	Greenville	SC	Occupied	No
Broadstone KKD Portfolio, LLC	6689 Hwy #85	Riverdale	GA	Occupied	No
Broadstone KKD Portfolio, LLC	299 Cobb Pky, S.	Marietta	GA	Occupied	No
Broadstone KKD Portfolio, LLC	4244 Elvis Presley Blvd	Memphis	TN	Occupied	No
Broadstone KKD Portfolio, LLC	6201 Kingston Pike	Knoxville	TN	Occupied	No
Broadstone KKD Portfolio, LLC	5609 Brainerd Rd	Chattanooga	TN	Occupied	No
Broadstone KKD Portfolio, LLC	110 Cox Creek Pky, S	Florence	AL	Occupied	No
Broadstone KKD Portfolio, LLC	1901 Gallatin Pike	Madison	TN	Occupied	No
Broadstone KKD Portfolio, LLC	3920 Seventh St Rd	Louisville	KY	Occupied	No
Broadstone KKD Portfolio, LLC	3000 Bardstown Rd	Louisville	KY	Occupied	No
Broadstone KKD Portfolio, LLC	1218 N Memorial Pky	Huntsville	AL	Occupied	No
Broadstone KKD Portfolio, LLC	9301 E Independence Blvd	Matthews	NC	Occupied	No
Broadstone KKD Portfolio, LLC	1733 Mallory Lane	Brentwood	TN	Occupied	No
Broadstone KKD Portfolio, LLC	412 E Devon Ave	Elk Grove Village	IL	Occupied	No
Broadstone KKD Portfolio, LLC	980 N Ninth Ave	Pensacola	FL	Occupied	No
Broadstone KKD Portfolio, LLC	2912 Washington Rd	Augusta	GA	Occupied	No
Broadstone KKD Portfolio, LLC	3690 W Dublin-Granville Rd	Columbus	OH	Occupied	No
Broadstone KKD Portfolio, LLC	727 N. Burkhardt Rd	Evansville	IN	Occupied	No
Broadstone KKD Portfolio, LLC	5615 N Main St	Mishawaka	IN	Occupied	No
Broadstone KKD Portfolio, LLC	408 Thompson Lane	Nashville	TN	Occupied	No
Broadstone KKMC Portfolio, LLC	280 N Industrial Loop	Haleyville	AL	Occupied	No
Broadstone KKMC Portfolio, LLC	4184 Rushton Street	Florence	AL	Occupied	No
Broadstone KKMC Portfolio, LLC	2112 N Dixie Highway	Elizabethtown	KY	Occupied	No
Broadstone KP Alabama, LLC	1809 6th Avenue SE	Decatur	AL	Occupied	No
Broadstone LCA Tampa, LLC	5610 West La Salle	Tampa	FL	Occupied	No
Broadstone Liverpool Portfolio, LLC	115 Metropolitan Drive	Liverpool	NY	Occupied	No
Broadstone Liverpool Portfolio, LLC	4875 & 4895 Executive Drive	Liverpool	NY	Occupied	No
Broadstone LW PA, LLC	350 Alvin Drive	New Kensington	PA	Occupied	No
Broadstone MB Louisiana, LLC	30000 Industrial Park Drive (aka 15900 Industry Way)	Walker	LA	Occupied	No
Broadstone MCW Wisconsin, LLC	4455 South 108t Street	Greenfield	WI	Occupied	No
Broadstone MCW Wisconsin, LLC	21700 Intertech Drive	Brookfield	WI	Occupied	No
Broadstone MED Florida, LLC	1700 & 1710 Wuesthoff Drive	Melbourne	FL	Occupied	No
Broadstone MED Florida, LLC	6800 Spyglass Court	Melbourne	FL	Occupied	No
Broadstone MFEC Florida, LLC	17560 US Highway 441	Mt. Dora	FL	Occupied	No
Broadstone MFEC Florida, LLC	17512 US Highway 441	Mt. Dora	FL	Occupied	No
Broadstone MHH Michigan, LLC	3912 32nd Avenue	Hudsonville	MI	Occupied	No
Broadstone Mid America Indiana, LLC	2560 North Shadeland Avenue	Indianapolis	IN	Occupied	No
Broadstone MNB Nebraska, LLC	11222 I Street	Omaha	NE	Occupied	No

Broadstone MPH Michigan, LLC	893 East Superior Street	Wayland	MI	Occupied	No
Broadstone MS Minnesota, LLC	7500 Commerce Lane	Fridley	MN	Occupied	No
Broadstone MS Minnesota, LLC	11545 12th Ave South	Burnsville	MN	Occupied	No
Broadstone MSC Florida, LLC	4353 Michigan Avenue Link	Fort Myers	FL	Occupied	No
Broadstone MV Portfolio, LLC	300 E. Wilson Bridge Road	Worthington	OH	Occupied	No
Broadstone MV Portfolio, LLC	9650 Mayflower Park Drive	Carmel	IN	Occupied	No
Broadstone MV Portfolio, LLC	1321 Centerview Circle	Copley	OH	Occupied	No
Broadstone MV Portfolio, LLC	14000 Keystone Parkway	Cleveland	OH	Occupied	No
Broadstone MV Portfolio, LLC	2680 W. Liberty St.	Girard	OH	Occupied	No
Broadstone MV Portfolio, LLC	2714 Springboro West Road	Moraine (Dayton)	OH	Occupied	No
Broadstone MV Portfolio, LLC	1120 Welch Road	Commerce Township	MI	Occupied	No
Broadstone MV Portfolio, LLC	8610, 8612 Centreville Rd	Manassas	VA	Occupied	No
Broadstone MV Portfolio, LLC	8614 Centreville Rd	Manassas	VA	Occupied	No
Broadstone MW Texas, LLC	6473 DeZavala Road	San Antonio	TX	Occupied	No
Broadstone MW Texas, LLC	16262 IH 35 N	Selma	TX	Occupied	No
Broadstone NED Portfolio, LLC	215 Woodside Drive	Lexington	NC	Occupied	No
Broadstone NED Portfolio, LLC	555 Wise Road	Clayton	NC	Occupied	No
Broadstone NED Portfolio, LLC	7753, 7765, 7795 Pitt Street	Grimesland	NC	Occupied	No
Broadstone NED Portfolio, LLC	1330 Buckner Road	Columbia	SC	Occupied	No
Broadstone NED Portfolio, LLC	1048 & 1050 Drop off Drive	Summerville	SC	Occupied	No
Broadstone NED Portfolio, LLC	2325 Clark Street	Apopka	FL	Occupied	No
Broadstone NED Portfolio, LLC	3401 Oleander Avenue	Fort Pierce	FL	Occupied	No
Broadstone NED Portfolio, LLC	8111 Mills Road	Houston	TX	Occupied	No
Broadstone NF Minnesota, LLC	6200 Glenn Carlson Drive	St. Cloud	MN	Occupied	No
Broadstone NI North Carolina, LLC	100 Vista Boulevard	Arden	NC	Occupied	No
Broadstone NRS Michigan, LLC	46200 West Twelve Mile Road	Novi	MI	Occupied	No
Broadstone NSC Texas, LLC	4640 Loop 289	Lubbock	TX	Occupied	No
Broadstone NVLX Portfolio, LLC	8096 East Highway 78	Villa Rica	GA	Occupied	No
Broadstone NVLX Portfolio, LLC	2976 S. Commerce Way	Ogden	UT	Occupied	No
Broadstone NWCC Texas, LLC	17323 Red Oak Drive	Houston	TX	Occupied	No
Broadstone Octa Indiana, LLC	2660 & 2670 Lafayette Road	Indianapolis	IN	Occupied	No
Broadstone OLL New York, LLC	240 Riverside Drive	Johnson City	NY	Occupied	No
Broadstone OP Ohio, LLC	4500 South Hamilton Road	Groveport	OH	Occupied	No
Broadstone PA Texas, LLC	39490 LBJ Freeway South	Dallas	TX	Occupied	No
Broadstone PC Michigan, LLC	711 & 675 E. Porter Road	Norton Shores	MI	Occupied	No
Broadstone PC Michigan, LLC	1985 E. Laketon Avenue	Muskegon	MI	Occupied	No
Broadstone PC Michigan, LLC	2121 Latimer Drive	Muskegon	MI	Occupied	No
Broadstone PC Michigan, LLC	2281 Port City Blvd.	Muskegon	MI	Occupied	No
Broadstone PC Michigan, LLC	2350 Black Creek Drive	Muskegon	MI	Occupied	No
Broadstone PCI Wisconsin, LLC	N116W18271 Morse Drive	Germantown	WI	Occupied	No
Broadstone PCI Wisconsin, LLC	N118W18845 Bunsen Drive	Germantown	WI	Occupied	No
Broadstone PCI Wisconsin, LLC	100 Falcone Parkway	Cary	NC	Occupied	No
Broadstone Pearl Portfolio III, LLC	607 & 611 Lumsden Professional Court	Brandon	FL	Occupied	No
Broadstone Pearl Portfolio III, LLC	455 Abernathy Road	Atlanta	GA	Occupied	No
Broadstone Pearl Portfolio III, LLC	820 Frontage Road	Northfield	IL	Occupied	No
Broadstone Pearl Portfolio III, LLC	4126 Packard Road	Ann Arbor	MI	Occupied	No
Broadstone Pearl Portfolio III, LLC	29080 Inkster Road	Southfield	MI	Occupied	No
Broadstone Pearl Portfolio III, LLC	4525 Ulmerton Road	Clearwater	FL	Occupied	No
Broadstone Pearl, LLC	3020 Mallory Lane	Franklin	TN	Occupied	No
Broadstone Pearl, LLC	1050 Bonaventure Drive	Elk Grove Village	IL	Occupied	No
Broadstone Pearl, LLC	364 South Independence Boulevard	Virginia Beach	VA	Occupied	No
Broadstone Pearl, LLC	3000 Busch Lake Blvd.	Tampa	FL	Occupied	No
Broadstone Pearl, LLC	2910 Busch Lake Blvd.	Tampa	FL	Occupied	No
Broadstone Pearl, LLC	2950 Busch Lake Blvd.	Tampa	FL	Occupied	No
Broadstone Pearl, LLC	19311 State Highway 249	Houston	TX	Occupied	No
Broadstone Pearl, LLC	4640 Paragon Park Rd	Raleigh	NC	Occupied	No
Broadstone PFS New Jersey, LLC	536 Fayette Street	Perth Amboy	NJ	Occupied	No
Broadstone PHS Washington, LLC	4525 3rd Ave SE	Lacey	WA	Occupied	No
Broadstone PHS Washington, LLC	1200 Basich Blvd	Aberdeen	WA	Occupied	No
Broadstone Plumbing TX, LLC	36310 Hempstead Road	Hockley	TX	Occupied	No
Broadstone Plumbing TX, LLC	1708 NW McKinney Street	Rice	TX	Occupied	No
Broadstone PMI Portfolio, LLC	2160 S. Power Road	Mesa	AZ	Occupied	No
Broadstone PMI Portfolio, LLC	4400 Cutler Avenue	Albuquerque	NM	Occupied	No
Broadstone PP Arkansas, LLC	301 N. Sidney Avenue	Russellville	AR	Occupied	No
Broadstone PP Arkansas, LLC	1900 Aldersgate Road	Little Rock	AR	Occupied	No
Broadstone PP Arkansas, LLC	2750 Allyson Lane	Conway	AR	Occupied	No
Broadstone PRGS Portfolio, LLC	8201 West Elowin Court	Visalia	CA	Occupied	No
Broadstone PRGS Portfolio, LLC	1411 Pidco Drive	Plymouth	IN	Occupied	No
Broadstone PSM Michigan, LLC	30713 Schoenherr Road	Warren	MI	Occupied	No
Broadstone PV California, LLC	6101 Variel Avenue	Woodland Hills	CA	Occupied	No
Broadstone PVC MA, LLC	29 Theodore Dr	Westminster	MA	Occupied	No
Broadstone RA California, LLC	438 Auto Vista Drive	Palmdale	CA	Occupied	No
Broadstone RA California, LLC	38958 Carriage Way	Palmdale	CA	Occupied	No
Broadstone RA California, LLC	39012 Carriage Way	Palmdale	CA	Occupied	No
Broadstone RCS Texas, LLC	2400 North Interstate 35	Round Rock	TX	Occupied	No
Broadstone RCS Texas, LLC	2451 S. Capital of Texas Highway	Austin	TX	Occupied	No
Broadstone RCS Texas, LLC	7709 Ranch Road 620 N	Austin	TX	Occupied	No
Broadstone RCS Texas, LLC	11570 Research Boulevard	Austin	TX	Occupied	No
Broadstone Renal Tennessee, LLC	3420 Elvis Presley Boulevard	Memphis	TN	Occupied	No
Broadstone REV New Jersey, LLC	2121 Highway 27	Edison	NJ	Occupied	No

Broadstone RHI Virginia, LLC	101 Philip Roth Street	Newport News	VA	Occupied	No
Broadstone RHI Virginia, LLC	109 Philip Roth Street	Newport News	VA	Occupied	No
Broadstone RL Portfolio, LLC	271 N Dupont Highway	Dover	DE	Occupied	No
Broadstone RL Portfolio, LLC	302 N Interstate Drive	Norman	OK	Occupied	No
Broadstone RL Portfolio, LLC	305 Merchants Rd	Knoxville	TN	Occupied	No
Broadstone RL Portfolio, LLC	555 South West Street	Wichita	KS	Occupied	No
Broadstone RL Portfolio, LLC	575 S Telshor Blvd	Las Cruces	NM	Occupied	No
Broadstone RL Portfolio, LLC	670 NW Blue Parkway	Lee's Summit	MO	Occupied	No
Broadstone RL Portfolio, LLC	690 East Thompson Road	Indianapolis	IN	Occupied	No
Broadstone RL Portfolio, LLC	1725 Rainbow Dr.	Gadsden	AL	Occupied	No
Broadstone RL Portfolio, LLC	1745 Old Fort Parkway	Murfreesboro	TN	Occupied	No
Broadstone RL Portfolio, LLC	2077 Riverside Drive	Macon	GA	Occupied	No
Broadstone RL Portfolio, LLC	2550 Nicholasville Road	Lexington	KY	Occupied	No
Broadstone RL Portfolio, LLC	2950 Plainfield Road	Joliet	IL	Occupied	No
Broadstone RL Portfolio, LLC	4455 Wadsworth Blvd	Wheat Ridge	CO	Occupied	No
Broadstone RL Portfolio, LLC	6728 S Memorial Drive	Tulsa	OK	Occupied	No
Broadstone RL Portfolio, LLC	8350 3rd Street North	Oakdale	MN	Occupied	No
Broadstone RL Portfolio, LLC	9415 Pineville-Matthews Rd	Pineville	NC	Occupied	No
Broadstone RL Portfolio, LLC	10520 Coors By-Pass NW	Albuquerque	NM	Occupied	No
Broadstone RL Portfolio, LLC	1814 Gallatin Pike N.	Madison	TN	Occupied	No
Broadstone RL Portfolio, LLC	7921 Dream St.	Florence	KY	Occupied	No
Broadstone RL Portfolio, LLC	4450 Rodeo Road	Santa Fe	NM	Occupied	No
Broadstone RL Portfolio, LLC	2642 Stadium Blvd.	Jonesboro	AR	Occupied	No
Broadstone RL Portfolio, LLC	120 Creasy Lane S.	Lafayette	IN	Occupied	No
Broadstone RM Missouri, LLC	800 Howerton Lane	Eureka	MO	Occupied	No
Broadstone Roller, LLC	201 Industrial Park Drive	Walkerton	IN	Occupied	No
Broadstone Roller, LLC	1400 13th Avenue	Union Grove	WI	Occupied	No
Broadstone Roller, LLC	1440 13th Avenue	Union Grove	WI	Occupied	No
Broadstone Roller, LLC	1525 11th Avenue	Union Grove	WI	Occupied	No
Broadstone Roller, LLC	1550 Cedar Line Drive	Rock Hill	SC	Occupied	No
Broadstone Roller, LLC	1450 13th Avenue & 1251 York Street	Union Grove	WI	Occupied	No
Broadstone Roller, LLC	1325 West Fernau Avenue	Oshkosh	WI	Occupied	No
Broadstone RTC Portfolio, LLC	1724 W. Everly Brothers Blvd.	Central City	KY	Occupied	No
Broadstone RTC Portfolio, LLC	812-818 Frederica Street (a/k/a 814 Frederica Street)	Owensboro	KY	Occupied	No
Broadstone RTC Portfolio, LLC	8000 State Road 66	Newburgh	IN	Occupied	No
Broadstone RTC Portfolio, LLC	2015 E Malone Avenue	Sikeston	MO	Occupied	No
Broadstone RTC Portfolio, LLC	1000-1108 N Fares Ave.	Evansville	IN	Occupied	No
Broadstone RTC Portfolio, LLC	400-500 NW Fourth Street	Evansville	IN	Occupied	No
Broadstone RTC Portfolio, LLC	1200 W. Dufour Street	Marion	IL	Occupied	No
Broadstone RTC Portfolio, LLC	802 First Street	Kennett	MO	Occupied	No
Broadstone RTC Portfolio, LLC	2810 Westwood Blvd	Poplar Bluff	MO	Occupied	No
Broadstone RTC Portfolio, LLC	2000 Independence Street	Cape Girardeau	MO	Occupied	No
Broadstone RTC Portfolio, LLC	3480 Nash Road	Scott City	MO	Occupied	No
Broadstone RTC Portfolio, LLC	1400 N. Green Street	Henderson	KY	Occupied	No
Broadstone RTC Portfolio, LLC	1400 S. Division Street	Blytheville	AR	Occupied	No
Broadstone RTC Portfolio, LLC	600 N Jackson Street	Harrisburg	IL	Occupied	No
Broadstone RTC Portfolio, LLC	4121 Highway 31 East	Clarksville	IN	Occupied	No
Broadstone RTC Portfolio, LLC	1230 Alsop Lane	Owensboro	KY	Occupied	No
Broadstone RTC Portfolio, LLC	5911 Pearl Court	Evansville	IN	Occupied	No
Broadstone RTC Portfolio, LLC	12624 S Northgate Drive	Haubstadt	IN	Occupied	No
Broadstone RTC Portfolio, LLC	7695 S 1150 E	Otterbein	IN	Occupied	No
Broadstone SC Elgin, LLC	1401 Madeline Lane	Elgin	IL	Occupied	No
Broadstone SC Illinois, LLC	2501 Barrington Road	Hoffman Estates	IL	Occupied	No
Broadstone SCV Arizona, LLC	4455-4485 I-19 Frontage Road	Green Valley	AZ	Occupied	No
Broadstone SF Minnesota, LLC	5005 Dean Lakes Boulevard	Shakopee	MN	Occupied	No
Broadstone SLH Minnesota, LLC	1120 34th Street East	Hibbing	MN	Occupied	No
Broadstone SN Colorado, LLC	2121 Aviation Way	Colorado Springs	CO	Occupied	No
Broadstone SNC OK TX, LLC	1530 S. Mason Road	Katy	TX	Occupied	No
Broadstone SNC OK TX, LLC	9827 W. Main Street	La Porte	TX	Occupied	No
Broadstone SNC OK TX, LLC	6601 Dalrock Road	Rowlett	TX	Occupied	No
Broadstone SNC OK TX, LLC	1000 NW 24th Avenue	Norman	OK	Occupied	No
Broadstone SNC OK TX, LLC	5901 W. Reno Avenue	Oklahoma City	OK	Occupied	No
Broadstone SNC OK TX, LLC	615 S. Main St.	Ashland City	TN	Occupied	No
Broadstone SNC OK TX, LLC	1628 Main St.	Cadiz	KY	Occupied	No
Broadstone SNC OK TX, LLC	729 Highway 100	Centerville	TN	Occupied	No
Broadstone SNC OK TX, LLC	106 Luyben Hills Road	Kingston Springs	TN	Occupied	No
Broadstone SNC OK TX, LLC	3655 N. Mount Juliet Road	Mount Juliet	TN	Occupied	No
Broadstone SNC OK TX, LLC	417 Highway 76	White House	TN	Occupied	No
Broadstone SNI East, LLC	5801 Stevens Road	White Marsh	MD	Occupied	No
Broadstone SNI East, LLC	8309 Quarry Road	Manassas	VA	Occupied	No
Broadstone SNI East, LLC	580 Church Street	Morrisville	NC	Occupied	No
Broadstone SNI East, LLC	5191 Concord Road	Aston	PA	Occupied	No
Broadstone SNI East, LLC	11245 Mosteller Road	Cincinnati	OH	Occupied	No
Broadstone SNI East, LLC	4877 Vulcan Avenue	Columbus	OH	Occupied	No
Broadstone SNI East, LLC	899 Marshall Phelps Road	Windsor	CT	Occupied	No
Broadstone SNI East, LLC	360 Bilmar Drive	Pittsburgh	PA	Occupied	No
Broadstone SNI Greenwich, LLC	1081 King Street	Greenwich	CT	Occupied	No
Broadstone SOE Raleigh, LLC	10800 World Trade Blvd	Raleigh	NC	Occupied	No
Broadstone SP Wisconsin, LLC	570-590 Woodrow Street	Denmark	WI	Occupied	No

Broadstone SP Wisconsin, LLC	625 Hager Road	Denmark	WI	Occupied	No
Broadstone Sports Portfolio, LLC	198 S Point Boulevard	McDonough	GA	Occupied	No
Broadstone Sports Portfolio, LLC	3428 S Memorial Drive	Greenville	NC	Occupied	No
Broadstone SPS Utah, LLC	3217 South Decker Lake Drive	West Valley City	UT	Occupied	No
Broadstone SSH California, LLC	1421 Oakdale Road	Modesto	CA	Occupied	No
Broadstone SSH California, LLC	1501 Oakdale Road	Modesto	CA	Occupied	No
Broadstone ST Texas, LLC	4000 International Parkway	Carrollton	TX	Occupied	No
Broadstone STI Minnesota, LLC	10800 175th Avenue NW	Elk River	MN	Occupied	No
Broadstone STS California, LLC	1804 McCarthy Blvd.	Milpitas	CA	Occupied	No
Broadstone SW Mississippi, LLC	130 Marathon Way	Southaven	MS	Occupied	No
Broadstone TA Tennessee, LLC	5815 Middlebrook Pike	Knoxville	TN	Occupied	No
Broadstone TB Northwest, LLC	1120 East Wishkah Street	Aberdeen	WA	Occupied	No
Broadstone TB Ozarks, LLC	833 Highway 62 E	Mountain Home	AR	Occupied	No
Broadstone TB Ozarks, LLC	1102 S Saint Louis Street	Batesville	AR	Occupied	No
Broadstone TB Ozarks, LLC	2525 W. Kings Highway	Paragould	AR	Occupied	No
Broadstone TB Ozarks, LLC	2055 N. Washington Street	Forrest City	AR	Occupied	No
Broadstone TB Ozarks, LLC	2730 Lake Road	Dyersburg	TN	Occupied	No
Broadstone TB Ozarks, LLC	849 University Street	Martin	TN	Occupied	No
Broadstone TB Ozarks, LLC	1400 Rutledge Lane	Union City	TN	Occupied	No
Broadstone TB Southeast, LLC	3645 N. Atlantic Ave	Cocoa Beach	FL	Occupied	No
Broadstone TB Southeast, LLC	3755 W. Lake Mary Blvd	Lake Mary	FL	Occupied	No
Broadstone TB Southeast, LLC	1860 State Road 44	New Smyrna Beach	FL	Occupied	No
Broadstone TB Southeast, LLC	10005 University Blvd	Orlando	FL	Occupied	No
Broadstone TB Southeast, LLC	5400 N. Orange Blossom Trail	Orlando	FL	Occupied	No
Broadstone TB Southeast, LLC	302 Mall Blvd	Savannah	GA	Occupied	No
Broadstone TB Southeast, LLC	2631 Skidaway Rd	Savannah	GA	Occupied	No
Broadstone TB Southeast, LLC	301 W. General Screven Way	Hinesville	GA	Occupied	No
Broadstone TB TN, LLC	846 Highway 51 North	Ripley	TN	Occupied	No
Broadstone TB TN, LLC	2330 N. Highland Avenue	Jackson	TN	Occupied	No
Broadstone TB TN, LLC	477 East Main Street	Henderson	TN	Occupied	No
Broadstone TB TN, LLC	565 West Church Street	Lexington	TN	Occupied	No
Broadstone TB TN, LLC	2479 North Central Avenue	Humboldt	TN	Occupied	No
Broadstone TF Oklahoma, LLC	5109 East Willow Road	Enid	OK	Occupied	No
Broadstone TH North Dakota, LLC	2815 SW 16th Street	Minot	ND	Occupied	No
Broadstone TPR Texas, LLC	3509 Alameda Avenue	El Paso	TX	Occupied	No
Broadstone TR Florida, LLC	3069 Grand Pavilion Drive	Tampa	FL	Occupied	No
Broadstone TR Florida, LLC	4719 North Habana Avenue	Tampa	FL	Occupied	No
Broadstone TR Florida, LLC	2324 Oak Myrtle Lane	Wesley Chapel	FL	Occupied	No
Broadstone TR Florida, LLC	3350 Bell Shoals Road	Brandon	FL	Occupied	No
Broadstone TRH Texas, LLC	900 West Arbrook Boulevard	Arlington	TX	Occupied	No
Broadstone TRP Indiana, LLC	8301 E. Washington Street	Indianapolis	IN	Occupied	No
Broadstone TRS Arizona, LLC	2555 South Miller Road	Buckeye	AZ	Occupied	No
Broadstone TRS Arizona, LLC	7735 North Casa Grande Highway	Tucson	AZ	Occupied	No
Broadstone TRS East, LLC	1300 DuPont Parkway	Smyrna	DE	Occupied	No
Broadstone TRS East, LLC	5881 Bayshore Road	North Fort Myers	FL	Occupied	No
Broadstone TRS East, LLC	21 Nichols Avenue	Westfield	NY	Occupied	No
Broadstone TRS Kentucky, LLC	159 Penny Lane	Williamsburg	KY	Occupied	No
Broadstone TRS Mississippi, LLC	1501 Northwest Drive	Laurel	MS	Occupied	No
Broadstone TRS New Mexico, LLC	5 Marietta Court	Edgewood	NM	Occupied	No
Broadstone TRS Orangeburg, LLC	2994 North Road	Orangeburg	SC	Occupied	No
Broadstone TRS Portfolio 2, LLC	1352 Michigan Avenue	Benzonia	MI	Occupied	No
Broadstone TRS Portfolio 2, LLC	5460 Pierson Road	Flushing	MI	Occupied	No
Broadstone TRS Portfolio, LLC	1501 E. Washington Road	Ithaca	MI	Occupied	No
Broadstone TRS Portfolio, LLC	4005 Douglas Highway	Gillette	WY	Occupied	No
Broadstone TRS Portfolio, LLC	1559 US Highway 190	Eunice	LA	Occupied	No
Broadstone TRS Portfolio, LLC	100 Cherry Tree Lane	Marietta	OH	Occupied	No
Broadstone TRS Texas, LLC	1104 West Interstate 20	Big Spring	TX	Occupied	No
Broadstone TRS Texas, LLC	1600 East Broadway Street	Cuero	TX	Occupied	No
Broadstone TSC Tennessee, LLC	725 King's Lane	Tullahoma	TN	Occupied	No
Broadstone TSGA Kentucky, LLC	425 Centre View Blvd	Crestview Hills	KY	Occupied	No
Broadstone USMM Michigan, LLC	500 Kirts Boulevard	Troy	MI	Occupied	No
Broadstone UW Kentucky, LLC	2600 - 2710 Grassland Drive	Louisville	KY	Occupied	No
Broadstone VAH Illinois, LLC	2551 Warrenville Rd	Downers Grove	IL	Occupied	No
Broadstone VW Tennessee, LLC	300 River Rock Boulevard	Murfreesboro	TN	Occupied	No
Broadstone WFM Sterling, LLC	45131 Columbia Place	Sterling	VA	Occupied	No
Broadstone WG Southeast, LLC	4361 SC Highway 24	Anderson	SC	Occupied	No
Broadstone WG Southeast, LLC	214 Broad Street	Elizabethton	TN	Occupied	No
Broadstone WG Southeast, LLC	1650 E Andrew Johnson Hwy	Greeneville	TN	Occupied	No
Broadstone WG Southeast, LLC	5090 Turney Road	Garfield Heights	OH	Occupied	No
Broadstone WGR Wisconsin, LLC	1600 S. Koeller Street	Oshkosh	WI	Occupied	No
Broadstone WGR Wisconsin, LLC	3640 Greenwing Drive	Sheboygan	WI	Occupied	No
Broadstone WGR Wisconsin, LLC	900 Challanger Drive	Green Bay	WI	Occupied	No
Broadstone WGR Wisconsin, LLC	615 N. Rolling Meadows Drive	Fond du Lac	WI	Occupied	No
Broadstone WGR Wisconsin, LLC	800 Hansen Road	Green Bay	WI	Occupied	No
Broadstone WGR Wisconsin, LLC	3911 Dewey Street	Manitowoc	WI	Occupied	No
Broadstone WGR Wisconsin, LLC	4618 Woodland Drive	Two Rivers	WI	Occupied	No
Broadstone WH Texas, LLC	117 Gaslight Medical Parkway	Lufkin	TX	Occupied	No
Broadstone WH Texas, LLC	121 Gaslight Medical Parkway	Lufkin	TX	Occupied	No
Broadstone WH Texas, LLC	125 Gaslight Medical Parkway	Lufkin	TX	Occupied	No
Broadstone WH Texas, LLC	517/521/525 N Brentwood Drive	Lufkin	TX	Occupied	No

Broadstone WI Appalachia, LLC	113 Courthouse Road	Princeton	WV	Occupied	No
Broadstone WI Appalachia, LLC	211 Meadowfield Lane	Princeton	WV	Occupied	No
Broadstone WI Appalachia, LLC	283 Muskingum Drive	Marietta	OH	Occupied	No
Broadstone WI Appalachia, LLC	550 East Main Street	Pomeroy	OH	Occupied	No
Broadstone WI Appalachia, LLC	1503 Harrison Avenue	Elkins	WV	Occupied	No
Broadstone WI Appalachia, LLC	1610 N. Atherton Street	State College	PA	Occupied	No
Broadstone WI Appalachia, LLC	811 Northside Drive	Summerville	WV	Occupied	No
Broadstone WI East, LLC	1501 E. Hillsborough Ave.	Tampa	FL	Occupied	No
Broadstone WI East, LLC	6620 E. Dr. MLK Blvd	Tampa	FL	Occupied	No
Broadstone WI East, LLC	5212 Brook Road	Richmond	VA	Occupied	No
Broadstone WI East, LLC	4507 Jefferson Davis Highway	Richmond	VA	Occupied	No
Broadstone WI Great Plains, LLC	301 S. White Sands Blvd.	Alamogordo	NM	Occupied	No
Broadstone WI Great Plains, LLC	324 South Canal Street	Carlsbad	NM	Occupied	No
Broadstone WI Great Plains, LLC	1101 N. Main Street	Roswell	NM	Occupied	No
Broadstone WI Great Plains, LLC	1300 N. Moore Road	Moore	OK	Occupied	No
Broadstone WI Great Plains, LLC	4518 SE 29th Street	Del City	OK	Occupied	No
Broadstone WI Great Plains, LLC	4500 S. Western Ave.	Oklahoma City	OK	Occupied	No
Broadstone WI Great Plains, LLC	13606 N. Penn Ave.	Oklahoma City	OK	Occupied	No
Broadstone WI Great Plains, LLC	3815 Southwest Loop 820	Fort Worth	TX	Occupied	No
Broadstone WI Great Plains, LLC	823 South Second Avenue	Kearney	NE	Occupied	No
Broadstone WI Great Plains, LLC	4001 Second Avenue	Kearney	NE	Occupied	No
Broadstone WI Great Plains, LLC	3503 West State Street	Grand Island	NE	Occupied	No
Broadstone WI Great Plains, LLC	103 Pony Express Lane	Ogallala	NE	Occupied	No
Broadstone WI Great Plains, LLC	500 S. George Nigh Expressway	McAlester	OK	Occupied	No
Broadstone WI Great Plains, LLC	3834 North Lincoln Blvd	Oklahoma City	OK	Occupied	No
Broadstone WI MT ND, LLC	210 South Haynes Ave	Miles City	MT	Occupied	No
Broadstone WI MT ND, LLC	325 19th Street West	Dickinson	ND	Occupied	No
Broadstone WI MT ND, LLC	1226 East Main St	Billings	MT	Occupied	No
Broadstone WI MT ND, LLC	2295 Central Ave	Billings	MT	Occupied	No
Broadstone WI MT ND, LLC	1025 Grand Ave	Billings	MT	Occupied	No
Broadstone WI MT ND, LLC	4077 Grand Ave	Billings	MT	Occupied	No
Broadstone WRK California, LLC	3366 East Muscat Avenue	Fresno	CA	Occupied	No
Broadstone WS Iowa, LLC	1701 Broad Street	Story City	IA	Occupied	No
Broadstone XELA Texas, LLC	2701 East Grauwyler Road	Irving	TX	Occupied	No
Broadstone ZCW Portfolio, LLC	3008 S. Congress Avenue	Boynton Beach	FL	Occupied	No
Broadstone ZCW Portfolio, LLC	8714 Atlantic Boulevard	Jacksonville	FL	Occupied	No
Broadstone ZCW Portfolio, LLC	9491 Baymeadows Road	Jacksonville	FL	Occupied	No
Broadstone ZCW Portfolio, LLC	17551 NW 27th Avenue	Miami Gardens	FL	Occupied	No
Broadstone ZCW Portfolio, LLC	580 Blanding Boulevard	Orange Park	FL	Occupied	No
Broadstone ZCW Portfolio, LLC	6155 US 90	Milton	FL	Occupied	No
Broadstone ZCW Portfolio, LLC	700 N. Webb Road	Wichita	KS	Occupied	No
Broadstone ZCW Portfolio, LLC	10220 E. 61st Street	Tulsa	OK	Occupied	No
Broadstone ZCW Portfolio, LLC	220 S. Hall Road	Alcoa	TN	Occupied	No
Broadstone ZCW Portfolio, LLC	3825 W. Maple Street	Wichita	KS	Occupied	No
Broadstone ZCW Portfolio, LLC	1506 S. Maize Road	Wichita	KS	Occupied	No
Broadstone ZCW Portfolio, LLC	7931 E 37th Street North	Wichita	KS	Occupied	No
Broadstone ZCW Portfolio, LLC	4311 N. State Line Ave	Texarkana	TX	Occupied	No
Broadstone ZCW Portfolio, LLC	4254 Woodbine Road	Pace	FL	Occupied	No
CF Alpha & Golf KS Propco, LLC	670 North 1800 Road	Lecompton	KS	Occupied	No
CF Alpha & Golf MA Propco, LLC	25 Research Drive	Westborough	MA	Occupied	No
Eire Rochester FL II LLC	265 Thruway Park Drive	Rochester	NY	Occupied	No
GRC Durham, LLC	2001 T.W. Alexander Drive	Durham	NC	Occupied	No
GRC LI TX, LLC	1120 Marvin A. Smith Road	Kilgore	TX	Occupied	No
Hickory Drive Holdings, LLC	3838 & 3900 Freedom Road	Little Chute	WI	Occupied	No
NWR Realty, LLC	17809 108th Ave. SE	Renton	WA	Occupied	No
NWR Realty, LLC	10611 Pacific Avenue South	Tacoma	WA	Occupied	No
NWR Realty, LLC	8401 S. Tacoma Way	Tacoma	WA	Occupied	No
NWR Realty, LLC	16350 W. Valley Highway	Tukwila	WA	Occupied	No
NWR Realty, LLC	2031 SW Campus Dr.	Federal Way	WA	Occupied	No
NWR Realty, LLC	9511 Bridgeport Way	Lakewood	WA	Occupied	No
NWR Realty, LLC	1308 Burlington Blvd.	Burlington	WA	Occupied	No
NWR Realty, LLC	616 State Street	Marysville	WA	Occupied	No
NWR Realty, LLC	515 SW 128th Street	Everett	WA	Occupied	No
NWR Realty, LLC	702 South Meridian	Puyallup	WA	Occupied	No
Unity Ridgeway, LLC	2655 Ridgeway Avenue	Greece	NY	Occupied	No

* Properties as of September 30, 2021

SCHEDULE 7.1.(f) - Part II: Liens

	Borrower	Lender	Outstanding Balance *	Maturity	Collateral Description
1	Broadstone PFS New Jersey, LLC	Wilmington Trust NA	$19,657,052.00	6-Aug-25	Preferred Freezer - 536 Fayette Street, Perth Amboy NJ 08861
2	Broadstone HC California, LLC	Aegon	$6,450,660.00	1-Oct-23	The Hess Collection - 1166 Commerce Blvd, American Canyon, CA 94503
3	GRC Durham, LLC	T2 Durham I, LLC	$7,500,000.00	30-Jul-24	Implus Footcare - 2001 TW Alexander Drive, Durham, NC 27703
4	Broadstone WFM Sterling	PNC Bank	$17,196,620.00	1-Nov-26	Wegmans - 45131 Columbia Place, Sterling, VA 20166
5	Broadstone ATI Massachusetts, LLC	Wilmington Trust NA	$47,063,641.00	1-Feb-28	Axcelis - 108 Cherry Hill Drive, Beverly, MA 01915

* Loan balances as of September 30, 2021

SCHEDULE 7.1.(g) - Existing Indebtedness

	Borrower	Lender	Outstanding Balance ***	Guarantor	Security	Collateral Description (if any)
1	Borrower (Note and Guaranty Agreement for 4.84% Guaranteed Senior Notes due 4.18.27)	Note Purchasers	$150,000,000	Parent	None	N/A
2	Borrower (Note and Guaranty Agreement for 5.09% Series B Guaranteed Senior Notes due 7.2.28 and 5.19% Series C Guaranteed Senior Notes due 7.2.30)	Note Purchasers	$325,000,000	Parent	None	N/A
3	Borrower (Indenture Agreement)	Note Purchasers	$375,000,000	Parent	None	N/A
4	Borrower (Credit Agreement)	M&T Bank, as administrative agent	$190,000,000	Parent	None	N/A
5	Borrower (Term Loan Agreement)	Capital One, National Association, as administrative agent	$400,000,000	Parent	None	NA
6	Borrower (Term Loan Agreement)	JPMorgan Chase Bank, N.A., as administrative agent	$60,000,000	Parent	None	N/A
7	GRC Durham, LLC	T2 Durham I, LLC	$7,500,000.00	Borrower	Mortgage	Implus Footware - 2001 T.W. Alexander Dr, Durham, NC 27703
8	Broadstone HC California, LLC	Aegon	$6,450,660.00	Parent and Borrower*	Mortgage	The Hess Collection - 1166 Commerce Blvd, American Canyon, CA 94503
9	Broadstone WFM Sterling	PNC Bank	$17,196,620.00	Borrower	Mortgage	Wegmans - 45131 Columbia Place, Sterling, VA 20166
10	Broadstone PFS New Jersey, LLC	Wilimington Trust	$19,657,052.00	Borrower*	Mortgage	Preferred Freezer Services - 536 Fayette Street, Perth Amboy, NJ 08861
12	Broadstone ATI Massachusetts, LLC	Wilimington Trust	$47,063,641.00	Borrower*	Mortgage	Axcelis - 108 Cherry Hill Drive, Beverly, MA 01915

* Non-recourse guaranty with customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to non-recourse liability.

** Non-recourse guaranty but will automatically become full recourse if the ratio of net operating income from the property (after deduction of all applicable operating expenses)
to the annual principal and interest payments under the note is less than 1.2.

*** Loan balances as of September 30, 2021

SCHEDULE 7.1.(h) - Material Contracts

None.

SCHEDULE 7.1.(i) - Litigation

None.

SCHEDULE 7.1.(r) - Affiliate Transactions

None.

DB1/ 126535966.4

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]1 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below (including without limitation any guarantees included in such facility), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

1 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

2 Select as appropriate.

3 Include bracketed language if there are either multiple Assignors or multiple Assignees.

DB1/ 126535966.4

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3. Borrower(s): Broadstone Net Lease, LLC

4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement

5. Credit Agreement: The Amended and Restated Revolving Credit Agreement dated as of January 28, 2022, among Broadstone Net Lease, LLC, Broadstone Net Lease, Inc., the financial institutions party thereto and their assignees under Section 13.6 thereof, and JPMorgan Chase Bank, N.A., as Administrative Agent

6. Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned[4]	Aggregate Amount of Commitment/Loans for all Lenders[5]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7. Trade Date: ________________]7

[Page break]

4 Fill in the appropriate terminology for the class and type of facility under the Credit Agreement that is being assigned under this Assignment

5 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

6et forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

7 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

DB1/ 126535966.4

Effective Date: _______ __, 20__ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]8
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]9
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

8 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade

(if applicable).

9 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade

(if applicable).

DB1/ 126535966.4

[Consented to and]10 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Title:

[Consented to:]11

[BROADSTONE NET LEASE, LLC,

By: Broadstone Net Lease, Inc., Managing
Member

By:
Name:
Title: ]

10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit

Agreement.

11 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit

Agreement.

DB1/ 126535966.4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1. or 9.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, the Assignor or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Joint Lead Arranger, [the][any] Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall

DB1/ 126535966.4

make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

DB1/ 126535966.4

EXHIBIT B

[INTENTIONALLY OMITTED]

B-1

DB1/ 126535966.4

EXHIBIT C

FORM OF GUARANTY

GUARANTY

THIS GUARANTY dated as of January 28, 2022 (this “Guaranty”), executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders under that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company, (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, (the “Parent Guarantor”), the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and the Administrative Agent, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent or any other Guarantied Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to the Administrative Agent or any other Guarantied Party thereunder (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole

DB1/ 126535966.4

or in part in such case or proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations; and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any of the other Guarantied Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Administrative Agent or the other Guarantied Parties shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security, if any, held by the Administrative Agent or any other Guarantied Party which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the other Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Administrative Agent or the other Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral, if any, securing any of the Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

DB1/ 126535966.4

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g) any nonperfection or impairment of any security interest or other Lien, if any, on any collateral securing in any way any of the Guarantied Obligations;

(h) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the other Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j) any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any of the other Guarantied Parties;

(k) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l) any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4. Action with Respect to Guarantied Obligations. The Administrative Agent and the other Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 of this Guaranty and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral, if any, securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Administrative Agent and the other Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

DB1/ 126535966.4

Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Administrative Agent and/or the other Guarantied Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any of the other Guarantied Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the other Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent and the other Guarantied Parties such additional amount as will result in the receipt by the Administrative Agent and the other Guarantied Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

DB1/ 126535966.4

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Administrative Agent exercised in its reasonable discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the other Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the other Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guarantied Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

DB1/ 126535966.4

Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

DB1/ 126535966.4

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any of the other Guarantied Parties in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the other Guarantied Parties of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until the indefeasible payment in full of the Guarantied Obligations and any other Obligation, the termination or expiration of all of the Lenders’ and Administrative Agent’s obligations to make loans or other financial accommodations to the Borrower, and the termination or cancellation of the Credit Agreement in accordance with its terms.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or the other Guarantied Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.9 of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and all other Guarantied Parties and any such assignment or other transfer to which the Administrative Agent and all of the other Guarantied Parties have not so consented shall be null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

DB1/ 126535966.4

Section 23. Amendments. This Guaranty may not be amended except in a writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Administrative Agent nor any of the other Guarantied Parties, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any of the other Guarantied Parties, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the other Guarantied Parties or any of the Administrative Agent’s or of any other Guarantied Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5 of the Credit Agreement. Delivery of an executed counterpart of a signature page of this Guaranty that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Guaranty in accordance with Section 13.14 of the Credit Agreement.

Section 30. Right of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any

DB1/ 126535966.4

right or remedy under this Section against any other Guarantor until such Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated. Subject to Section 10 of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower in respect of any payment of Guarantied Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

Section 31. Definitions. (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Ratable Share” means, for any Guarantor in respect of any payment of Guarantied Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the

DB1/ 126535966.4

amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guarantied Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signature on Next Page]

DB1/ 126535966.4

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

BROADSTONE NET LEASE, INC.,
a Maryland corporation

By:
Name:
Title:

Address for Notices:

c/o

Attn:
Telecopy Number:
Telephone Number:

Signature Page to Guaranty

DB1/ 126535966.4

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of _______________, 20__, executed and delivered by _________, a _______________ (the “New Guarantor”), in favor of JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the Lenders under that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” ), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, (the “Parent Guarantor”), the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and the Administrative Agent, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of January 28, 2022 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by the Parent Guarantor in favor of the Administrative Agent and the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b) makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

Annex I

DB1/ 126535966.4

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

Annex I

DB1/ 126535966.4

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR], a [__________]

By:
Name:
Title:

Address for Notices:
c/o

Attn:
Telecopy Number:
Telephone Number:

Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

Signature Page to Accession Agreement

DB1/ 126535966.4

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

_____________, 20__

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2S

Chicago, IL 60603-2300
Attention: Kevin Berry

Telephone: 312-732-4836
Email: kevin.m.berry@jpmorgan.com and
cls.reb.chicago@jpmorgan.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9 of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1. The requested date of such Continuation is ___________, 20__.

2. The aggregate principal amount of the [Revolving Loans][New Term Loans] that is subject to the requested Continuation is $____, the Agreed Currency of such Loans is ____________, and the portion of such principal amount subject to such Continuation is $____.

3. The current Interest Period of the [Revolving Loans][New Term Loans] that is subject to such Continuation ends on ________, 20__.

4. The duration of the Interest Period for the [Revolving Loans][New Term Loans] or portion thereof subject to such Continuation is:

[Check one box only]

FORMCHECKBOX one month
FORMCHECKBOX three months
FORMCHECKBOX six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed

D-1

DB1/ 126535966.4

made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

D-2

DB1/ 126535966.4

EXHIBIT E

FORM OF NOTICE OF CONVERSION

_____________, 20__

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2S

Chicago, IL 60603-2300
Attention: Kevin Berry

Telephone: 312-732-4836
Email: kevin.m.berry@jpmorgan.com and
cls.reb.chicago@jpmorgan.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10 of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1. The requested date of such Conversion is __________, 20__.

2. The Type of the [Revolving Loans][New Term Loans] to be Converted pursuant hereto is currently:

[Check one box only]

FORMCHECKBOX Base Rate Loan

FORMCHECKBOX RFR Loan
FORMCHECKBOX Term Benchmark Loan

3. The aggregate principal amount of the [Revolving Loans][New Term Loans] that is subject to the requested Conversion is $ ___________, the Agreed Currency of such Loans is _____________, and the portion of such principal amount subject to such Conversion is $___________.

E-1

DB1/ 126535966.4

4. The amount of such [Revolving Loans][New Term Loans] to be converted is to be converted into Loans of the following Type:

[Check one box only]

FORMCHECKBOX Base Rate Loan

FORMCHECKBOX RFR Loan
FORMCHECKBOX Term Benchmark Loan, with an initial Interest Period for a duration of:

[Check one box only]

FORMCHECKBOX one month
FORMCHECKBOX three months
FORMCHECKBOX six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

E-2

DB1/ 126535966.4

EXHIBIT F

FORM OF REVOLVING NOTE

$[_________________] ___________, 20__

FOR VALUE RECEIVED, the undersigned, BROADSTONE NET LEASE, LLC, a New York limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of [________________] (the “Lender”), in care of JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), at its address at 10 South Dearborn, Floor L2S, Chicago, IL 60603-2300, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of [_________] AND [___]/100 DOLLARS ($[___________]), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note is one of the “Revolving Notes” referred to in the Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed the Dollar amount first above mentioned, (b) permits the prepayment of the Revolving Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Revolving Note.

[This Revolving Note is given in replacement of the Revolving Note dated _________ __, 20__, in the original principal amount of $__________ previously delivered to the Lender under the [Existing Revolving] Credit Agreement. THIS REVOLVING NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER REVOLVING NOTE.]1

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

1 Language to be included in case of an assignment and need to issue a replacement note to an existing

Lender, either because such Lender’s Revolving Loan Commitment has increased or decreased from what it was initially.

DB1/ 126535966.4

Delivery of an executed counterpart of a signature page of this Revolving Note that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Revolving Note in accordance with Section 13.14 of the Credit Agreement.

[Signature on Next Page]

DB1/ 126535966.4

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

Signature Page to Revolving Note

DB1/ 126535966.4

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 9.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of, and during the relevant accounting period ending on _______________, 20__.

2. Schedule 1 attached hereto accurately and completely sets forth reasonably detailed calculations required to establish compliance with Section 10.1 of the Credit Agreement1.

3. (a) No Default or Event of Default exists [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event (s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)], and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement.

1 Schedule 1 should include a reasonably detailed list of all Eligible Properties included in the calculations of

Total Unencumbered Eligible Property Value.

G-1

DB1/ 126535966.4

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ________________, 20__.

Name:
Title2:
of Broadstone Net Lease, Inc.

2 Certificate must be signed on behalf of the Parent by a Financial Officer (as defined in the Credit

Agreement) of the Parent.

G-2

DB1/ 126535966.4

EXHIBIT H

FORM OF NOTICE OF REVOLVING LOANS BORROWING

_____________, 20__

JPMorgan Chase Bank, N.A.
10 South Dearborn, Floor L2S

Chicago, IL 60603-2300
Attention: Kevin Berry

Telephone: 312-732-4836
Email: kevin.m.berry@jpmorgan.com and
cls.reb.chicago@jpmorgan.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1. Pursuant to Section 2.1(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in [Dollars][Canadian Dollars][Euros][Sterling] in an aggregate amount equal to [$][CAD][€][£].

2. The Borrower requests that such Revolving Loans be made available to the Borrower on _____________.

3. The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]

FORMCHECKBOX Base Rate Loan

FORMCHECKBOX RFR Loan

FORMCHECKBOX Term Benchmark Loan, with an initial Interest Period for a duration of:

[Check one box only]

FORMCHECKBOX one month
FORMCHECKBOX three months
FORMCHECKBOX six months

4. The Borrower requests that the proceeds of such Revolving Loans be made available by

H-1

DB1/ 126535966.4

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default shall exist; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Credit Agreement In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article VI of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.,
Managing Member

By:
Name:
Title:

H-2

DB1/ 126535966.4

EXHIBIT K-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan (s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c) (3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3) (B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________________, 20__

K-1-1

DB1/ 126535966.4

EXHIBIT K-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________________ __, 20__

K-2-1

DB1/ 126535966.4

EXHIBIT K-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________________ __, 20__

K-3-1

DB1/ 126535966.4

EXHIBIT K-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Broadstone Net Lease, LLC, a New York limited liability company (the “Borrower”), Broadstone Net Lease, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.6 thereof (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”).

Pursuant to the provisions of Section 3.10 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________________ __, 20__

DB1/ 126519511.7